As filed with the Securities and Exchange Commission on August 16, 1996.

                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                             PACIFIC CAPITAL BANCORP
             (Exact name of registrant as specified in its charter)

CALIFORNIA                        77-0003875                  6022
State or other jurisdiction    (I.R.S. Employer     (Primary Standard Industrial
of incorporation              Identification No.)    Classification Code Number)
or organization)

                 1001 S. Main Street, Salinas, California 93901
                                 (408) 757-4900
                                ----------------

               (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                          Clayton C. Larson, President
                              495 Washington Street
                           Monterey, California 93942
                                 (408) 373-4900
                                ----------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   Copies to:

   James E. Topinka, Esq.                 Glenn T. Dodd, Esq.
   Graham & James LLP                     Bronson, Bronson & McKinnon LLP
   One Maritime Plaza                     10 Almaden Boulevard, Suite 600
   San Francisco, California  94111       San Jose, California  95113-2237
   (415) 393-9866                         (408) 293-0599

                        ------------------

Approximate date of commencement of proposed sale of the securities to the public:

The exchange of shares is to take place contemporaneously with the merger of South Valley Bancorporation, Morgan Hill, California, with and into Pacific Capital Bancorp, Salinas, California, which date will be after approval of the merger is received from the appropriate bank regulatory authorities and applicable waiting periods have expired.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box. [  ]

                                                CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of Each Class of   Proposed Maximum
Securities Being         Amount Being        Proposed Maximum                                      Amount of Registration
Registered               Registered          Offering Price Per Share   Aggregate Offering Price   Fee
- --------------------------------------------------------------------------------------------------------------------------
Common Stock
no par value             1,300,000 shares    $27.00                     $35,100,000                $12,103.45
==========================================================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         This Registration Statement, including Exhibits, contains 156 pages. The Exhibit Index appears on page 141 of the sequentially numbered pages of this Registration Statement.

                             PACIFIC CAPITAL BANCORP


Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K showing the location in the Prospectus of the information required by Part I of Form S-4.

                 Form S-4 Registration Statement                            Location in Prospectus
                 -------------------------------                            ----------------------
                 Items and Heading
                 -----------------

A.               INFORMATION ABOUT THE TRANSACTION.


Item 1           Forepart of Registration Statement and Outside             Outside front cover page; facing page
                 Front Cover Page of Prospectus

Item 2           Inside Front and Outside Back Cover Pages of               Available Information; Incorporation
                 Prospectus                                                 of Certain Documents by Reference;
                                                                            Table of Contents

Item 3           Risk Factors, Ratio of Earnings to Fixed                   Summary; Information About Pacific
                 Charges and Other Information                              Capital; Information About South
                                                                            Valley; Voting and Proxies; Certain
                                                                            Considerations; The Merger;
                                                                            Dissenters' Rights of Appraisal

Item 4           Terms of the Transaction                                   Summary; Voting and Proxies; The
                                                                            Merger; Dissenters' Rights of
                                                                            Appraisal; Description of Pacific
                                                                            Capital Capital Stock; Description of
                                                                            South Valley Capital Stock; Certain
                                                                            Differences in Rights of Shareholders

Item 5           Pro Forma Financial Information                            Summary

Item 6           Material Contracts with the Company Being                  Summary; Voting and Proxies; Certain
                 Acquired                                                   Considerations; The Merger


Item 7           Additional Information Required for Reoffering             Not Applicable
                 by Persons and Parties Deemed to be Under-
                 writers


Item 8           Interests of Named Experts and Counsel                     Experts

Item 9           Disclosure of Commission Position on                       Not Applicable
                 Indemnification for Securities Act Liabilities




                 Form S-4 Registration Statement                            Location in Prospectus
                 -------------------------------                            ----------------------
                 Items and Heading
                 -----------------

B.               INFORMATION ABOUT THE REGISTRANT.

Item 10          Information with Respect to S-3 Registrants                Not Applicable


Item 11          Incorporation of Certain Information by                    Not Applicable
                 Reference

Item 12          Information with Respect to S-2 or S-3                     Available Information; Incorporation
                 Registrants                                                of Certain Documents by Reference;
                                                                            Accompanying Documents; Summary;
                                                                            Information about Pacific Capital;
                                                                            Description of Pacific Capital Capital
                                                                            Stock

Item 13          Incorporation of Certain Information by                    Available Information; Incorporation
                 Reference                                                  of Certain Documents by Reference;
                                                                            Accompanying Documents


Item 14          Information with Respect to Registrants Other              Not Applicable
                 Than S-3 or S-2 Registrants

C.               INFORMATION ABOUT THE COMPANY BEING ACQUIRED.

Item 15          Information with Respect to S-3 Companies                  Not Applicable

Item 16          Information with Respect to S-2 or S-3                     Available Information; Incorporation
                 Companies                                                  of Certain Documents by Reference;
                                                                            Accompanying Documents; Summary;
                                                                            Information about South Valley;
                                                                            Description of South Valley Capital
                                                                            Stock

Item 17          Information with Respect to Companies Other                Not Applicable
                 Than S-2 or S-3 Companies

D.               VOTING AND MANAGEMENT INFORMATION.

Item 18          Information if Proxies, Consents or                        Incorporation of Certain Documents
                 Authorizations are to be Solicited                         by Reference; Summary; Introduction;
                                                                            Information about Pacific Capital;
                                                                            Information about South Valley;
                                                                            Voting and Proxies; The Merger;
                                                                            Dissenters' Rights of Appraisal


Item 19          Information if Proxies, Consents or                        Not Applicable
                 Authorizations are not to be Solicited or in an
                 Exchange Offer

                             PACIFIC CAPITAL BANCORP
                               1001 S. Main Street
                            Salinas, California 93901

                                                              ____________, 1996

Dear  Shareholder:

         You are cordially invited to attend a Special Meeting of the Shareholders of Pacific Capital Bancorp ("Pacific Capital") to be held at ____________________________________________, at 4:00 p.m., local time, on
Tuesday, October 22, 1996 (the "Meeting").

         At the Meeting, Pacific Capital shareholders will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement") by and between Pacific Capital and South Valley Bancorporation ("South Valley") and a Merger Agreement between Pacific Capital and South Valley (collectively, the "Agreements"), and the transactions contemplated thereby, pursuant to which South Valley will merge with and into Pacific Capital and Pacific Capital shall be the surviving corporation (the "Merger"), as more fully described in the accompanying Joint Proxy Statement/Prospectus. Copies of the Agreements are attached to the Joint Proxy Statement/Prospectus as Annex A. No other business will be transacted at the Meeting other than matters incidental to the conduct of the Meeting.

         As a result of the Merger, each share of South Valley common stock ("South Valley Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected) will be converted into .92 of a share of Pacific Capital common stock, without par value ("Pacific Capital Common Stock"), subject to certain potential downward adjustments described in the Agreement and the accompanying Joint Proxy Statement/Prospectus. No fractional shares of Pacific Capital Common Stock shall be issued to holders of shares of South Valley Common Stock, and, in lieu thereof, cash will be paid to South Valley shareholders in accordance with the Agreement.

         Under the California General Corporation Law, the approval and adoption of the Agreements and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock. The proposed Merger is also subject to certain regulatory approvals and satisfaction of the conditions contained in the Agreement.

         THE  PACIFIC  CAPITAL  BOARD OF  DIRECTORS,  BY  UNANIMOUS  VOTE OF ALL
DIRECTORS, HAS APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE MEETING.

         The accompanying Notice and Joint Proxy Statement/Prospectus describe the matters to be acted upon at the Meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, including the annexes thereto. Such documents contain a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

         Your continuing interest in the business of Pacific Capital is appreciated, and we hope you will attend the Meeting in person. It is important that your shares be represented at the Meeting. Accordingly, whether or not you plan to attend the Meeting, please sign, date and return the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendation of your Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                             Sincerely,


                                             Clayton C. Larson
                                             President

                           SOUTH VALLEY BANCORPORATION
                               500 Tennant Station
                          Morgan Hill, California 95037

                                                              ____________, 1996

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of the Shareholders of South Valley Bancorporation ("South Valley") to be held at ____________________________________________, at ___________ p.m., local time, on Wednesday, October 16, 1996 (the "Meeting").

         At the Meeting, South Valley shareholders will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement"), by and between Pacific Capital Bancorp ("Pacific Capital") and South Valley and a Merger Agreement between Pacific Capital and South Valley (collectively, the "Agreements") and the transactions contemplated thereby, pursuant to which South Valley will merge with and into Pacific Capital and Pacific Capital shall be the surviving corporation (the "Merger"), as more fully described in the accompanying Joint Proxy Statement/Prospectus. Copies of the Agreements are attached to the Joint Proxy Statement/Prospectus as Annex A. No other business will be transacted at the Meeting other than matters incidental to the conduct of the Meeting.

         As a result of the Merger, each share of South Valley common stock ("South Valley Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected) will be converted into .92 of a share of Pacific Capital common stock, without par value ("Pacific Capital Common Stock"), subject to certain potential downward adjustments described in the Agreement and the accompanying Joint Proxy Statement/Prospectus. No fractional shares of Pacific Capital Common Stock shall be issued to holders of shares of South Valley Common Stock, and, in lieu thereof, cash will be paid to South Valley shareholders in accordance with the Agreement.

         Under the California General Corporation Law, the approval and adoption of the Agreements and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of South Valley Common Stock. The proposed Merger is also subject to certain regulatory approvals and satisfaction of the conditions contained in the Agreement.

         THE SOUTH VALLEY BOARD OF DIRECTORS, BY UNANIMOUS VOTE OF ALL DIRECTORS, HAS APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE MEETING.

         The accompanying Notice and Joint Proxy Statement/Prospectus describe the matters to be acted upon at the Meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, including the annexes thereto. Such documents contain a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

         Your continuing interest in the business of South Valley is appreciated, and we hope you will attend the Meeting in person. It is important that your shares be represented at the Meeting. Accordingly, whether or not you plan to attend the Meeting, please sign, date and return the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendation of your Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                          Sincerely,


                                          Brad L. Smith
                                          President and Chief Executive Officer

                             PACIFIC CAPITAL BANCORP

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 22, 1996


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Pacific Capital Bancorp ("Pacific Capital") will be held at ________________________________________, on Tuesday, October 22, 1996 at 4:00
p.m., local time (the "Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:

         To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement") by and between Pacific Capital and South Valley Bancorporation ("South Valley") and a Merger Agreement between Pacific Capital and South Valley (collectively, the "Agreements") and the transactions contemplated thereby, pursuant to which South Valley will merge with and into Pacific Capital and Pacific Capital shall be the surviving corporation (the "Merger").

         The Agreements are set forth in Annex A to the accompanying Joint Proxy Statement/Prospectus.

         No other business will be transacted at the Meeting other than matters incidental to the conduct of the Meeting.

          THE BOARD OF DIRECTORS OF PACIFIC CAPITAL BANCORP UNANIMOUSLY
                    RECOMMENDS THAT YOU VOTE FOR THE MERGER.

         The Pacific Capital Board of Directors has fixed the close of business on September 23, 1996, as the record date for the Meeting. Only Pacific Capital shareholders of record at the close of business on such date are entitled to notice of and to vote at the Meeting. Approval of the Merger requires the affirmative vote of the holders of not less than a majority of the outstanding shares of Pacific Capital Common Stock.

         Your vote is important regardless of the number of shares you own. Each shareholder, even though he or she may not plan to attend the Meeting in person, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present in person at the Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Meeting.

                                            By Order of the Board of Directors


                                            James L. Gattis
                                            Corporate Secretary

____________, 1996
Salinas, California


                   PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           SOUTH VALLEY BANCORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 16, 1996


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of South Valley Bancorporation ("South Valley") will be held at ________________________________________, on Wednesday, October 16, 1996 at
_________ p.m., local time (the "Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:

         To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement") by and between Pacific Capital Bancorp ("Pacific Capital") and South Valley and a Merger Agreement between Pacific Capital and South Valley (collectively, the "Agreements") and the transactions contemplated thereby, pursuant to which South Valley will merge with and into Pacific Capital and Pacific Capital shall be the surviving corporation (the "Merger").

         The Agreements are set forth in Annex A to the accompanying Joint Proxy Statement/Prospectus.

         No other business will be transacted at the Meeting other than matters incidental to the conduct of the Meeting.


        THE BOARD OF DIRECTORS OF SOUTH VALLEY BANCORPORATION UNANIMOUSLY
                    RECOMMENDS THAT YOU VOTE FOR THE MERGER.

         The South Valley Board of Directors has fixed the close of business on August 27, 1996, as the record date for the Meeting. Only South Valley shareholders of record at the close of business on such date are entitled to notice of and to vote at the Meeting. Approval of the Merger requires the affirmative vote of the holders of not less than a majority of the outstanding shares of South Valley Common Stock.

         Your vote is important regardless of the number of shares you own. Each shareholder, even though he or she may not plan to attend the Meeting in person, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present in person at the Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Meeting.

                                           By Order of the Board of Directors


                                           Sandra L. Ogle
                                           Corporate Secretary
____________, 1996
Morgan Hill, California


                   PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             PACIFIC CAPITAL BANCORP
                                   PROSPECTUS

                          -----------------------------

                              JOINT PROXY STATEMENT
                             PACIFIC CAPITAL BANCORP
         Special Meeting of Shareholders to be held on October 22, 1996
                           SOUTH VALLEY BANCORPORATION
         Special Meeting of Shareholders to be held on October 16, 1996

                                    --------


        This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") of Pacific Capital Bancorp ("Pacific Capital") and South Valley Bancorporation ("South Valley") is being furnished to shareholders of Pacific Capital in connection with the solicitation of Proxies by the Board of Directors of Pacific Capital for use at the Special Meeting of Shareholders of Pacific Capital to be held at _____________________________________, California, on Tuesday, October 22, 1996 at 4:00 p.m., local time, and at any adjournments or postponements thereof (the "Pacific Capital Meeting") and is being furnished to shareholders of South Valley in connection with the solicitation of Proxies by the Board of Directors of South Valley for use at the Special Meeting of Shareholders of South Valley to be held at _______________________________, California, on Wednesday, October 16, 1996 at ________ p.m., local time, and at any adjournments or postponements thereof (the "South Valley Meeting").

        At the meetings referred to above, the shareholders of record of Pacific Capital and South Valley will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement") by and between Pacific Capital and South Valley and a Merger Agreement by and between Pacific Capital and South Valley (collectively, the "Agreements"), the merger of South Valley with and into Pacific Capital (the "Merger") and the transactions contemplated thereby as more fully described herein. Copies of the Agreements are attached to this Joint Proxy Statement/Prospectus as Annex A. Pursuant to the Agreements, upon consummation of the Merger, each share of South Valley common stock ("South Valley Common Stock") outstanding at the Effective Time (as defined herein) of the Merger (other than shares with respect to which dissenters' rights have been perfected) will be converted into .92 of a share (the "Exchange Ratio") of common stock of Pacific Capital, without par value (the "Pacific Capital Common Stock"), subject to certain potential downward adjustments described in the Agreement and this Joint Proxy Statement/Prospectus. No fractional shares of Pacific Capital Common Stock shall be issued to holders of South Valley Common Stock, and, in lieu thereof, cash will be paid to South Valley shareholders in accordance with the Agreement. The Exchange Ratio will be adjusted pursuant to formulas set forth in the Agreement if (i) the average of the closing price per share of Pacific Capital Common Stock quoted on the OTC Bulletin Board for each of the thirty consecutive trading days prior to two business days prior to the Effective Date (as defined herein) of the Merger (the "Determination Date") (such average price, the "Average Price") is more than $31.50 or if the Average Price is more than 12.5% below $27.00, the closing price on the last business day prior to the date of the Agreement; or (ii) certain Significant Liabilities (as defined herein under "Summary--Exchange Ratio; Conversion of Shares of South Valley Common Stock," and "The Merger--Possible Adjustments to Exchange Ratio or Termination of the Agreement") arise prior to the Determination Date, as more fully described herein. If the Average Price on the Determination Date is more than 12.5% below $27.00, the closing price on the last business day prior to the date of the Agreement, South Valley may accept the Exchange Ratio, as adjusted for Significant Liabilities, or South Valley shall have the right, but not the obligation, to renegotiate the Exchange Ratio. Should South Valley fail to accept the Exchange Ratio, as adjusted, or should the parties fail to renegotiate the Exchange Ratio, the Agreement may be terminated by South Valley. If the Average Price is more than $31.50, the Exchange Ratio will be adjusted according to the following formula:

                        .92 x (Average Price + $31.50)/2
                              ---------------------------
                                  Average Price

        Based on the closing price on the OTC Bulletin Board of Pacific Capital Common Stock on July 17, 1996 of $27.00 per share, each holder of South Valley Common Stock would receive the equivalent of $24.84 per share for each share of South Valley Common Stock, assuming the Average Price on the Determination Date is $27.00 and assuming there is no adjustment for Significant Liabilities.

        This Joint Proxy Statement/Prospectus and the accompanying letter of the President, Notice of Special Meeting and Proxy are first being mailed to shareholders of Pacific Capital on or about __________, 1996. This Joint Proxy Statement/Prospectus and the accompanying letter of the President and Chief Executive Officer, Notice of Special Meeting and Proxy are first being mailed to shareholders of South Valley on or about __________, 1996.


        This Joint Proxy Statement/Prospectus also serves as a prospectus for Pacific Capital under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of Pacific Capital Common Stock in the Merger. On July 17, 1996, the closing price of Pacific Capital Common Stock on the OTC Bulletin Board was $27.00. There is limited trading and no established public trading market for South Valley Common Stock. On July 17, 1996 the closing price of South Valley Common Stock was $14.50. See "Market Price and Dividend Data."

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.


THE SECURITIES TO BE ISSUED IN THE MERGER PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES TO BE
ISSUED IN THE MERGER ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSITION INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            -----------------------

                The date of this Prospectus is ____________, 1996

                              AVAILABLE INFORMATION


         NO PERSON IS AUTHORIZED BY PACIFIC CAPITAL OR SOUTH VALLEY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

         NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF PACIFIC CAPITAL OR SOUTH VALLEY SINCE THE DATE HEREOF.

         Pacific Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Pacific Capital files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Pacific Capital with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. and at the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") may be obtained through the Commission's website at http:\\www.sec.gov.

        Pacific Capital has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to the shares of Pacific Capital Common Stock to be issued in connection with the Merger (together with any amendments thereto, the "Registration Statement"). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Pacific Capital filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto. The Registration Statement and the exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

         Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference herein relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE BY PACIFIC CAPITAL (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM THE CORPORATE SECRETARY, PACIFIC CAPITAL BANCORP, 1001 S. MAIN STREET, SALINAS, CALIFORNIA 93901 (TELEPHONE (408) 757-4900). THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE BY SOUTH VALLEY (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM THE CORPORATE SECRETARY, SOUTH VALLEY BANCORPORATION, 500 TENNANT STATION, MORGAN HILL, CALIFORNIA 95037 (TELEPHONE
(408) 848-2161). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE BY SEPTEMBER __, 1996.

        The following documents of Pacific Capital are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of those documents: Pacific Capital's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1995; Pacific Capital's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; Pacific Capital's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and all other reports and documents filed by Pacific Capital pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the termination of the offering of Pacific Capital Common Stock to which this Joint Proxy Statement/Prospectus relates.

         In addition, the following portions of Pacific Capital's Annual Report to Shareholders for the year ended December 31, 1995 are hereby incorporated by reference to this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof: Selected Financial Information and Comparative per Share Data, pages 1, of the Annual Report, Management's Discussion and Analysis, pages 15 to 24 of the Annual Report; Stock Activity, page 24 of the Annual Report, and Consolidated Financial Statements and Independent Accountants' Opinion, pages 4 to 14 of the Annual Report.

         The following documents of South Valley are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of those documents: South Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; South Valley's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; South Valley's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and all other reports and documents filed by South Valley pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the termination of the offering of Pacific Capital Common Stock to which this Joint Proxy Statement/Prospectus relates.

         In addition, the following portions of South Valley's Annual Report to Shareholders for the year ended December 31, 1995 are hereby incorporated by reference to this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof: Selected Financial Data, page 1 of the Annual Report; Management's Discussion and Analysis, pages 4 to 14 of the Annual Report; Investor Information, page 27 of the Annual Report and Consolidated Financial Statements, pages 15 to 26 of the Annual Report.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that such statement is modified or replaced by a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Joint Proxy Statement/Prospectus.

         All information contained in this Joint Proxy Statement/Prospectus relating to Pacific Capital has been supplied by Pacific Capital, and all information relating to South Valley has been supplied by South Valley. Neither Pacific Capital nor South Valley warrants the accuracy or completeness of information relating to the other party. Pacific Capital makes no representation as to the accuracy or completeness of any South Valley documents filed by Pacific Capital with the Commission pursuant to the Exchange Act.


                             ACCOMPANYING DOCUMENTS

         This Joint Proxy Statement/Prospectus is accompanied by a copy of Pacific Capital's Annual Report to Shareholders for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         This Joint Proxy Statement/Prospectus is also accompanied by a copy of South Valley's Annual Report to Shareholders for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the Quarter ended June 30, 1996.



         Other than the historical facts contained herein, this Joint Proxy Statement/Prospectus contains forward-looking statements that may involve substantial risks and uncertainties. For a discussion of such risks and uncertainties, please see the section entitled "Certain Considerations" and the annual and quarterly reports filed by Pacific Capital and South Valley which accompany this Joint Proxy Statement/Prospectus and are incorporated by reference herein. In addition to the risks and uncertainties discussed therein, the following factors should be considered. The successful combination of Pacific Capital and South Valley is dependent upon a number of factors, including but not limited to, the timing and extent of cost savings realized in the combination and the ability of Pacific Capital and its subsidiaries to compete effectively in their expanded market area after the combination. There can be no assurance that cost savings will be realized on a timely basis or that Pacific Capital and its subsidiaries after the combination will effectively compete in their expanded market. As the banking industry in California continues to consolidate and face increased competition from other types of financial services companies, community banks such as Pacific Capital's subsidiaries after the combination will continue to confront increased competition for customers.


                                                 TABLE OF CONTENTS

                                                                                                               Page

AVAILABLE INFORMATION...........................................................................................  i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................. ii

ACCOMPANYING DOCUMENTS..........................................................................................iii

SUMMARY  .......................................................................................................  1
         Information about the Parties..........................................................................  1
         Pacific Capital Special Meeting of Shareholders........................................................  2
         South Valley Special Meeting of Shareholders...........................................................  2
         Certain Considerations.................................................................................  3
         Reasons for the Merger; Recommendation of the Boards of Directors......................................  3
         Opinion of South Valley's Financial Advisor............................................................  3
         Effective Date of the Merger...........................................................................  3
         Exchange Ratio; Possible Adjustments to Exchange Ratio.................................................  4
         Treatment of Stock Options.............................................................................  5
         Conditions and Regulatory Approvals....................................................................  5
         Nonsolicitation Agreements.............................................................................  6
         Certain Tax Consequences...............................................................................  6
         Amendment and Termination..............................................................................  7
         Expenses ..............................................................................................  7
         Accounting Treatment...................................................................................  8
         Dissenters' Rights of Appraisal........................................................................  8
         Market Price and Dividend Data.........................................................................  8
         Differences in Rights of Shareholders..................................................................  9
         Pacific Capital Summary of Results for the Year Ended December 31, 1995 and the Six Months
                  Ended June 30, 1996...........................................................................  9
         Selected Historical and Pro Forma Financial Data....................................................... 10

INTRODUCTION.................................................................................................... 18

INFORMATION ABOUT PACIFIC CAPITAL............................................................................... 18
         Directors of Pacific Capital........................................................................... 19
         Committees of the Board of Directors................................................................... 25
         Executive Officers..................................................................................... 25
         Executive Compensation................................................................................. 25
         Stock Options Grants and Exercises..................................................................... 26
         Option/SAR Grants in Last Fiscal Year.................................................................. 27
         Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values............................... 27
         Employment Contracts................................................................................... 27
         Executive Salary Continuation Agreements............................................................... 28
         Other Compensation and Compensation of Directors....................................................... 28
         Compliance with Section 16(a) of the Securities Exchange Act of 1934................................... 29
         Certain Relationships and Related Transactions......................................................... 29
         Indebtedness of Management............................................................................. 29

INFORMATION ABOUT SOUTH VALLEY.................................................................................. 30
         Directors of South Valley.............................................................................. 31

                                       iv



                                                 TABLE OF CONTENTS
                                                    (Continued)
                                                                                                               Page


         Committees of the Board of Directors................................................................... 32
         Director Compensation.................................................................................. 33
         Executive Management................................................................................... 33
         Executive Compensation................................................................................. 33
         Options/SAR Grants in Last Fiscal Year................................................................. 35
         Aggregated Options/Sar Exercises in the Last Fiscal Year and Fiscal Year End Options/SAR
                  Values........................................................................................ 35
         Compliance with Section 16(a) of the Securities Exchange Act of 1934................................... 35
         Certain Relationships with Related Transactions; Transactions with Management and Others............... 35
         Indebtedness of Management............................................................................. 35

VOTING AND PROXIES.............................................................................................. 36
         Date, Time and Place of Pacific Capital and South Valley Meetings...................................... 36
         Matters to be Considered at the Meetings............................................................... 36
         Record Date and Outstanding Shares..................................................................... 36
         Voting of Proxies...................................................................................... 36
         Pacific Capital Shareholder Vote Required.............................................................. 37
         South Valley Shareholder Vote Required................................................................. 37
         Solicitation of Proxies................................................................................ 37
         Principal Shareholders of Pacific Capital.............................................................. 38
         Principal Shareholders of South Valley................................................................. 38

CERTAIN CONSIDERATIONS.......................................................................................... 38
         Shares Eligible for Future Sale; Dilution.............................................................. 38
         Interests of South Valley Officers and Directors in the Merger......................................... 39
         Real Estate Lending Activities; Nonperforming Assets................................................... 40
         Organizational Structure and Operations After the Merger............................................... 40
         Legislative and Regulatory Environment................................................................. 41

THE MERGER...................................................................................................... 41
         Background of the Merger............................................................................... 41
         Reasons for the Merger; Recommendation of the Board of Directors....................................... 42
         Material Contracts..................................................................................... 43
         Opinion of South Valley's Financial Advisor............................................................ 44
         Effective Date of the Merger........................................................................... 51
         Exchange Ratio; Conversion of Shares of South Valley Common Stock...................................... 51
         Possible Adjustments to Exchange Ratio or Termination of the Agreement................................. 51
         Exchange of South Valley Stock Certificates; Fractional Interests...................................... 53
         Treatment of Stock Options............................................................................. 54
         Covenants of Pacific Capital and South Valley; Conduct of Business Prior to the Merger................. 54
         Management and Operations Following the Merger......................................................... 56
         Representations and Warranties; Conditions to the Merger............................................... 57
         Required Regulatory Approvals.......................................................................... 58
         Trading Market for Stock............................................................................... 58
         Nonsolicitation Agreements............................................................................. 59
         Certain Tax Consequences............................................................................... 59
         Amendment; Termination................................................................................. 60
         Expenses .............................................................................................. 61

                                        v



                                                 TABLE OF CONTENTS
                                                    (Continued)
                                                                                                               Page


         Accounting Treatment................................................................................... 61
         Resales of Pacific Capital Common Stock................................................................ 62

DISSENTERS' RIGHTS OF APPRAISAL................................................................................. 62

DESCRIPTION OF PACIFIC CAPITAL CAPITAL STOCK.................................................................... 64
         Common Stock........................................................................................... 64
         Preferred Stock........................................................................................ 64

DESCRIPTION OF SOUTH VALLEY CAPITAL STOCK....................................................................... 64
         Common Stock........................................................................................... 65
         Serial Preferred Stock................................................................................. 65

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS................................................................... 65
         Authorized Capital..................................................................................... 65
         Directors.............................................................................................. 65
         Notice of Shareholder Proposals........................................................................ 66
         Call of Special Meeting of Shareholders................................................................ 66

EXPERTS  ....................................................................................................... 66

LEGAL MATTERS................................................................................................... 67


Annex A           Agreement and Plan of Reorganization and Merger Agreement
Annex B           Fairness Opinion of Hoefer & Arnett Incorporated
Annex C           California General Corporation Law Chapter 13 - Dissenters' Rights

                                     SUMMARY


        The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Shareholders are urged to read carefully this Joint Proxy Statement/Prospectus and the attached Annexes in their entirety. Certain capitalized terms which are used but not defined in this Summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

Information about the Parties

        Pacific Capital is a California corporation and bank holding company which was incorporated on January 26, 1983 and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). First National Bank of Central California, the Company's wholly-owned banking subsidiary ("FNB"), commenced operations on April 2, 1984, under the name of First National Bank of Monterey County. FNB is a full service commercial bank serving Monterey, Salinas, Carmel, Watsonville, Prunedale and surrounding areas in Monterey County and Santa Cruz County in California. The Company itself does not engage in any business activities other than the ownership of FNB and the ownership of one other wholly-owned subsidiary, Pacific Capital Services Corporation ("PCSC"). PCSC has no active operations at this time.

        FNB provides a wide range of commercial banking services to individuals, professionals, and small and medium sized businesses. The services provided include those typically offered by commercial banks, such as: checking, interest checking and savings accounts, travelers checks, safe deposit boxes, collection services, night depository facilities and wire and telephone transfers. In addition to the above deposit services, FNB also provides a full array of loan products including commercial, real estate and consumer loans as well as a variety of government assisted loan programs such as SBA or Rural Economic Community Development Service guaranteed loans. The deposits of each depositor of FNB are insured up to $100,000 by the Federal Deposit Insurance Corporation (the "FDIC"). Professional firms, individuals and businesses form the core of FNB's customer and deposit base.

        Pacific Capital's principal executive offices are located at 1001 S. Main Street, Salinas, California 93901, and its telephone number at that location is (408) 757-4900.

        South Valley is a California corporation organized in 1982 and registered under the BHC Act to act as the bank holding company of South Valley National Bank, a national bank ("SVNB") with headquarters in Morgan Hill and branch offices in Gilroy, Hollister and San Juan Bautista. In 1983, South Valley purchased all of the outstanding common stock of SVNB. Other than holding the shares of SVNB, South Valley conducts no significant activities, although it is authorized, with the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), South Valley's principal regulator, to engage in a variety of activities which are deemed closely related to the business of banking.

         SVNB engages in general commercial banking in southern Santa Clara County and in San Benito County, offering traditional commercial banking services to the business, professional and consumer communities, with emphasis on larger consumer accounts, small and mid-size business accounts and professional accounts. To the fullest extent possible, loans are written on a variable rate basis. Commercial, real estate, and consumer loans are offered and tailored to the individual needs of the borrower. SVNB's marketing efforts focus on local customers, both in selling SVNB's services and attracting deposits. SVNB accepts noninterest-bearing and interest-bearing demand accounts, as well as traditional savings accounts and time certificates of deposit with competitively priced interest rates.

         South Valley's principal executive offices are located at 500 Tennant Station, Morgan Hill, California 95037, and its telephone number is (408) 848-2161.

Pacific Capital Special Meeting of Shareholders

         The Pacific Capital Special Meeting of Shareholders (including any adjournments or postponements thereof) will be held at [Address], [City], California, on Tuesday, October 22, 1996, at 4:00 p.m., local time. At the meeting, holders of Pacific Capital Common Stock will consider and vote upon a proposal to adopt and approve the Agreements and the transactions contemplated thereby, including the Merger. Only holders of record of Pacific Capital Common Stock at the close of business on September 23, 1996 (the "Pacific Capital Record Date") will be entitled to notice of, and to vote at, the Meeting.

         The approval of the Merger by the Pacific Capital shareholders will constitute approval and adoption of the Agreements and each of the transactions contemplated thereby, including the Merger, as more fully described herein. The affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock entitled to vote at the Meeting is required to adopt and approve the Agreements and the transactions contemplated thereby, including the Merger. Such approval is a condition to, and required for, consummation of the Merger. See "The Merger--Representations and Warranties; Conditions to the Merger."

         As of the Pacific Capital Record Date, there were __________ shares of Pacific Capital Common Stock outstanding, of which ________ shares were beneficially owned by directors of Pacific Capital and their respective affiliates. The directors of Pacific Capital have agreed to vote the shares of Pacific Capital Common Stock held by them (which includes all shares as to which the directors have sole or shared voting power) for the approval of the Merger. To Pacific Capital's knowledge, as of the Pacific Capital Record Date, directors and executive officers of South Valley did not beneficially own any shares of Pacific Capital Common Stock. Accordingly, approval of the Merger at the Meeting is expected to require the affirmative vote of an additional ________ shares of Pacific Capital Common Stock outstanding on the Pacific Capital Record Date voted by the remaining shareholders of Pacific Capital.

        A Pacific Capital shareholder giving a Proxy has the power to revoke that Proxy prior to its exercise. See "Voting and Proxies."

South Valley Special Meeting of Shareholders

         The South Valley Special Meeting of Shareholders (including any adjournments or postponements thereof) will be held at [Address] [City], California, on Wednesday, October 16, 1996, at ___ p.m., local time. At the Meeting, holders of South Valley Common Stock will consider and vote upon a proposal to adopt and approve the Agreements and the transactions contemplated thereby, including the Merger. Only holders of record of South Valley Common Stock at the close of business on August 27, 1996 (the "South Valley Record Date") will be entitled to notice of, and to vote at, the Meeting.

         The approval of the Merger by the South Valley shareholders will constitute approval and adoption of the Agreements and each of the transactions contemplated thereby, including the Merger, as more fully described herein. The affirmative vote of the holders of a majority of the outstanding shares of South Valley Common Stock entitled to vote at the meeting is required to adopt and approve the Agreements and the transactions contemplated thereby, including the Merger. Such approval is a condition to, and required for, consummation of the Merger. See "The Merger--Representations and Warranties; Conditions to the Merger."

         As of the South Valley Record Date, there were ________ shares of South Valley Common Stock outstanding, of which ________ shares were beneficially owned by directors of South Valley and their respective affiliates. The directors of South Valley have agreed to vote the shares of South Valley Common Stock held by them

(which includes all shares as to which the directors have sole or shared voting power) for the approval of the Merger. To South Valley's knowledge, as of the South Valley Record Date, directors and executive officers of Pacific Capital did not beneficially own any shares of South Valley Common Stock. Accordingly, approval of the Merger at the Meeting is expected to require the affirmative vote of an additional _______ shares of South Valley Common Stock outstanding on the South Valley Record Date voted by the remaining shareholders of South Valley.

        A South Valley shareholder giving a Proxy has the power to revoke that Proxy prior to its exercise. See "Voting and Proxies."

Certain Considerations

         See "Certain Considerations" for a discussion of certain factors that should be carefully considered by Pacific Capital and South Valley shareholders in deciding whether to vote for approval of the Agreements and the Merger. Such section discusses Pacific Capital Common Stock eligible for future sale which may have a dilutive effect, interests of South Valley officers and directors in the Merger, real estate lending activities, organizational structure and management, operations after the Merger and the legislative and regulatory environment.

Reasons for the Merger; Recommendation of the Boards of Directors

         The Boards of Directors of Pacific Capital and South Valley believe that the Merger is in the best interests of Pacific Capital and South Valley, respectively, and their shareholders. The Boards of Directors of Pacific Capital and South Valley have each unanimously approved the Merger and recommend approval of the Merger by their shareholders.

         In evaluating the recommendations of the respective Boards of Directors, shareholders should carefully consider the matters described under "Certain Considerations," "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors."

Opinion of South Valley's Financial Advisor

         South Valley's financial advisor, Hoefer & Arnett Incorporated ("Hoefer"), has concluded that the Exchange Ratio, as it may be adjusted pursuant to the Agreement, is fair from a financial point of view to South Valley's shareholders.

         The text of the fairness opinion, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer, is attached to this Joint Proxy Statement/Prospectus as Annex B. South Valley shareholders are urged to read the fairness opinion in its entirety. The Agreement requires that such fairness opinion be updated prior to the Effective Date, if requested by South Valley. See "The Merger--Opinion of South Valley's Financial Advisor," which also contains a discussion of the fees to be paid to Hoefer. A substantial portion of the fees to be paid to Hoefer is contingent upon consummation of the Merger.

Effective Date of the Merger

         The Merger will be effective upon the date and at the time of the filing with the California Secretary of State of a duly executed Merger Agreement and the officers' certificates prescribed by Section 1103 of the California General Corporation Law (the "GCL") or upon any subsequent date specified in the Merger Agreement. The date and time on which the Merger is effective as specified in the Merger Agreement are referred to herein as the "Effective Date" and the "Effective Time," respectively. It is presently anticipated that the Merger will be consummated on or prior to December 31, 1996. However, it is possible that the Effective Date may occur before or extend beyond such date.

Exchange Ratio; Possible Adjustments to Exchange Ratio

         On the Effective Date, each issued and outstanding share of South Valley Common Stock (except for shares as to which dissenters' rights have been perfected) shall be converted into .92 of a share (the "Exchange Ratio") of Pacific Capital Common Stock subject to certain potential downward adjustments described in the Agreement and this Joint Proxy Statement/Prospectus. No fractional shares of Pacific Capital Common Stock shall be issued to holders of South Valley Common Stock and, in lieu thereof, cash will be paid to South Valley shareholders in accordance with the Agreement. Based on a closing price of Pacific Capital Common Stock of $27.00 on July 17, 1996 (and assuming this is the Average Price, as defined below), the Exchange Ratio would be .92 (the equivalent of $24.84 per share of South Valley Common Stock) if there is not an adjustment for Significant Liabilities, as defined below.

         The Exchange Ratio will be adjusted for any Significant Liabilities (regardless of whether the price of Pacific Capital Common Stock changes) if in the aggregate the Significant Liabilities total more than $500,000. "Significant Liabilities" means those liabilities or expenses (whether operating or capital in nature) relating to those categories and events described in the next sentence which have not been reflected as reductions to South Valley's consolidated book value pursuant to generally accepted accounting principles as of June 30, 1996, adjusted for any applicable taxes (whether actual or estimated). Significant Liabilities consist of the following categories or events to which Pacific Capital has not consented in writing: (i) new or expanded contingent liabilities based upon threatened or pending litigation or other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; and (ii) any expenses, fines, fees, penalties or similar obligations, except those which arose in the Ordinary Course of Business as defined in the Agreement and except severance payments or other existing payment obligations. Significant Liabilities shall not include fees of South Valley's financial advisors or South Valley's legal fees directly attributable to this Merger, provided such financial advisory and legal fees do not exceed $800,000 in the aggregate.

         As a result of any Significant Liabilities totaling more than $500,000 in the aggregate through the close of business on the day preceding the Effective Date, the Exchange Ratio shall be adjusted as follows:

                         (Significant Liabilities - $500,000)
                  .92 -  ------------------------------------
                                   $39 Million

         If, as of two days preceding the Effective Date, the average of the closing price of Pacific Capital Common Stock quoted on the OTC Bulletin Board (calculated by taking an average of the closing prices quoted on the OTC Bulletin Board on each of the thirty consecutive trading days prior to two business days prior to the Effective Date, rounded to four decimal places, whether or not trades occurred on those days (the "Average Price")), is more than $31.50 or if the Average Price is more than 12.5% below $27.00, the closing price on the last business day prior to the date of the Agreement, then the Exchange Ratio will be adjusted as follows, rounded to four decimal places:

         (1) If the Average Price is more than 12.5% below $27.00, the closing price on the last business day prior to the date of this Agreement, South Valley may accept the Exchange Ratio (.92) as adjusted for any Significant Liabilities, or Pacific Capital and South Valley shall have the right, but not the obligation, to renegotiate the Exchange Ratio. Should South Valley fail to accept the Exchange Ratio as described in the preceding sentence or should the parties fail to renegotiate the Exchange Ratio, South Valley may terminate the Agreement pursuant to the provisions of the Agreement.

         (2) If the Average Price is more than $31.50, the Exchange Ratio as adjusted for any Significant Liabilities will be adjusted according to the following formula:

                              (Average Price + $31.50)/2
                        .92 x --------------------------
                                  Average Price

         Immediately following consummation of the Merger, based on the number of shares of Pacific Capital Common Stock and South Valley Common Stock outstanding on the respective record dates, the former shareholders of South Valley will hold approximately __% of the shares of the issued and outstanding common stock of Pacific Capital assuming the Exchange Ratio remains at .92. Each share of Pacific Capital Common Stock issued and outstanding immediately prior to consummation of the Merger will remain outstanding and unchanged as a result of the Merger. See "The Merger--Exchange Ratio; Conversion of Shares of South Valley Common Stock."

Treatment of Stock Options

         As of the South Valley Record Date, options to purchase 176,600 shares of South Valley Common Stock were outstanding under the South Valley 1991 Directors' Stock Option Plan or 1995 Stock Option Plan (the "Option Plans"). The Agreement provides that each option holder has the right (i) to exercise any vested options granted under the Options Plans to acquire South Valley Common Stock prior to the Effective Date; and/or (ii) receive the fair value, as of the Effective Date, of any unexercised vested and/or unvested options granted under the Option Plans which fair value shall be determined by an independent financial advisor to Pacific Capital and shall be paid on the Effective Date by Pacific Capital in the form of Pacific Capital Common Stock rounded down to the nearest whole share. See "The Merger--Treatment of Stock Options."

Conditions and Regulatory Approvals

         The  respective  obligations  of Pacific  Capital  and South  Valley to
effect  the  Merger  are  subject  to  various  conditions   described  in  "The
Merger--Representations and Warranties; Conditions to the Merger."

         The Merger will occur only if all required government approvals are in effect or have been obtained (without the imposition of any materially burdensome conditions as determined by Pacific Capital in its reasonable judgment), the Agreements are approved by the majority of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock, respectively, the representations and warranties of the parties are true and correct in all material respects on and as of the Effective Date, and certain other conditions are satisfied.

         Consummation of the Merger is subject to satisfaction of certain other conditions or the waiver of such conditions by the party entitled to do so. Such conditions include, among other things, the following: (i) except as disclosed in writing prior to July 18, 1996, the absence of a material adverse change since December 31, 1995, in the business, financial condition, properties, results of operations or prospects of either party; (ii) the absence of significant legal impediments to the Merger; (iii) the effectiveness of a registration statement with respect to the Pacific Capital Shares to be issued to South Valley shareholders as a result of the Merger; (iv) the receipt of a tax opinion of the independent accountants or legal counsel to Pacific Capital to the effect that, among other things, under federal and state tax laws, the Merger will not result in any recognized gain or loss to Pacific Capital or South Valley and, except for cash received in lieu of fractional shares, no gain or loss will be recognized by holders of South Valley Common Stock who receive Pacific Capital Common Stock in exchange for the South Valley Common Stock which they hold; (v) receipt of letters and reports from South Valley's and Pacific Capital's independent public accountants relating to the Registration Statement and South Valley's and Pacific Capital's unaudited financial statements, respectively; (vi) receipt of a letter from South Valley's independent public accountants to the effect that no conditions exist which would preclude South Valley from accounting for the Merger with Pacific Capital as a pooling of interests as those conditions relate to South Valley; (vii) receipt by South Valley of a fairness opinion from its financial advisor; (viii) receipt of a letter from Pacific Capital's independent public accountants to the effect that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles, (ix) receipt of all consents by other parties to and required by material agreements of Pacific Capital and South Valley, respectively, (x) South Valley shall have taken any actions necessary to have SVNB amend its Bylaws to increase the number of authorized directors to permit the appointment of three additional directors designated by Pacific Capital; (xi) Pacific Capital shall have amended its Bylaws to increase the number of authorized directors on its board to permit the appointment of three additional directors by South Valley and acceptable to Pacific Capital; (xii) Pacific Capital shall have obtained designation of Pacific Capital Common Stock as a Nasdaq National Market security, and (xiii) the aggregate number of shares of Pacific Capital Common Stock and South Valley Common Stock held by persons who have taken all steps at or prior to the respective shareholders meeting to be paid the value of such shares under the GCL shall not exceed 9% of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock.

         In addition, certain other conditions must be satisfied, or must be waived by Pacific Capital, in order for Pacific Capital to be obligated to consummate the Merger, including but not limited to the conditions that (i) South Valley shall have taken corrective action, if any, recommended by or resulting from its most recent compliance examinations and any significant regulatory compliance violations shall have been corrected by South Valley prior to the Effective Date and (ii) prior to the Effective Date, South Valley shall be in compliance with all requirements, if any, arising from its most recent safety and soundness regulatory examination.

Nonsolicitation Agreements

         As a condition to consummation of the Merger under the Agreement, the directors of South Valley have each entered into a nonsolicitation agreement (collectively, the "Nonsolicitation Agreements") with Pacific Capital. Pursuant to the Nonsolicitation Agreements each director, except as a director, officer or employee of Pacific Capital or any subsidiary thereof, shall not, without the prior written consent of Pacific Capital, for a two-year period following the Merger (i) directly or indirectly, solicit any customers of South Valley or Pacific Capital or their subsidiaries or successors within the counties of Santa Clara, Monterey and San Benito in the State of California or (ii) induce any employee of South Valley or Pacific Capital or their subsidiaries to leave the employment thereof.

         The Nonsolicitation Agreements further provide that each director shall treat as confidential all information concerning Pacific Capital's or South Valley's or their respective subsidiary's records, properties, books, contracts, commitments and affairs, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers, customer lists and potential customers and other information of a similar nature not available to the public.

Certain Tax Consequences

         It is anticipated that the principal federal income tax consequences of the Merger will be as follows: (a) the Merger will be part of a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended; (b) no gain or loss will be recognized by the shareholders of South Valley who receive Pacific Capital Common Stock in exchange for the South Valley Common Stock which they hold, except in respect of cash received for fractional shares; (c) the holding period of the Pacific Capital Common Stock in the hands of the former South Valley shareholders will include the holding period of their exchanged South Valley Common Stock; and (d) the tax basis of the shares of Pacific Capital Common Stock received by the shareholders of South Valley will be the same as the tax basis of their exchanged South Valley Common Stock. In order to satisfy one of the conditions to consummation of the Merger (see "The Merger--Representations and Warranties; Conditions to the Merger"), Pacific Capital and South Valley each expects to receive an opinion of Pacific Capital's independent accountants or legal counsel to the effect that the Merger will have the foregoing and certain other tax consequences. For a detailed discussion of the income tax consequences of the Merger, see "The Merger--Certain Tax Consequences." South Valley shareholders should consult their personal tax advisors as to the consequences of the Merger to them under United States federal, state or local law, or applicable foreign tax laws.

Amendment and Termination

         The Agreement may be amended by Pacific Capital and South Valley at any time prior to the Effective Date without the approval of the shareholders of Pacific Capital or the shareholders of South Valley with respect to any of its terms except the terms relating to the form or amount of consideration to be delivered to the South Valley shareholders in the Merger. The Agreements may be terminated by the mutual consent of the Boards of Directors of both Pacific Capital and South Valley at any time prior to the consummation of the Merger.

         The Agreement may be terminated by Pacific Capital as follows: (i) on, or after December 31, 1996, if (A) any of the conditions to which the obligations of Pacific Capital are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived by Pacific Capital and South Valley shall have failed to complete the Merger; (ii) if (A) Pacific Capital has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect South Valley and SVNB or their respective business, properties, results of operations, financial condition or prospects taken as a whole; (B) a material adverse change shall have occurred since December 31, 1995, in the business, properties, financial condition, results of operations or prospects of South Valley and SVNB taken as a whole;
(C) there has been a material breach (including any material anticipatory breach) on the part of South Valley of its obligations under the Agreement or any material breach (including any material anticipatory breach) of any covenants or conditions contained in the Agreement which, in either event, has not been cured within 20 business days after receipt of written notice of such breach; or (D) based on the continuing fiduciary duties of the South Valley Board of Directors to the shareholders of South Valley, South Valley fails to act or refrains from doing any act required of South Valley pursuant to the Agreement as a result of a bona fide offer for a Business Combination (as such term is defined in the Agreement).

         The Agreement may be terminated by South Valley as follows: (i) on or after December 31, 1996, if (A) any of the conditions to which the obligations of South Valley are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived but Pacific Capital shall have failed to complete the Merger; provided, however, that if Pacific Capital is engaged at the time in litigation relating to an attempt to obtain one or more of the government approvals which are required to consummate the Merger or if Pacific Capital shall be contesting in good faith any litigation which seeks to prevent consummation of the Merger, such nonfulfillment shall not give South Valley the right to terminate the Agreements until the earlier of (X) eight months after the date of the Agreement and (Y) 60 days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto; or
(ii) if (A) South Valley has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect Pacific Capital or FNB or their business, properties, operations, financial condition or prospects (taken as a whole); (B) a material adverse change shall have occurred since December 31, 1995, in the business, properties, financial condition, results of operations or prospects of Pacific Capital and FNB taken as a whole; (C) there has been a material breach (including any material anticipatory breach) on the part of Pacific Capital of its obligations under the Agreement or any material breach (including any material anticipatory breach) of any conditions or covenants contained in the Agreement which, in either event, has not been cured within 20 business days after receipt of written notice of such breach; (D) Pacific Capital shall solicit or make any offer to any third party or accept any offer from any third party regarding a Business Combination (as such term is defined in the Agreement) of Pacific Capital with any other entity or person that is not conditioned upon performance by Pacific Capital or its successor of all obligations of Pacific Capital under the Agreement; or (E) South Valley fails to accept the Exchange Ratio or the parties fail to renegotiate the Exchange Ratio.

Expenses

         Pacific Capital and South Valley have each agreed to pay their own costs incurred incident to the performance of their obligations under the Agreements. See "The Merger--Expenses" and "--Amendment; Termination." The following reflects Pacific Capital and South Valley estimated merger-related expenses as of July 23, 1996.


                                                      Pacific Capital         South Valley                Total
                                                      ---------------         ------------                -----
(in thousands)
Financial advisory...................................   $       0               $     525                $   525
Professional fees....................................   $     230               $     250                $   480
Printing and other...................................   $      25               $      25                $    50
                                                        ---------               ---------                -------
  Total..............................................   $      255              $     800                $ 1,055
                                                        ----------              ---------                -------

Accounting Treatment

         The Merger is expected to be accounted for as a pooling of interests, and it is a condition to Pacific Capital's and South Valley's respective obligation to consummate the Merger that Pacific Capital shall have received a letter from KPMG Peat Marwick LLP, Pacific Capital's independent public accountants, to the effect that the Merger will qualify for such accounting treatment. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling of interests accounting treatment. See "The Merger--Representations and Warranties; Conditions to the Merger" and "--Accounting Treatment."

Dissenters' Rights of Appraisal

         Shareholders of Pacific Capital Common Stock or South Valley Common Stock who exercise dissenters' rights with respect to the Merger in accordance with the statutory procedures prescribed in the GCL may be entitled to receive cash for their stock if such shareholders did not vote "FOR" the approval and adoption of the Agreements and the transactions contemplated thereby and otherwise act to perfect their rights as dissenting shareholders pursuant to the GCL. If a holder of Pacific Capital Common Stock or South Valley Common Stock votes "FOR" the approval and adoption of the Agreements, including the Merger, and the transactions contemplated thereby, (including by executing and returning a proxy to Pacific Capital or South Valley with no voting instructions indicated thereon) such holder will lose any dissenters' rights that may exist with respect to the subject shares. Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the Shares at the respective meetings) will have the same legal effect as a vote against the Merger. For a description of dissenters' rights under the GCL and the method of perfecting such rights, see "Voting and Proxies" and "Dissenters' Rights of Appraisal."

Market Price and Dividend Data

         Pacific Capital Common Stock is listed and traded on the OTC Bulletin Board under the symbol "PABN." It is a condition to the Merger that Pacific Capital Common Stock be listed for trading on the Nasdaq National Market prior to the Effective Date. There is limited trading and no established public trading market for South Valley Common Stock which is traded on the over-the-counter market and quoted on the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets"). Hoefer, who has been engaged by South Valley in connection with the Merger, is one of three market makers in South Valley Common Stock and is also a market maker for Pacific Capital Common Stock. See "The Merger--Opinion of South Valley's Financial Advisor."

         The following table sets forth the average of the last reported bid and asked price per share for South Valley Common Stock as quoted on the Pink Sheets and the last reported sales price of Pacific Capital Common Stock on the OTC Bulletin Board, on July 18, 1996, the trading date prior to the public announcement of the Merger, and on ________, 1996, the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus, and equivalent per share prices for South Valley Common Stock based on the prices of Pacific Capital Common Stock.


                                                                   Historical                      Equivalent
                                                                  Market Value                      Pro Forma
                                                                    Per Share                    Market Value(1)
                                                           -------------------------------       ----------------
                                                           Pacific Capital    South Valley         South Valley
                                                           ---------------    ------------         ------------
Last Trade Prior to:
            July 18, 1996...............................         $27.00         $14.50               $24.84
            _______, 1996...............................         _____          _____                 _____

(1) The equivalent pro forma market value per share of South Valley Common Stock represents the last reported sales price per share of Pacific Capital Common Stock multiplied by the Exchange Ratio of .92. The Exchange Ratio is subject to adjustment as provided in the Agreement. See "The Merger--Possible Adjustments to Exchange Ratio or Termination of the Agreement."


         Following the Merger, no shares of South Valley Common Stock will be outstanding, and Pacific Capital Common Stock will be traded on the Nasdaq National Market.

         Pacific Capital has paid quarterly cash dividends since March, 1994. Pacific Capital's Board of Directors considers the advisability and amount of proposed dividends each quarter. Pacific Capital's primary source of funds for the payment of dividends is its principal banking subsidiary, FNB, whose ability to pay dividends to Pacific Capital is subject to various legal and regulatory restrictions.

         South Valley has paid quarterly cash dividends since 1994. South Valley's primary source of funds for the payment of dividends is its principal banking subsidiary, SVNB, whose ability to pay dividends is subject to various legal and regulatory restrictions.

         Additional information regarding market price and dividend information of Pacific Capital's and South Valley's stock is included in Pacific Capital's Annual Report to Shareholders for the year ended December 31, 1995 and South Valley's Annual Report to Shareholders for the year ended December 31, 1995. See "Available Information," "Incorporation of Certain Documents by Reference" and "Accompanying Documents."

Differences in Rights of Shareholders

         Pacific Capital and South Valley are both organized under the GCL and, while similarities in rights exist for shareholders of Pacific Capital and South Valley, there are differences between the provisions of the articles of incorporation of each company and the bylaws of each company. Both Pacific Capital and South Valley operate within the framework of the BHC Act and are regulated by the FRB. See "Certain Considerations--Legislative and Regulatory Environment," and "Certain Differences in Rights of Shareholders."

Pacific Capital Summary of Results for the Year Ended December 31, 1995 and the Six Months Ended June 30, 1996

Year Ended December 31, 1995

         Net income for 1995 was $5,034,000 or $1.86 per share, an increase of $695,000 or $0.21 per share over 1994. The increased earnings in 1995 resulted from an interest rate environment which had a beneficial impact on the net interest margin, active management of noninterest expense and maintaining a low level of credit losses. The return on average shareholders' equity was 12.2% in 1995, compared to 11.7% in 1994.

         Outstanding total loans averaged $201,360,000 in 1995 compared to $190,721,000 during 1994. This represents an increase of $10,639,000 or 5.6%. A majority of the loan portfolio consists of loans secured by commercial, industrial, and residential real estate. As of December 31, 1995, real estate mortgage and construction loans represented $143,119,000 or 67.7% of total loans, an increase of $3,950,000 or 2.8% from the prior year. Commercial loans not secured by real estate totaled $49,862,000 or 23.6% of the total loan portfolio at December 31, 1995. This represented an increase of $6,079,000 or 13.9% over 1994. Consumer loans increased $780,000 or 6.9% during 1995. Consumer loans, as of December 31, 1995, represent 5.7% of the total loan portfolio, compared to 5.6% of the 1994 loan portfolio.

         Average total deposits increased $8,267,000 or 2.9% during 1995 and average non-interest bearing deposits grew $3,674,00 or 5.8% during 1995. Average interest-bearing deposits increased $4,593,000 or 2.1% in 1995.

         Shareholders' equity increased $4,226,000 or 10.9% in 1995. The increase was primarily a result of retention of 1995 net income and the exercise of stock options, offset in part by a repurchase of outstanding shares and a total cash dividend of $0.53 per share paid during 1995.

Six Months Ended June 30, 1996

         Net income for the six months ended June 30, 1996 was $2,759,000 or $1.01 per share compared to $2,612,000 or $0.97 per share during the same period in 1995. This $147,000 or 5.6% increase in net income is due mainly to a $247,000 increase in net interest income combined with a $330,000 decrease in the FDIC assessment. These items were partially offset by a $333,000 increase in salaries and benefits. The increase in net interest income is due to growth in average total deposits of $40,202,000 and growth in average total loans of $24,084,000 as compared to the same 1995 period.

         Outstanding loans were $236,372,000 at June 30, 1996 compared to $211,344,000 at December 31, 1995, a $25,028,000 or 11.8% increase. The increase in outstanding loans from December 31, 1995 to June 30, 1996 resulted primarily from an increase in commercial loans of $9,354,000, an increase in real estate mortgage loans of $8,159,000 and an increase in tax-exempt municipal leases of $5,850,000.

         Total deposits at June 30, 1996 were $344,671,000 compared to $307,819,000 at December 31, 1995, a $36,852,000 or 12.0% increase. Non-interest bearing demand deposits increased $269,000, interest bearing demand deposits increased $1,823,00 and savings and money market deposit accounts increased $8,912,000 in the first six months of 1996. Certificates of deposit increased by $25,848,000 or 31.4% during the first six months of 1996. The loan to deposit ratio at June 30,1996 was 68.6% and is the same as the ratio at December 31, 1995. Total assets as of June 30, 1996 increased 10.6% compared to year end 1995.

Selected Historical and Pro Forma Financial Data

         The following tables present selected historical and pro forma combined financial information for Pacific Capital and South Valley. The following financial data should be read in conjunction with the historical consolidated financial statements, the unaudited interim historical consolidated financial statements, and the unaudited pro forma combined financial information and the notes to such statements, certain of which are included elsewhere in this Joint Proxy Statement/Prospectus or incorporated by reference herein. The unaudited pro forma combined financial information presents selected financial information based on the historical financial statements of Pacific Capital and South Valley giving effect to the proposed Merger under the pooling of interests method of accounting and the assumptions and adjustments described in the notes thereto. See "Pro Forma (Unaudited) Combined Financial Information." The unaudited pro forma combined and pro forma equivalent financial information do not indicate the results of operation or financial position that would have occurred if the Merger had been in effect on the dates or for the periods indicated or that may occur in the future.



                                       SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                                     Six Months Ended June 30,
                                (Dollars in thousands, except share                   Year Ended December 31,
                                      and per share amounts)         (Dollars in thousands, except share and per share amounts)
                                 ----------------------------------  ----------------------------------------------------------
                                        1996          1995            1995         1994         1993         1992         1991
                                        ----          ----            ----         ----         ----         ----         ----

Per Share Information

PACIFIC CAPITAL (historical)
  Income before cumulative effect
    of change in accounting method..       $1.01         $0.97        $1.86        $1.65        $1.18        $1.10        $1.11
  Cumulative effect of change in
    accounting method...............           -             -            -            -        $0.21            -            -
  Net income........................       $1.01         $0.97        $1.86        $1.65        $1.39        $1.10        $1.11
  Cash dividend ....................       $0.30         $0.25        $0.53        $0.40        $0.30            -            -
  Book value........................      $16.91        $16.51       $16.50       $15.65       $15.23       $14.80       $14.20
  Weighted average Common and
    equivalent shares outstanding...    2,738,616    2,683,094    2,700,850    2,627,561    2,650,127    2,646,488    2,675,848

SOUTH VALLEY (historical)(3)
  Net income........................       $0.78         $0.59        $1.20        $1.43        $1.01        $0.79        $0.82
  Cash dividend ....................        0.18         $0.15        $0.29        $0.15            -            -            -
  Book value........................      $13.61        $12.87       $13.36       $12.37       $11.12       $10.11        $9.32
  Weighted average Common and
    equivalent shares outstanding...    1,331,770    1,316,406    1,316,102    1,314,167    1,314,167    1,314,167    1,314,167

PACIFIC  CAPITAL  and SOUTH  VALLEY
(pro  forma  combined)  (1)
Income  before  cumulative effect
    of change in accounting method..       $0.96         $0.87        $1.69        $1.62        $1.16        $1.03        $1.04
  Cumulative effect of change in
    accounting method...............           -             -            -            -        $0.14            -            -
  Net income........................       $0.96         $0.87        $1.69        $1.62        $1.30        $1.03        $1.04
  Cash dividend ....................       $0.30         $0.25        $0.53        $0.40        $0.30            -            -
  Book value........................      $16.24        $15.18       $15.88       $14.44       $13.26       $12.21       $11.18
  Weighted average Common and
    equivalent shares outstanding...    3,963,844    3,894,188    3,911,664    3,836,595    3,859,161    3,855,522    3,884,882

SOUTH VALLEY pro forma
  equivalent (2)
  Income before cumulative effect of
    change in accounting method.....       $0.88         $0.80        $1.55        $1.49        $1.07        $0.95        $0.96
  Cumulative effect of change in
    accounting method...............           -             -            -            -        $0.13            -            -
  Net income........................       $0.88         $0.80        $1.55        $1.49        $1.20        $0.95        $0.96
  Cash dividend ....................       $0.28         $0.23        $0.49        $0.37        $0.28            -            -
  Book value........................      $14.94        $13.96       $14.61       $13.28       $12.20       $11.23       $10.29

PACIFIC CAPITAL (historical)
 Results of operations:
  Net interest income...............      $9,604        $9,357      $18,816      $16,971      $15,082      $14,298      $13,768
  Provision for loan losses.........           -             -          135          100          890          925          441
  Noninterest income................       1,040           952        1,875        2,088        2,365        2,339        2,173
  Noninterest expense...............       6,154         6,045       12,342       11,968       11,691       11,251       10,908
  Income before cumulative effect
    of change in accounting method..       2,759         2,612        5,034        4,339        3,139        2,921        2,959
  Cumulative effect of change in
    accounting method...............           -             -            -            -          549            -            -
  Net income........................      $2,759        $2,612       $5,034       $4,339       $3,688       $2,921       $2,959


                                       11


                                     Six Months Ended June 30,
                                (Dollars in thousands, except share                   Year Ended December 31,
                                      and per share amounts)         (Dollars in thousands, except share and per share amounts)
                                 ----------------------------------  ----------------------------------------------------------
                                        1996          1995            1995         1994         1993         1992         1991
                                        ----          ----            ----         ----         ----         ----         ----

Balance sheet (end of period):
  Total assets......................    $391,045      $337,117     $353,579     $343,879     $308,767     $307,737     $291,240
  Net loans ........................     234,029       199,826      208,947      198,342      178,085      181,392      194,595
  Deposits..........................     344,671       293,883      307,819      303,229      271,773      272,940      259,991
  Shareholders' equity..............      43,973        40,968       42,976       38,750       35,432       32,787       29,751

Financial ratios (end of period):
  Tier 1 risk-based capital.........      15.79%        17.72%       17.60%       16.83%       17.06%       15.74%       14.04%
  Total risk-based capital..........      16.63%        18.74%       18.59%       17.89%       18.26%       16.87%       15.06%
  Leverage ratio....................      11.65%        12.60%       12.00%       11.38%       11.36%       11.01%       10.70%
  Allowance for loan losses
    to period end loans.............       0.99%         1.17%        1.13%        1.21%        1.39%        1.28%        1.09%

SOUTH VALLEY (historical)
Results of operations:
  Net interest income...............      $5,051        $4,228       $8,891       $7,985       $6,501       $6,036       $5,950
  Provisions for loan losses........         179           150          392          379          388          340          295
  Noninterest income................         559           628        1,108          783          666          577          559
  Noninterest expense...............       3,719         3,470        7,010        5,377        4,754        4,684        4,452
  Net income........................       1,035           783        1,577        1,886        1,326        1,041        1,081

Balance sheet (end of period):
  Total assets......................    $176,462      $158,148     $177,273     $143,870     $128,191     $125,919     $117,487
  Net loans.........................      92,249        87,364       88,238       88,241       84,065       80,776       79,977
  Deposits..........................     156,678       138,932      157,689      124,641      110,702      109,154      102,225
  Shareholders' equity..............      17,885        16,916       17,557       16,252       14,607       13,281       12,244

Financial ratios (end of period):
  Tier 1 risk-based capital.........      15.10%        15.20%       14.80%       15.50%       15.30%       14.50%       13.80%
  Total risk-based capital..........      16.30%        16.30%       16.00%       16.70%       16.60%       15.80%       14.90%
  Leverage ratio....................      10.30%        11.60%       10.10%       12.10%       12.00%       11.30%       10.50%
  Allowance for loan losses to
    period end loans................       1.54%         1.31%        1.46%        1.48%        1.45%        1.37%        1.23%

PACIFIC CAPITAL and SOUTH VALLEY
 (pro forma combined)
Results of operations:
  Net interest income...............     $14,655       $13,585      $27,707      $24,956      $21,583      $20,334      $19,718
  Provision for loan losses.........         179           150          527          479        1,278        1,265          736
  Noninterest income................       1,599         1,580        2,983        2,871        3,031        2,916        2,732
  Noninterest expense...............       9,873         9,515       19,352       17,345       16,445       15,935       15,360
  Income before cumulative effect of
    change in accounting method.....       3,794         3,395        6,611        6,225        4,465        3,962        4,040
  Cumulative effect of change in
    accounting method...............           -             -            -            -          549            -            -
  Net income........................      $3,794        $3,395       $6,611       $6,225       $5,014       $3,962       $4,040

Balance sheet (end of period):
  Total assets......................    $567,507      $495,265     $530,852     $487,749     $436,958     $433,656     $408,727
  Net loans.........................     326,278       287,190      297,185      286,583      262,150      262,168      274,572
  Deposits..........................     501,349       432,815      465,508      427,870      382,475      382,094      362,216
  Shareholders' equity..............      61,858        57,884       60,533       55,002       50,039       46,068       41,995

Financial ratios (end of period):
  Tier 1 risk-based capital.........      15.57%        16.92%       16.72%       16.40%       16.52%       15.42%       13.97%
  Total risk-based capital..........      16.53%        17.95%       17.75%       17.52%       17.74%       16.58%       15.02%
  Leverage ratio....................      11.20%        12.27%       11.38%       11.59%       11.54%       11.10%       10.63%
  Allowance for loan losses to
    period end loans................       1.16%         1.23%        1.25%        1.32%        1.43%        1.33%        1.15%


                     NOTES TO SELECTED FINANCIAL INFORMATION


1. The pro forma combined per share data for net income has been calculated using Pacific Capital's average number of fully diluted Common Stock outstanding for the period presented increased by South Valley's weighted average Common Stock and equivalent shares outstanding multiplied by the Exchange Ratio of .92 shares for each share of South Valley Common Stock. The pro forma combined per share data for dividends declared has been conformed to historical per share data for Pacific Capital. The pro forma combined book value per share has been calculated using shares of Pacific Capital Common Stock outstanding increased by the South Valley Common Stock outstanding multiplied by the Exchange Ratio of .92 shares for each share of South Valley Common Stock outstanding. Such pro forma per share data assumes no dissenting shareholders.

2. South Valley pro forma equivalent per share data is based on Pacific Capital and South Valley pro forma combined per share data multiplied by an Exchange Ratio of .92.

3. Per share information for South Valley has been restated to reflect the 10% stock dividend declared and paid in the first quarter of 1996.

              PRO FORMA (UNAUDITED) COMBINED FINANCIAL INFORMATION


         At the Effective Time, South Valley will merge with and into Pacific Capital and the separate existence of South Valley will cease. All assets and liabilities of South Valley will become assets and liabilities of Pacific Capital. In addition, the number of shares of Pacific Capital Common Stock outstanding will be increased by the number of shares of Pacific Capital Common Stock issued to holders of South Valley Common Stock and options for South Valley Common Stock in the Merger.

         The following tables show unaudited pro forma financial information for Pacific Capital and South Valley. The unaudited pro forma income statement assumes that the Merger had taken place at the beginning of the earliest period presented and the unaudited pro forma balance sheet assumes that the Merger took place on June 30, 1996. Unaudited pro forma income statements are shown for the years ended December 31, 1995, 1994 and 1993 and June 30, 1996 and an unaudited pro forma balance sheet is shown as of June 30, 1996.


                                            SELECTED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                                                     PACIFIC CAPITAL AND SOUTH VALLEY
                                                                (UNAUDITED)

                                                 Six Months Ended June 30, 1996                Year Ended December 31, 1995
                                             ---------------------------------------      ---------------------------------------
                                                                                             (Dollars in thousands except share
                                                                                               and per share amounts)

                                             Historical     Historical     Pro Forma      Historical     Historical     Pro Forma
                                                Pacific          South      Combined(1)      Pacific          South      Combined(1)
                                                Capital         Valley                       Capital         Valley
                                             ----------     ----------     ---------      ----------     ----------     ---------

Pro Forma Consolidated Summary of Operations

Interest and fees on loans                      $10,857        $ 5,102       $15,959         $20,461        $10,029       $30,490
Interest on investment
  securities and other interest income            3,007          1,948         4,955           5,384          2,804         8,188
                                                -------        -------       -------         -------        -------       -------
  Total interest income                          13,864          7,050        20,914          25,845         12,833        38,678
                                                -------        -------       -------         -------        -------       -------

Interest on deposits                              4,260          1,982         6,242           7,029          3,893        10,922
Interest on other borrowed
  funds                                              --             17            17              --             49            49
                                                -------        -------       -------         -------        -------       -------
  Total interest expense                          4,260          1,999         6,259           7,029          3,942        10,971
                                                -------        -------       -------         -------        -------       -------

Net interest income                               9,604          5,051        14,655          18,816          8,891        27,707
Provision for loan losses                            --            179           179             135            392           527
                                                -------        -------       -------         -------        -------       -------
Net interest income after
  provision for loan losses                       9,604          4,872        14,476          18,681          8,499        27,180
                                                -------        -------       -------         -------        -------       -------

Service charges on deposit
 accounts                                           706            444         1,150           1,805            951         2,756
Other income                                        334            115           449              70            157           227
                                                -------        -------       -------         -------        -------       -------
  Total noninterest income                        1,040            559         1,599           1,875          1,108         2,983

Salaries and benefits                             3,540          1,941         5,481           6,638          3,351         9,989
Occupancy expense                                   716            244           960           1,399            560         1,959
Equipment expense                                   532            199           731           1,035            410         1,445
Other operating expense                           1,366          1,335         2,701           3,270          2,689         5,959
                                                -------        -------       -------         -------        -------       -------
  Total noninterest expense                       6,154          3,719         9,873          12,342          7,010        19,352

Income before taxes                               4,490          1,712         6,202           8,214          2,597        10,811
Income taxes                                      1,731            677         2,408           3,180          1,020         4,200
                                                -------        -------       -------         -------        -------       -------
Income before cumulative effect
  of accounting change                          $ 2,759        $ 1,035       $ 3,794         $ 5,034        $ 1,577       $ 6,611
                                                =======        =======       =======         =======        =======       =======



                                                   Year Ended December 31, 1994                Year Ended December 31, 1993
                                             ---------------------------------------      ---------------------------------------



                                             Historical     Historical     Pro Forma      Historical     Historical     Pro Forma
                                                Pacific          South      Combined(1)      Pacific          South      Combined(1)
                                                Capital         Valley                       Capital         Valley
                                             ----------     ----------     ---------      ----------     ----------     ---------

Pro Forma Consolidated Summary of Operations
Interest and fees on loans                      $17,329        $ 9,101       $26,430         $15,557        $ 7,793       $23,350
Interest on investment
  securities and other income                     4,827          1,773         6,600           4,700          1,296         5,996
                                                -------        -------       -------         -------        -------       -------
  Total interest income                          22,156         10,874        33,030          20,257          9,089        29,346
                                                -------        -------       -------         -------        -------       -------

Interest on deposits                              5,183          2,802         7,985           5,150          2,486         7,636
Interest on other borrowed
  funds                                               2             87            89              25            102           127
                                                -------        -------       -------         -------        -------       -------
  Total interest expense                          5,185          2,889         8,074           5,175          2,588         7,763
                                                -------        -------       -------         -------        -------       -------

Net interest income                              16,971          7,985        24,956          15,082          6,501        21,583
Provision for loan losses                           100            379           479             890            388         1,278
                                                -------        -------       -------         -------        -------       -------
Net interest income after
  provision for loan losses                      16,871          7,606        24,477          14,192          6,113        20,305
                                                -------        -------       -------         -------        -------       -------

Service charges on deposit
 accounts                                         1,838            723         2,561           1,733            581         2,314
Other income                                        250             60           310             632             85           717
                                                -------        -------       -------         -------        -------       -------
  Total noninterest income                        2,088            783         2,871           2,365            666         3,031

Salaries and benefits                             6,027          2,703         8,730           5,801          2,410         8,211
Occupancy expense                                 1,271            508         1,779           1,309            562         1,871
Equipment expense                                 1,038            337         1,375           1,035            344         1,379
Other operating expense                           3,632          1,829         5,461           3,546          1,438         4,984
                                                -------        -------       -------         -------        -------       -------
  Total noninterest expense                      11,968          5,377        17,345          11,691          4,754        16,445

Income before taxes                               6,991          3,012        10,003           4,866          2,025         6,891
Income taxes                                      2,652          1,126         3,778           1,727            699         2,426
                                                -------        -------       -------         -------        -------       -------
Income before cumulative effect
  of accounting change                          $ 4,339        $ 1,886         6,225         $ 3,139        $ 1,326       $ 4,465
                                                =======        =======       =======         =======        =======       =======





                                               Six Months Ended June 30, 1996         Year Ended December 31, 1995
                                            -------------------------------------  -------------------------------------
                                                                                    (Dollars in thousands except share
                                                                                     and per share amounts)

                                         Historical  Historical    Pro Forma   Historical   Historical    Pro Forma
                                            Pacific       South     Combined (1)  Pacific        South     Combined (1)
                                            Capital      Valley                   Capital       Valley
                                         ----------  ----------    ---------   ----------   ----------      -------

Cumulative effect of change
  in accounting method                            -           -            -            -            -            -
Net income                                   $2,759      $1,035       $3,794       $5,034       $1,577       $6,611
                                             ======      ======       ======       ======       ======       ======

Per share
Income before cumulative effect
  of accounting change                        $1.01       $0.78        $0.96        $1.86        $1.20        $1.69

Cumulative effect of change
  in accounting method                           -           -            -            -            -            -
Net income                                   $1.01        $0.78        $0.96        $1.86        $1.20        $1.69
                                             =====        =====        =====        =====        =====        =====


Weighted average common and
  equivalent shares outstanding              2,739        1,332        3,964        2,701        1,316        3,912






                                              Year Ended December 31, 1994            Year Ended December 31, 1993
                                            -----------------------------------    ----------------------------------



                                           Historical  Historical    Pro Forma     Historical   Historical   Pro Forma
                                            Pacific        South   Combined (1)      Pacific        South   Combined (1)
                                            Capital       Valley                    Capital       Valley
                                            ---------   ---------     -------       ------      ---------  ------------

Cumulative effect of change
  in accounting method                           -            -              -        $549            -         $549
Net income                                  $4,339       $1,886         $6.225      $3,688       $1,326       $5,014
                                            ======       ======         ======      ======       ======       ======

Per share
Income before cumulative effect
  of accounting change                       $1.65        $1.43          $1.62       $1.18        $1.01        $1.16

Cumulative effect of change
  in accounting method                          -            -              -        $0.21           -         $0.14
Net income                                   $1.65        $1.43          $1.62       $1.39        $1.01        $1.30
                                             =====        =====          =====       =====        =====        =====


Weighted average common and
  equivalent shares outstanding              2,628        1,314         3,837        2,650        1,314         3,859




                                                 PACIFIC CAPITAL AND SOUTH VALLEY
                                                 PRO FORMA COMBINED BALANCE SHEET
                                                            (UNAUDITED)

                                                           June 30, 1996
                                                      (Dollars in thousands)

                                                                                          Pro Forma
                                                                                          Adjustments
                                                                                    ------------------------           Pro Forma
                                           Pacific Capital       South Valley       Debits           Credits       Combined Total
                                           ---------------       ------------       ------           -------       --------------
Assets:
     Cash and due from banks.................     $24,044             $9,215                                             $33,259
     Fed funds sold..........................      25,692             12,200                                              37,892
     Certificates of deposit.................          --                 --                                                  --
     Securities available-for-sale...........      79,824             45,841                                             125,665
     Securities held-to-maturity.............       6,079              5,722                                              11,801
     Mortgage loans held for sale............       4,538                 --                                               4,538
     Total loans, net........................     234,029             92,249                                             326,278
     Premises and equipment..................       8,837              5,935                                              14,772
     Other assets............................       8,002              5,300                                              13,302
                                                 --------           --------         -------           -------          --------
       Total assets..........................    $391,045           $176,462              --                --          $567,507
                                                 ========           ========         =======           =======          ========


Liabilities:
     Deposits................................    $344,671           $156,678                                            $501,349
     Short-term borrowings...................          --                967                                                 967
     Other liabilities.......................       2,401                932                                               3,333
     Long-term debt..........................          --                 --                                                  --
                                                 --------          ---------         -------           -------         ---------
       Total liabilities.....................     347,072            158,577              --                --           505,649

Shareholders' equity:
     Preferred stock.........................          --                 --                                                  --
     Common stock............................      31,179             13,123                                              44,302
     Retained earnings.......................      13,413              5,179                                              18,592
     Unrealized loss on securities
       available for sale....................       (619)              (417)                                             (1,036)
                                                   ------             ------         -------           -------           -------
       Total shareholders' equity............      43,973             17,885              --                --            61,858

       Total liabilities
         and shareholders' equity............    $391,045           $176,462             --                 --          $567,507
                                                  =======           ========         =======           ========          =======


                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


1. There are no adjustments to the historical balance sheet or statements of income of Pacific Capital and South Valley to arrive at the pro forma combined balance sheet and pro forma combined statements of income. Total costs to be incurred by Pacific Capital and South Valley in connection with the Merger are estimated to be approximately $________ net of expenses incurred prior to June 30, 1996. These costs, relating to legal, printing, accounting, and other related expenses, will be charged against net income of the combined company in the periods in which they are incurred. Accordingly, the effect of these costs has not been reflected in the pro forma combined financial statements.

2. The pro forma combined per share data for net income has been calculated using Pacific Capital's weighted average number of fully diluted common and equivalent shares increased by such common and equivalent shares of South Valley Common Stock (after adjustment using the exchange ratio of .92 shares of Pacific Capital Common Stock for each share of South Valley Common Stock). Such pro forma per share data assumes no dissenting Pacific Capital or South Valley shareholders.

                                  INTRODUCTION


         This Joint Proxy Statement/Prospectus is being furnished to shareholders of Pacific Capital Bancorp ("Pacific Capital") and South Valley Bancorporation ("South Valley") in connection with the solicitation of Proxies by the Pacific Capital Board of Directors for use at the special meeting of shareholders of Pacific Capital to be held at [Address] [City], California, on Tuesday, October 22, 1996 at 4:00 p.m., local time, and at any adjournments or postponements thereof and the solicitation of Proxies by the South Valley Board of Directors for use at the special meeting of shareholders of South Valley to be held at [Address] [City], California, on Wednesday, October 16, 1996 at _____ p.m., local time, and at any adjournments or postponements thereof.

         At the respective meetings, the shareholders of record of Pacific Capital common stock ("Pacific Capital Common Stock") as of the close of business on September 23, 1996 (the "Pacific Capital Record Date") and the shareholders of record of South Valley common stock ("South Valley Common Stock") as of the close of business on August 27, 1996 (the "South Valley Record Date"), will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of July 18, 1996 (the "Agreement") by and between Pacific Capital and South Valley and a Merger Agreement between Pacific Capital and South Valley (collectively, the "Agreements") and the transactions contemplated thereby. Copies of the Agreements are attached as Annex A hereto and more fully described herein. The Agreements provide, among other things, that South Valley will merge with and into Pacific Capital (the "Merger") and, except as described herein, each share of South Valley Common Stock will be converted into .92 of a fully paid and nonassessable share of Pacific Capital Common Stock subject to certain potential adjustments as set forth in the Agreement. See "The Merger--Exchange Ratio; Conversion of Shares of South Valley Common Stock," "--Possible Adjustments to Exchange Ratio or Termination of the Agreement" and "--Treatment of Stock Options." The date on which this Joint Proxy Statement/Prospectus is first being sent to shareholders of Pacific Capital and South Valley is on or about ___________, 1996.

         This Joint Proxy Statement/Prospectus also serves as a prospectus for Pacific Capital under the Securities Act of 1933, as amended (the "Securities Act"), for the Pacific Capital Common Stock to be issued in connection with the consummation of the Merger.


                        INFORMATION ABOUT PACIFIC CAPITAL

         Pacific Capital is a California corporation and bank holding company which was incorporated on January 26, 1983. First National Bank of Central California, the Company's wholly-owned banking subsidiary ("FNB"), commenced operations on April 2, 1984, under the name of First National Bank of Monterey County. FNB is a full service commercial bank serving Monterey, Salinas, Carmel, Watsonville, Prunedale and surrounding areas in Monterey and Santa Cruz Counties in California. The Company itself does not engage in any business activities other than the ownership of FNB and the ownership of one other wholly-owned subsidiary, Pacific Capital Services Corporation ("PCSC"). PCSC has no active operations at this time.

         FNB provides a wide range of commercial banking services to individuals, professionals, and small and medium sized businesses. The services provided include those typically offered by commercial banks, such as: checking, interest checking and savings accounts, travelers checks, safe deposit boxes, collection services, night depository facilities and wire and telephone transfers. In addition to the above deposit services, FNB also provides a full array of loan products including commercial, real estate and consumer loans as well as a variety of government assisted loan programs such as SBA or Rural Economic Community Development Service guaranteed loans. The deposits of each depositor of FNB are insured up to $100,000 by the Federal Deposit Insurance Corporation (the "FDIC"). Professional firms, individuals and businesses form the core of FNB's customer and deposit base.

         Most of FNB's deposits are obtained from individuals, professionals and small and medium sized businesses. As of June 30, 1996, FNB had a total of 17,919 accounts representing 10,091 demand deposit

(checking) accounts with an average balance of approximately $12,454 each; 5,521 savings, interest-bearing demand, and money market accounts with an average balance of approximately $19,199 each; and 2,307 other time accounts with an average balance of approximately $46,843 each.

         FNB engages in a full complement of lending activities, including commercial, consumer/installment and short-term real state loans, with a particular emphasis on short- and medium-term commercial obligations. Commercial lending activities are directed principally toward small- to medium-sized businesses, such as professional firms, retail, light industry and manufacturing to which FNB makes (a) loans for working capital, (b) loans secured by receivable and inventory, (c) term loans for equipment; and (d) real estate development loans. In addition to conventional commercial lending, FNB also offers an array of government assisted loan products including SBA guaranteed loans, SBA 504 loans (primarily for commercial real estate transactions), Rural Economic Community Development Services guaranteed loans and loans guaranteed under the State of California guarantee program. FNB also works to meet the needs of the local municipalities by providing lease financing for a wide variety of equipment purchases including energy retrofit, fire trucks, police cars, portable classrooms, etc. Consumer lending is oriented primarily to the needs of FNB's customers, with an emphasis on automobile financing and real estate loans. Real estate loans include home loans, equity advance loans and construction loans.

         FNB concentrates its lending activities in the following areas: real estate loans, commercial loans and consumer loans to individuals. As of June 30, 1996, these three categories accounted for approximately 65%, 28.7% and 5.6%, respectively, of FNB's loan portfolio. As of June 30, 1996, FNB had total loans outstanding of $234,029. No material portion of FNB's loan portfolio is concentrated within a single industry or group of related industries.

         FNB currently operates five branch offices: the Monterey branch located at 495 Washington Street, Monterey; the Salinas branch located at 1001 South Main Street, Salinas; the Oldtown office located at 307 Main Street, Salinas; the Carmel branch located in the Carmel Rancho Shopping Center, Carmel; and the Watsonville branch located at 655 Main Street, Watsonville. In addition to a banking office, the Oldtown office in Salinas houses all of SVNB's administrative functions as well as Data Processing/Operations department and a Community/Board room.

Directors of Pacific Capital

                  The following table sets forth certain information with respect to the current Board of Directors of Pacific Capital, as well as all directors and officers of Pacific Capital as a group. All of the shares shown in the following table are owned both of record and beneficially, and the person named possesses sole voting power, except as otherwise indicated in the notes to the table.


                                                                                                     Shares Beneficially
                                                                                                        Owned As of
                                                                                                     March 15, 1996(1)
                                                                                                  --------------------------
                                                                              Director of
                                   Positions and Offices Held                Pacific Capital                      Percent of
Nominee                   Age      With Pacific Capital and FNB                  Since             Amount            Class
- -------                  -----     ----------------------------              ---------------       ------         -----------

Charles E.                70       Director of Pacific Capital                   1983             24,665(2)          .94%
  Bancroft                         and FNB

Gene                      54       Director of Pacific Capital                   1990             26,559(2)(3)      1.01%
  DiCicco                          and FNB

Lewis L.                  70       Director of Pacific Capital                   1983             32,447(2)(4)      1.28%
  Fenton                           and FNB

Gerald T.                 67       Director of Pacific Capital                   1983             22,834(2)          .87%
  Fry                              and FNB

James L.                  58       Secretary and Director of                     1983             30,134(2)         1.15%
  Gattis                           Pacific Capital and Bank

Stanley R.                56       Chairman of the Board of Directors of         1983             38,222(2)(5)      1.46%
  Haynes                           Pacific Capital and FNB

D. Vernon                 56       Chief Executive Officer and                   1983             69,302(6)         2.65%
  Horton                           Director of Pacific Capital;
                                   President, Chief Executive Officer
                                   and Director of FNB

Hubert W.                 69       Director of Pacific Capital                   1990             37,961(2)         1.45%
  Hudson                           and FNB

William J.                63       Director of Pacific Capital                   1983             31,419(2)(7)      1.20%
  Keller                           and FNB

Clayton C.                49       President and                                 1983             76,758(8)         2.93%
  Larson                           Director of Pacific Capital;
                                   Executive Vice President,
                                   Chief Administrative Officer
                                   and Director of FNB

William S.                62       Vice Chairman of the Board of                 1983             50,697(2)(9)      1.94%
  McAfee                           Directors of Pacific Capital and FNB

William H.                68       Director of Pacific Capital                   1983             33,872(2)(10)     1.29%
  Pope                             and FNB

William K.                69       Director of Pacific Capital                   1990             43,531(2)(11)     1.66%
  Sambrailo                        and FNB

                                       20


                                                                                                     Shares Beneficially
                                                                                                        Owned As of
                                                                                                     March 15, 1996(1)
                                                                                                  --------------------------
                                                                              Director of
                                   Positions and Offices Held                Pacific Capital                      Percent of
Nominee                   Age      With Pacific Capital and FNB                  Since             Amount            Class
- -------                  -----     ----------------------------              ---------------       ------         -----------


Robert B.                 73       Director of Pacific Capital                    1983             41,247(2)          1.58%
  Sheppard                         and FNB

Clyn Smith,
  Jr.                     76       Director of Pacific Capital and FNB            1984             48,945(2)(12)      1.87%

All Directors and officers                                                                        635,754(13)        22.08%
of the Company as a group
(17 in number)


(1) Adjusted to reflect a 5% stock dividend paid to shareholders of record as of December 1, 1995.

(2) Includes 6,379 shares subject to presently exercisable options granted under Pacific Capital's 1992 Directors' Stock Option Plan and 11,025 shares issuable upon exercise of options granted under Pacific Capital's 1994 Stock Option Plan.

(3) Includes 6,627 shares subject to presently exercisable options granted under Pacific Capital's 1984 Stock Option Plan and 2,528 shares held by DiCicco Centers, a partnership in which Mr. DiCicco is a general partner.

(4) Includes 5,422 shares held by Wells Fargo Bank, Trustee of the Lewis L. Fenton Managed Individual Retirement Account.

(5) Includes 12,810 shares held by Stanley Haynes, trustee of the Stanley Haynes Family Revocable Inter Vivos Trust dated 9/13/91, 3,478 shares held by Cinderella Showcase, Inc., a corporation controlled by Mr. Haynes, 2,231 shares held in an IRA, 438 shares held by Mr. Haynes and his daughter as joint tenants, and 1,861 shares held by Mr. Haynes' wife.

(6) Includes 18,231 shares subject to presently exercisable options granted under Pacific Capital's 1984 Stock Option Plan and 5,909 shares allocated as of December 31, 1995, to Mr. Horton's account pursuant to Pacific Capital's Employee Stock Ownership Plan, 1,930 shares held in an IRA, and 612 shares held by the 1987 First National Bank of Central California
      Irrevocable  Nonqualified  Deferred  Compensation  Trust,  FBO  D.  Vernon
      Horton.

(7) Represents 7,173 shares held in an IRA and 6,842 shares held by William James Keller and Clara Downs Keller, Trustees of the 1986 Keller Revocable Trust U/D/T dated 9/9/86 F/B/O William James Keller and Clara Downs Keller.

(8) Includes 18,231 shares subject to presently exercisable options granted under Pacific Capital's 1984 Stock Option Plan and 5,799 shares allocated as of December 31, 1995, to Mr. Larson's account pursuant to Pacific Capital's Employee Stock Ownership Plan, 6,616 shares held in an IRA, and 4,544 shares held in the 1987 First National Bank of Central California
      Irrevocable Nonqualified Deferred Compensation Trust, FBO Clayton C. Larson. Also includes 61 shares held for Derek Larson and 59 shares each held for Jamie Larson and Jill Larson, by Sharon Larson under the California Uniform Gift to Minors Act and 578 shares held by Mrs. Larson in an IRA.

(9) Represents 27,276 shares held by the William S. McAfee, MD, Inc., TR Revised Profit Sharing Plan over which Dr. McAfee exercises sole voting and investment control and 1,471 held by a defined benefit plan of which Dr. McAfee's wife is trustee.

(10) Includes 12,821 shares held by W. H. Pope, Inc., as to which Mr. Pope exercises sole voting and investment control and 988 shares held in an IRA.

(11) Represents 9,819 shares held by the Charles Sambrailo Paper Company Profit Sharing Plan over which Mr. Sambrailo exercises voting and investment control, 129 shares held by Mr. Sambrailo and Clarence J. Ferrari, Jr., Co-Trustees of the Charles P. Sambrailo, Jr., QTIP Trust UTA dated 10/1/76, as amended and 16,179 shares held by William K. Sambrailo TR, or his successor trustee under Revocable Trust Agreement dtd 9/1/89, as amended, FBO William K. Sambrailo.

(12) Includes 1,027 shares owned by Dr. Smith's wife and 30,514 shares held by Clyn Smith, Jr., Trustee of the Clyn Smith, Jr., Living Trust 6/3/82.

                                       21

(13) Includes 48,558 shares subject to presently exercisable options granted under Pacific Capital's 1984 Stock Option Plan, 82,927 shares subject to presently exercisable options granted under the 1991 Director's Stock Option Plan and 146,475 shares subject to presently exercisable options granted under the 1994 Stock Option Plan. Also includes 18,059 shares allocated under Pacific Capital's Employee Stock Ownership Plan.


      The following information with respect to the principal occupation or employment of each director and executive officer, the principal business of the corporation or other organization in which such occupation or employment is carried on, and in regard to other affiliations and business experience during the past five (5) years, has been furnished to Pacific Capital by the respective directors and executive officers. Except for Pacific Capital's wholly-owned banking subsidiary, FNB, and Pacific Capital Services Corporation (an inactive subsidiary of Pacific Capital), none of the corporations or organizations discussed below is an affiliate of Pacific Capital.

      CHARLES E. BANCROFT is a director, President and CEO of Sequoia Insurance Company, a California domicile property and casualty insurance company. He also serves as President of the Coalition of Independent Casualty Companies of America (CICCA). He was formerly director and officer for Pace America, from which he resigned in August 1994. Until June 30, 1986, Mr. Bancroft served as Chairman, President and Chief Executive Officer of Calmutual Insurance Company, a successor to California Mutual Insurance Company, for which Mr. Bancroft served as Chairman and Chief Executive Officer for eighteen years. Mr. Bancroft has also held numerous civic and trade-related offices and directorships.

      DENNIS A. DECIUS is Executive Vice President and Chief Financial Officer of Pacific Capital, Senior Vice President and Chief Financial Officer of FNB, and Chief Financial Officer and Secretary of Pacific Capital Services Corporation. Mr. DeCius' banking career began in 1959 when he joined the Federal Reserve Bank of San Francisco. During his nine and one-half years with the Federal Reserve Bank of San Francisco, he held various positions and spent six years serving in the capacity of Assistant Auditor. In 1970, he was employed by Valley National Bank of Arizona as Assistant Branch Manager/Operations. In 1973, he moved to El Camino Bank, Anaheim, California as the Vice President and Cashier and served in that capacity until June of 1974 when he joined Valley National Bank, Salinas, California as Vice President and Cashier. Mr. DeCius rejoined Valley National Bank of Arizona in 1976 as Project Coordinator. In 1979, Mr. DeCius accepted a position with Valley Bank of Nevada as Vice President/Manager of Depositor Services, and, during the remainder of his tenure, also served in the positions of Vice President, Chief Auditor and Vice President of Human Resources. In 1982, he joined Chino Valley Bank, Chino, California as Senior Vice President and Cashier. Mr. DeCius serves as a Director and Chairman of Western Payments Alliance.

      GENE DICICCO founded and is a principal in DiCicco Nurseries, Inc., Sunnyvale Floral Shippers, Inc., DiCicco Centers and Watsonville Nurseries. He has had active involvement as a Board Member, President, or Committee Chair in the Watsonville Chamber of Commerce, Rotary Club, Watsonville Community Hospital and Watsonville YMCA. Mr. DiCicco is presently President of the Board of Directors for Watsonville Community Hospital. He also has held positions of responsibility in trade organizations serving rose growers in the United States.

      DALE R. DIEDERICK is Senior Vice President/Loan Administration for FNB. He has been with FNB since 1984 and was elected an executive officer in January 1993. Mr. Diederick was with Valley National Bank, Salinas from 1977-1984 and served as a regional supervisor responsible for the loan operations of nine branches prior to joining FNB. He was a branch manager with Household Finance Company prior to beginning his banking career. Mr. Diederick has also served as an instructor for Robert Morris Associates in both consumer lending and commercial lending courses.

      LEWIS L. FENTON is a practicing attorney serving as of counsel to Fenton & Keller, a professional corporation with offices in Monterey and Salinas, and to Hoge, Fenton, Jones and Appel, Inc. of San Jose. Mr. Fenton received his A.B. degree from Stanford University in 1948 and his L.L.B. degree from Stanford University Law School in 1950 and has been a member of the California Bar Association since that time. Mr.

Fenton is a member of the American Bar Association, the Monterey and Santa Clara County Bar Associations, the National Association of Railroad Trial Counsel, the Association of Defense Counsel of Northern California (serving as President during 1966-1967) and the International Academy of Trial Lawyers. He is certified as an Advocate by the American Board of Trial Advocates, the National Board of Trial Advocates and is a fellow of the American College of Trial Lawyers.

      GERALD T. FRY is the Chief Financial Officer of OPI-Office Products, Inc. in Monterey and served as a member of the Monterey City Council beginning in 1963, having been re-elected six times. Mr. Fry also served as Mayor of Monterey, having been elected three times. He has been actively engaged in the office products sales field since 1960.

      JAMES L. GATTIS is a self-employed real estate developer and is active in commercial real estate development and the renovation of commercial buildings in Salinas. Mr. Gattis is the former owner of Jim Gattis Men's Wear and is President of Keystone Plus, Inc. which is a management consulting company. Mr. Gattis serves as a Founding Director of the California International Airshow, and Director of Cherry's Jubilee, Salinas Valley Memorial Hospital Foundation, Community Foundation for Monterey County and is a director of the Steinbeck Center Foundation.

      STANLEY R. HAYNES has been President of Cinderella Showcase, Inc., since 1967, a retail carpet firm with three stores in Salinas and two stores in San Luis Obispo. Mr. Haynes is a former member of the EvansBlack Carpets National Dealer Advisory Council, a former member of the Board of Directors of the Retail Carpet Institute and was named America's Floor Covering Dealer of the year in 1978.

      D. VERNON HORTON is Chief Executive Officer and a director of Pacific Capital and President, Chief Executive Officer, and a director of FNB. Mr. Horton's banking career commenced in 1964 with Valley National Bank, Salinas. He served that bank in various capacities including lending, operations and business development and in 1979 was appointed Chief Executive Officer and a member of the Board of Directors. In August of 1981 he was appointed President of Valley National Bank. He resigned all positions with Valley National Bank on December 31, 1983 to join Pacific Capital and FNB. Mr. Horton is also a director of Pacific Capital Services Corporation. He serves as a director of Cherry's Jubilee and the California Rodeo Association.

      HUBERT W. HUDSON is a consultant to McSherry & Hudson, Watsonville, a general insurance agency, a position he has held since January 1995 when he sold his partnership interest he had held since 1950. In addition to his insurance business, Mr. Hudson is an investor in several Santa Cruz County properties including Aptos Station, a shopping center in Aptos, and properties in the City of Watsonville held by the partnership, Arthur Road Properties of Watsonville. He is past President of the Watsonville Rotary Club, Watsonville Insurance Agents Association and Past Director of the Independent Insurance Agents Association of California. He is a member of SCORE, a counseling service to small businesses.

      WILLIAM J. KELLER has been a practicing urologist in Salinas since 1964. A graduate of the University of Illinois with a degree in Chemistry, he attended medical school at the University of Illinois Medical Center in Chicago and received his M.D. degree in 1957. His internship in Chicago in 1957 and 1958 was followed by a four-year residency in urology at the Southern Pacific Hospital in San Francisco. Following a two-year tour of duty as a captain in the Medical Corps at Womack Army Hospital in Fort Bragg, North Carolina, he moved to
Salinas. Professional activities include membership in the California Medical Association and Monterey County Medical Society (President 1975-76). Dr. Keller is also a Fellow of the American College of Surgeons and a Diplomate of the American Board of Urology. He is Past President of the Salinas Rotary Club.

      CLAYTON C. LARSON is President and a director of Pacific Capital, and Executive Vice President, Chief Administrative Officer and a director of FNB. Mr. Larson's banking career commenced in 1972 when he joined Valley National Bank, as a loan officer. During his tenure with Valley National Bank he attained the position of Senior Vice President/Branch Administrator and in 1981 became a director of that bank. In addition to his duties as Branch Administrator, he was responsible for the marketing activities of the bank and was chairman of the salary committee. Mr. Larson is also President and a director of Pacific Capital Services Corporation. He serves on the Board of Trustees of the Monterey Institute of International Studies and is currently President of the Community Foundation of Monterey County.

      WILLIAM S. McAFEE is a physician and surgeon specializing in otolaryngology and head and neck surgery in Monterey since 1968. Dr. McAfee graduated from Ohio Wesleyan University in 1956, received his M.D. degree from the Ohio State University College of Medicine in 1961 and served his internship and residency between 1962 and 1966 at the Herbert C. Moffitt - University of California Hospital in San Francisco. He was board certified in otolaryngology in 1966, has been a Fellow of the American College of Surgeons since 1972 and is a Fellow in the American Academy of Facial Plastic and Reconstructive Surgery. Dr. McAfee is the President of the Monterey Peninsula Surgery Center. He serves on the Monterey County Medical Society Board of Directors, is a member of the California Medical Association and is past President of the Monterey Rotary Club.

      WILLIAM H. POPE is a retired certified public accountant. In 1960, Mr. Pope was instrumental in the formation of the firm of Kasavan and Pope, of which he was the senior partner, which now has offices in Salinas and Monterey. He holds memberships in the American Institute of Certified Public Accountants as well as the California Society of CPA's.

      WILLIAM K. SAMBRAILO joined the Charles Sambrailo Paper Company, Watsonville, a produce packaging supplies company, in 1962 and has served as its President since 1989. He is also Secretary/Treasurer of S&S Trucking, a common carrier, a partner in Charles Sambrailo & Sons, and a partner in Samco Plastics, Inc., an injection mold and manufacturing company.

      ROBERT B. SHEPPARD retired in 1981 as Vice Chairman of the Board of Directors of Allstate Insurance Companies, culminating a thirty-year career in the insurance industry. He was President of Allstate Insurance Companies and Allstate Enterprises, Inc. from 1973 to 1980. Mr. Sheppard served on the Executive Committee of the United States Olympic Committee from 1976 to 1988 and is currently a trustee of the United States Olympic Foundation. He is also a Trustee of Community Hospital of the Monterey Peninsula. In addition, Mr. Sheppard is a consultant and a member of the Compensation Committee to The Doctors Co., a medical malpractice insurer.

      CLYN SMITH, JR., is a general surgeon who began his practice in Monterey, California in 1949 and retired from practice in 1984. Dr. Smith graduated (A.B.) from Stanford University in 1940 and received his M.D. degree from Stanford University School of Medicine in 1944. He is a Fellow of the American College of Surgeons and a Diplomate of the American Board of Surgery. He served his internship at the Highland-Alameda County Hospital in Oakland in 1943-44 followed by two years of military service in the Army Medical Corps. He was Resident in Surgery at the Samuel Merritt Hospital in Oakland, CA in 1946-47 and was resident in surgery at the Highland-Alameda County Hospital in Oakland, CA in 1947-49. Professional activities include membership in the American Medical Association, California Medical Association and the Monterey County Medical Society, of which he is a past President. Dr. Smith is a former member of the Board of Directors of the Carmel Foundation and the Carmel Bach Festival.

      No director or executive officer of Pacific Capital or FNB has any family relationship with any other director or executive officer of Pacific Capital or FNB.

      No director or nominee as a director of Pacific Capital is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

Committees of the Board of Directors

The Board of Directors has formed a standing audit committee of Pacific Capital, which meets in conjunction with the audit committee of FNB and has the same membership. The members of Pacific Capital's Audit Committee are Messrs. Pope, Fenton, Fry, Haynes, Keller and McAfee. The Board of Directors of FNB has established an Executive Committee as well as committees for Loan,
Investment/Asset liability, Audit/Security, Human Resources, Insurance, Information Services and Marketing. The Board of Directors performs the function of the compensation committee and the Executive Committee performs the function of the nominating committee of Pacific Capital. In accordance with the requirements of the Commission, the Human Resources Committee of the Board of Directors of FNB has prepared the Report on Executive Compensation.

The Board of Directors of Pacific Capital met twelve (12) times during 1995. During 1995, each director of Pacific Capital attended at least 75% of the meetings of the Board of Directors and of the meetings of committees on which each director served.

Executive Officers

The following table sets forth certain information with respect to the executive officers of Pacific Capital:

Name                            Age      Positions Held With Pacific Capital         Executive Officer Since
- ----                            ---      -----------------------------------         -----------------------
D. Vernon Horton                56       Chief Executive Officer and Director                 1983

Clayton C. Larson               49       President and Director                               1983

Dennis A. DeCius                56       Executive Vice President and                         1983
                                         Chief Financial Officer

Dale R. Diederick               46       Senior Vice President/                               1993
                                         Loan Administration

Executive Compensation

               The following table sets forth a summary of the compensation paid (for services rendered in all capacities) during Pacific Capital's past three fiscal years to D. Vernon Horton, Chief Executive Officer of Pacific Capital, and to Clayton C. Larson, Dennis A. DeCius and Dale R. Diederick, executive officers of Pacific Capital whose annual compensation for 1995 exceeded $100,000.



                                                                                     Other        Long-Term
                                                                                    Annual      Compensation         All Other
                                                                                 Compensation        ---           Compensation
Name                          Position            Year       Salary       Bonus       (1)            Awards
                                                                                                -------------
                                                                                                    Options
D. Vernon Horton    Chief Executive Officer       1995      $171,254     $155,250   $11,150           0              $90,556(2)
                                                  1994      $159,328     $135,000   $11,050           0              $57,332
                                                  1993      $153,200     $110,000   $11,492           0              $45,517
Clayton C. Larson   President                     1995      $165,672     $155,250   $12,650           0              $70,575(3)
                                                  1994      $154,128     $135,000    $9,447           0              $40,866
                                                  1993      $148,200     $110,000   $13,050           0              $27,482

Dennis A. DeCius    Executive Vice President/     1995      $109,027      $67,650    $7,812           0               $63,208(4)
                    Chief Financial Officer       1994      $102,856      $61,500    $6,200           0               $41,026
                    Senior Vice President/        1993       $98,900      $50,000    $6,200           0               $28,533

Dale R. Diederick   Loan Administration           1995       $87,192      $22,000    $3,325           0               $24,814(5)

(1) Includes dollar value of perquisites, consisting entirely of a car allowance.

(2) Includes for 1995 the cash value of shares allocated to Mr. Horton's ESOP account ($52,948), $1,500 contributed by Pacific Capital to Mr. Horton's account in Pacific Capital's 401(k) Plan, $6,284 paid in life insurance and medical coverage premiums for Mr. Horton and $29,824 accrued under Mr. Horton's Salary Continuation Agreement.

(3) Includes for 1995 the cash value of shares allocated to Mr. Larson's ESOP account ($52,094), $1,500 contributed by Pacific Capital to Mr. Larson's account in Pacific Capital's 401(k) Plan, $5,858 paid in life insurance and medical coverage premiums for Mr. Larson and $11,123 accrued under Mr. Larson's Salary Continuation Agreement.

(4) Includes for 1995 the cash value of shares allocated to Mr. DeCius' ESOP account ($38,219), $1,500 contributed by Pacific Capital to Mr. DeCius' account in Pacific Capital's 401(k) Plan, $5,217 paid by Pacific Capital for life insurance and medical coverage premiums for Mr. DeCius and $18,272 accrued under Mr. DeCius' Salary Continuation Agreement.

(5) Includes for 1995 the cash value of shares allocated to Mr. Diederick's ESOP account ($23,647), $1,167 contributed by Pacific Capital to Mr. Diederick's 401(k) Plan.

Stock Options Grants and Exercises

               In addition to Pacific Capital's 1984 Stock Option Plan, the Board of Directors of Pacific Capital adopted the Pacific Capital Bancorp 1994 Stock Option Plan on September 27, 1994, in which the Chief Executive Officer and other executive officers of Pacific Capital participate. The 1994 Stock Option Plan set aside 489,000 shares (adjusted to reflect all stock dividends, stock splits and option exercises) of Pacific Capital's Common Stock for which options may be granted to the directors, officers and employees of Pacific Capital. The 1994 Stock Option Plan was approved by the shareholders of Pacific Capital at Pacific's 1995 Annual Meeting of Shareholders. The 1994 Stock Option Plan extends for a period of ten (10) years and is administered by a three-member committee of the Board of Directors. All committee members qualify as "disinterested persons" within the meaning of the Rule 16b-3 of the Exchange Act.

               The 1994 Stock Option Plan provides for the issuance of options which qualify as incentive stock options and under Section 422A of the Internal Revenue Code, as amended, as well as nonqualified options. Incentive stock options are subject to different tax treatment than nonqualified options. The exercise price of any option may not be less than 100% of the fair market value of the shares subject to option on the date the option is granted.

               Within three (3) months following termination of directorship or employment for any reason other than death, disability, or cause, an optionee may exercise his or her option to the extent such option was exercisable on the date of termination. If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative or estate has the right for a period of twelve (12) months following the date of such death or disability or exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option. If an optionee is terminated for cause, neither the optionee nor the optionee's estate is entitled to exercise any option with respect to any shares of Pacific Capital Common Stock.

               No options under the 1984 or 1994 Stock Option Plans were exercised by any of the executive officer of Pacific Capital during the 1995 fiscal year.

               The following table shows the stock options granted to named executive officers during the last completed fiscal year:

Option/SAR Grants in Last Fiscal Year


                                                                                 Potential
                                                                            Realizable Value at
                                                                              Assumed Annual           Alternative
                                                                            Rates of Stock Price         to and
                                                                               Appreciation            Grant Date
                                                                               for Option Term             Value
                             Individual Grants
            Number of            % of
            Securities           Total
             Under-              Options/
  Name       lying              SARs
             Option/             Granted to           Exercise
              SARs               Employees            or Base                                            Grant Date
             Granted             in Fiscal             Price      Expiration                               Present
               (#)                  Year               ($/Sh)        Date      5% ($)      10% ($)         Value $

  Dale R.     3,000                24.0%               $19.00      05/18/04    $85,847     $90,843            $0
 Diederick

The following table shows the value at December 31, 1995, of unexercised options held by the named executive officers:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values




                                                                   Number of securities                     Value of
                                                                  underlying unexercised                   unexercised
                                                              options at fiscal year-end (#)          in-the-money options
                 Shares acquired       Value Realized ($)             Exercisable/                    at fiscal year-end ($)
      Name       on exercise (#)                                      unexercisable                        Exercisable/
                                                                                                           unexercisable

D. Vernon Horton        0                    0                         18,231/0                            $205,363/$0
Clayton C. Larson       0                    0                         18,231/0                            $205,363/$0
Dennis A. DeCius        0                    0                         5,469/0                              $61,606/$0
Dale R. Diederick       0                    0                        787/2,363                           $5,631/$16,907

Employment Contracts

               FNB entered into a three-year employment agreement with Mr. Horton on May 22, 1993, pursuant to which he serves as President of FNB. The agreement provides for an annual salary of $153,200 subject to annual increases within the sole discretion of the Board of Directors of FNB. Mr. Horton's salary was $159,328 for the second year of the agreement, and his salary has been set at $171,254 for the third year of the agreement. FNB may also pay an annual discretionary cash bonus to Mr. Horton based upon his efforts and performance. The amount of such bonus, if any, will be determined within the sole discretion of the Board of Directors of FNB. If Mr. Horton is terminated without cause during the course of the agreement, he will be entitled to receive severance pay in an amount equal to six months' salary at his then prevailing salary. In the event of a change in control by merger or purchase of FNB and/or Pacific Capital into or by another entity, not resulting from financial difficulties or insolvency of FNB or Pacific Capital, Mr. Horton shall receive 18 months' compensation. In any other event, Mr. Horton will be entitled only to the salary earned up to the date of termination. If a program is established which provides for a calculable annual bonus, he also will be entitled to receive a pro rata bonus based upon the fraction of the calendar year during which he was employed. Mr. Horton has been provided with an automobile for use during the term of the agreement. Mr. Horton is also being reimbursed for all ordinary and necessary expenses incurred by him in connection with activities associated with promoting the business of FNB. Further, Mr. Horton has been furnished a term life insurance policy in the face amount of $250,000 and with health, accident and disability insurance for himself and his family.

               FNB entered into a three-year employment agreement with Mr. Larson on May 22, 1993, pursuant to which he serves as Executive Vice President and Chief Administrative Officer of FNB. The agreement provides for an annual salary of $148,200, subject to annual increases within the sole discretion of the Board of Directors of FNB. Mr. Larson's salary was $154,128 for the second year of the agreement, and his salary has been set at $165,672 for the third year of the agreement. The remaining terms of Mr. Larson's agreement regarding automobile, bonuses, termination, expenses, insurance and severance pay are identical to those contained in Mr. Horton's agreement.

               FNB entered into a three-year employment agreement with Mr. DeCius on May 22, 1993, pursuant to which he serves as Senior Vice President and Chief Financial Officer of FNB. The agreement provides for an annual salary of $98,900, subject to annual increases within the sole discretion of the Board of Directors of FNB. Mr. DeCius' salary was $102,856 for the second year of the agreement, and his salary has been set at $109,027 for the third year of the agreement. The remaining terms of Mr. DeCius' agreement regarding automobile, bonuses, termination, expenses, insurance and severance pay are identical to those contained in Mr. Horton's agreement with the exception of a term life insurance policy in the face amount of $50,000.

Executive Salary Continuation Agreements

               On August 22, 1989, Messrs. Horton, Larson and DeCius each entered into an Executive Salary Continuation Agreement with FNB. The agreements provide that if the Executive continues to be employed by FNB at least until he reaches age 65, the Executive may retire or continue to work past age 65. Upon the Executive's retirement, FNB will pay an annual amount of $75,000, $70,000 and $50,000 to Messrs. Horton, Larson and DeCius, respectively, payable monthly for a period of 180 months following such retirement, subject to certain conditions set forth in the agreements. The Executive may also elect to take "early retirement" provided he has reached age 55 and has completed 10 years of service. If he so elects, he will receive monthly payments determined pursuant to a formula set forth in the agreements for a period of 180 months.

               If the  Executive  has been  employed  by Pacific  Capital  for a period of at least 3 continuous years, and the Executive's employment is terminated by Pacific Capital without cause, the Executive will be considered to be vested in 20% of the total amount he would otherwise receive and will become vested in an additional 10% for each succeeding year until he becomes 100% vested. In the event of a change in control of Pacific Capital, the Executive will become fully vested and, if his employment is terminated as a result of said change in control, will be entitled to the full amount as a severance payment.

               FNB purchased single premium life insurance policies on Messrs. Horton, Larson and DeCius in order to assist in meeting its obligations under the agreements and to indemnify FNB against loss. FNB is named as owner and beneficiary under each of the insurance policies.

Other Compensation and Compensation of Directors

               The Chairman of the Board of FNB receives $500 for each regular meeting of the Board of Directors attended, while other non-employee Directors receive $200. FNB Directors who serve as members of FNB's Loan and Discount Committee receive $200 for each meeting attended. The Chairman of the Audit and Security

Committee receives $300 and other non-employee Directors receive $100 for each meeting attending. The Chairman of the Investment Asset/Liability Committee receives $100 and other non-employee Directors receive $50 for each meeting attended. FNB Directors who serve as members of FNB's Executive Committee, Human Resources, Information Services and/or Insurance Committees receive $100 for each meeting attended.

               FNB, on behalf of certain of its Directors who desire group medical insurance coverage, paid $21,797 in insurance premium payments for such coverage in 1995.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

               Section 16(a) of the Securities Exchange Act of 1934 requires Pacific Capital's officers and directors, and any persons who own more than ten percent of a registered class of Pacific Capital's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten-percent shareholders are required by Commission regulation to furnish Pacific Capital with copies of all Section 16(a) forms they file. To the best knowledge of Pacific Capital, there are no persons who own more than ten percent of Pacific Capital's Common Stock.

               Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Form 5s were required for those persons, Pacific Capital believes that, for the fiscal year ended December 31, 1995 all filing requirements applicable to its officers and directors have been satisfied.

Certain Relationships and Related Transactions

               FNB's Administrative and Oldtown office is leased from James L. Gattis, a director of Pacific Capital, pursuant to a lease for a total of 17,033 square feet of office space in a building located at 307 Main Street, Salinas, California. The initial lease commenced on May 1, 1989, for a five (5) year term with three consecutive five-year options to renew. The first option commenced on January 1, 1994. The initial rental rate under the lease was $10,600 per month and is increased annually to reflect changes in the Consumer Price Index for all items for the San Francisco/Oakland Metropolitan Area, using October, 1988 as the base month. FNB also pays all taxes and assessments levied against the leased premises and also pays for all utilities. FNB paid $188,060 in rent for these premises during 1995.

               Based on available market lease rate information, FNB's Board of Directors has determined that the lease rate is competitive with and comparable to market lease rates in Salinas, California and that the terms of the lease are no less favorable to FNB than would be the terms of a lease with an unrelated party.

               FNB obtained various insurance policies through the insurance agency of McSherry & Hudson, of which Director Hubert W. Hudson was a partner during 1995. FNB paid $150,062 in insurance premiums to McSherry & Hudson in 1995.

Indebtedness of Management

               Some of the directors and executive officers of Pacific Capital, and members of their immediate families and the companies with which they have been associated, have been customers of and have had banking transactions with FNB in the ordinary course of FNB's business since January 1, 1995, and FNB expects to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of FNB, did not involve more than the normal risk of collectibility or present other unfavorable features.

                         INFORMATION ABOUT SOUTH VALLEY

      South Valley is a California corporation organized in 1982 to act as SVNB holding company of South Valley National SVNB, a national bank ("SVNB") with headquarters in Morgan Hill and branch offices in Gilroy, Hollister and San Juan Bautista. In 1983, South Valley purchased all of the outstanding common stock of SVNB. Other than holding the shares of SVNB, South Valley conducts no significant activities, although it is authorized, with the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), South Valley's principal regulator, to engage in a variety of activities which are deemed closely related to the business of banking.

      SVNB engages in general commercial banking in southern Santa Clara County and in San Benito County, offering traditional commercial banking services to the business, professional and consumer communities, with emphasis on larger consumer accounts, small and mid-size business accounts and professional accounts. To the fullest extent possible, loans are written on a variable rate basis. Commercial, real estate, and consumer loans are offered and are tailored to the individual needs of the borrower. SVNB's marketing efforts focus on local customers, both in selling SVNB's services and attracting deposits. SVNB accepts noninterest-bearing and interest-bearing demand accounts, as well as traditional savings accounts and time certificates of deposit with competitively priced interest rates.

      The main offices of South Valley and SVNB are located at 500 Tennant Station in Morgan Hill, California; SVNB's Gilroy office is located at 8000 Santa Teresa Blvd.; SVNB's Hollister office is located at 1730 Airline Highway; and SVNB's San Juan Bautista office is located at 301 Third Street.

      SVNB's commercial lending is focused on providing short term loans and lines of credit to professional service firms and local businesses. Commercial clients include small retail businesses, light industry manufacturing companies and various professional service firms. Emphasis is placed on the borrower's earnings history, capitalization, secondary sources of repayment (such as accounts receivable) and, in many instances, tertiary sources of repayment (such as personal guarantees or personal assets). Through community involvement in Chambers of Commerce, rotary clubs, civic organizations and redevelopment activities, officers of SVNB stay in close contact with the leaders and decision makers within the communities.

      In addition, SVNB offers construction loans, generally for single-family residences and multi-unit projects. Real estate and construction loans are typically secured by first deeds of trust and guarantees from principals of the borrower. The economic viability of the project and the borrower's credit worthiness are primary considerations in the loan underwriting decision. SVNB uses independent local appraisers, conservative loan-to-value ratios (e.g., generally not to exceed 75% of the appraised value of the property) and close monitoring of the projects during construction phases, and, in the absence of rapid declines in real estate values, ultimate collectibility of these secured loans is considered by SVNB's management to be better than the average mix of commercial loans. SVNB does not make long term fixed rate real estate loans and, therefore, material sustained increases or decreases in general interest rate levels have only a short-term effect on SVNB's net yield on real estate loans.

      SVNB engages in consumer lending in the form of home equity loans and lines of credit, loans to individuals for household, family and other personal expenditures and unsecured personal loans. SVNB also issues credit cards to consumers and businesses.

      As of June 30, 1996, commercial loans and lines of credit represented approximately 35.1% of SVNB's total loan portfolio, real estate loans approximately 35.2% of the total loan portfolio, and consumer loans approximately 15.0% of the total loan portfolio. Real estate construction loans at June 30, 1996 comprised approximately 14.7% of the loan portfolio.

      SVNB's deposits are principally obtained from individuals, small and medium-size businesses and professional firms. As of June 30, 1996, SVNB had approximately 6,172 accounts, totalling approximately $35,078,000 of noninterest bearing demand deposits, with an average balance of approximately $5,683 and approximately 13,694 accounts totalling $121,600,000 in interest bearing demand, time and savings deposits with an average balance of approximately $8,880. SVNB's deposits are insured by the FDIC up to the legal limit thereon, which is currently $100,000 per depositor.

Directors of South Valley

      The following table sets forth certain information regarding the current directors of South Valley. There are no arrangements or understandings by which any of the executive officers or directors of either South Valley or the SVNB were selected. There is no family relationship between any of the directors and executive officers.


==========================================================================================================================
Name                                         Age       Positions Held with the South Valley and SVNB
==========================================================================================================================
- --------------------------------------------------------------------------------------------------------------------------
Laurence M. Connell                          62        Director of South Valley since 1982; Director of SVNB since
                                                       1983.
- --------------------------------------------------------------------------------------------------------------------------
Richard L. Conniff                           49        Senior Vice President and Chief Financial Officer of SVNB
                                                       since 1985.
- --------------------------------------------------------------------------------------------------------------------------
Joseph A. Filice                             59        Director of South Valley since 1982; Director of SVNB since
                                                       1983.
- --------------------------------------------------------------------------------------------------------------------------
Eugene R. Guglielmo                          46        Director of South Valley since 1982; Director of SVNB since
                                                       1983.
- --------------------------------------------------------------------------------------------------------------------------
Roger C. Knopf                               55        Chairman of South Valley and SVNB since 1995; Director of
                                                       South Valley since 1982; Director of SVNB since 1983.
- --------------------------------------------------------------------------------------------------------------------------
Edward J. Lazzarini                          67        Director of South Valley since 1982; Director of SVNB since
                                                       1983.
- --------------------------------------------------------------------------------------------------------------------------
R. Kurt Michielssen                          44        Senior Vice President and Credit Administrator of SVNB
                                                       since 1984.
- --------------------------------------------------------------------------------------------------------------------------
Donald G. Mountz                             65        Director of South Valley and SVNB since 1984.
- --------------------------------------------------------------------------------------------------------------------------
James R. Price                               70        Director of South Valley and SVNB since 1994.
- --------------------------------------------------------------------------------------------------------------------------
Mary Lou Rawitser                            52        Director of South Valley and SVNB since 1994.
- --------------------------------------------------------------------------------------------------------------------------
Brad L. Smith                                46        Director of South Valley since 1985; President and Chief
                                                       Executive Officer of South Valley since 1994; Director,
                                                       President and Chief Executive Officer of SVNB since 1985.
==========================================================================================================================


               The principal occupation(s) during the past five (5) years of each director of South Valley whose name appears in the table above is as follows:

               LAURENCE M. CONNELL has been owner and President of Connell Realty Inc., a real estate brokerage located in Gilroy, California, since 1969.

               JOSEPH A. FILICE has been the President of Filice Accountancy Corporation located in Gilroy, California, since 1980.

               EUGENE R. GUGLIELMO has been the General Manager and Secretary of Emilio Guglielmo Winery, Inc., located in Morgan Hill, California, since 1972.

               ROGER C. KNOPF has been the owner and President of Knopf Construction Co., a custom home builder located in Morgan Hill, California, since 1979.

               EDWARD J. LAZZARINI has been the owner and President of Lazzco, Inc., a real estate rental company located in Morgan Hill, California, since 1978. He has been a practicing certified public accountant since 1957.

               DONALD G. MOUNTZ has been the President and Chief Executive Officer of Mountz, Inc., a manufacturer and marketer of precision torque equipment located in San Jose, California, since 1965.

               JAMES R. PRICE has been the President of LynRob Enterprises, a real estate development firm located in Morgan Hill, California since 1990.
Previously, Mr. Price served as Chairman of ASCO Air Conditioning, Inc., a heating and air conditioning contractor located in Morgan Hill, California.

               MARY LOU RAWITSER has been a financial planner in Gilroy, California since 1978.

               None of South Valley's or SVNB's directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the Investment Company Act of 1940.

Committees of the Board of Directors

               There were fifty-eight (58) meetings of South Valley's and SVNB's Boards of Directors and their respective Committees during the fiscal year ended December 31, 1995. Each director attended at least 75% of the aggregate number of Board of Directors meetings and meetings held by all committees of the board on which each such director served.

               The Boards of Directors of South Valley and SVNB have established the following standing committees, with membership as noted:

               The  Executive  Committee  is  chaired  by  Mr.  Knopf.   Messrs.
Lazzarini, Mountz and Smith are also members. The Executive Committee has general authority to perform those functions delegated to it by the Board of Directors or by the Chairman of the Board of Directors. The Executive Committee held eight (8) meetings during 1995.

               The Audit Committee (a) recommends to the Board of Directors an outside accounting firm to conduct an annual audit of the books and records of South Valley and SVNB, (b) reviews with such accounting firm the results of the annual audit, (c) reviews the performance of the accounting firm, and (d) consults with the accounting firm with regard to the adequacy of internal accounting controls. The Audit Committee is chaired by Mr. Knopf and includes the entire Board of Directors except Mr. Smith. The Audit Committee held four
(4) meetings during 1995.

               The Stock Option Committee's principal function is to administer South Valley's stock option plans. The Committee is chaired by Mr. Knopf and includes the entire Board of Directors. The Stock Option Committee held one (1) meeting during 1995.

               South Valley has no standing Nominating Committee. The selection of South Valley's nominees for directors may be carried out by the Board of Directors or by any shareholder pursuant to the procedure outlined in Section
2.3 of South Valley's Bylaws as set forth in the Notice of Annual Meeting of the Shareholders.

               The Directors Loan and Investment Committee reviews and evaluates the loan and investment policies and portfolios of SVNB. The committee also reviews and approves loan requests which exceed the discretionary lending limits of management's loan committee. The Directors Loan and Investment Committee is chaired by Mr. Filice and includes Messrs. Connell, Knopf, Lazzarini and Smith. The Directors Loan and Investment Committee held twenty-two
(22) meetings during 1995.

               The Personnel Committee reviews recommendations of management concerning changes in salaries, promotions, job titles and fringe benefits for SVNB officers, and any other necessary personnel matters that relate to policies and procedures. The Personnel Committee is chaired by Mr. Knopf and includes the entire Board. The Personnel Committee held one (1) meeting during 1995.

Director Compensation

               Directors other than Mr. Smith are compensated at the standard rate of $500 per month for all board meetings held during that month, plus $150 for each committee meeting attended, except for the Chairman, who receives a standard rate of $1,000 per month for all services. Mr. Smith, as an inside director, does not receive any director compensation. Except as described, there are no other standard arrangements pursuant to which directors of South Valley or SVNB are compensated for services as director, including any additional amounts payable for committee participation or special assignments, and there are no other arrangements pursuant to which any director of South Valley of SVNB was compensated during South Valley's last fiscal year for services as director. As a group, directors of South Valley received $71,000 as compensation for services during 1995.

Executive Management

               RICHARD L. CONNIFF has been a Senior Vice President and Chief Financial Officer of South Valley and SVNB since September 1995. Mr. Conniff was President and Chief Executive Officer of California Security Bank, San Jose, California during the first part of 1995. From 1984 to 1994 he was President and Chief Executive Officer of Business Bancorp and its subsidiary, California Business Bank, N.A., San Jose, California.

               R. KURT MICHIELSSEN has been a Senior Vice President and Credit Administrator of SVNB since 1984. Previously, he was an Assistant Vice President and Loan Officer at Wells Fargo Bank.

               BRAD L. SMITH has been President and Chief Executive Officer of SVNB since 1985 and has been President and Chief Executive Officer of South Valley since 1994. He was formerly a Vice President with Pacific Valley Bank managing its Gilroy office. Mr. Smith also serves as Chairman of the newly formed Good Samaritan Charitable Foundation Board of Trustees, a not-for-profit organization providing medical services to Santa Clara County.

Executive Compensation

               The following Summary Compensation Table sets forth the aggregate cash compensation paid to the Chief Executive Officer and all other executive officers of South Valley and SVNB for services provided during the fiscal years ended December 31, 1995, 1994 and 1993.



                             ========================================================

                                                Annual Compensation



- -------------------------------------------------------------------------------------

                                                                     Other Annual
Name and                                   Salary        Bonus       Compensa-
Principal Position(1)            Year      ($)(2)        ($)(3)      tion ($) (4)
=====================================================================================
- -------------------------------------------------------------------------------------
Brad L. Smith                    1995          149,487      48,200                --
     President and CEO of        1994          146,922      58,916                --
     South Valley and SVNB       1993          141,620      48,000                --
- -------------------------------------------------------------------------------------
R. Kurt Michielssen              1995           91,901      15,500                --
     Senior Vice President of    1994           83,200      18,720                --
     SVNB                        1993           80,533      13,000                --
- -------------------------------------------------------------------------------------
Thomas A. Sa(7)                  1995           51,002          --                --
     Senior Vice President       1994           77,000      14,580                --
     and CFO of South            1993           62,000      10,500                --
     Valley and SVNB
- -------------------------------------------------------------------------------------
Richard L. Conniff(8)            1995           33,333       6,200                --
     Senior Vice President
     and CFO of South
     Valley and SVNB
=====================================================================================





                             =============================================================
                                                Long-Term Compensation


                             -------------------------------------------------------------
                                          Awards                        Payouts
- ------------------------------------------------------------------------------------------
                               Restricted     Securities
                               Stock          Underlying      LTIP        All Other
Name and                       Awards         Options/        Payouts     Compensa-
Principal Position(1)          ($)            SARs (#)(5)     ($)         tion ($)(6)
==========================================================================================
- ------------------------------------------------------------------------------------------
Brad L. Smith                            --              --           --          12,386
     President and CEO of                --              --           --          10,200
     South Valley and SVNB               --              --           --          11,160
- ------------------------------------------------------------------------------------------
R. Kurt Michielssen                      --              --           --           6,509
     Senior Vice President of            --              --           --           6,389
     SVNB                                --              --           --           4,961
- ------------------------------------------------------------------------------------------
Thomas A. Sa(7)                          --              --           --              --
     Senior Vice President               --              --           --           3,222
     and CFO of South                    --              --           --           3,741
     Valley and SVNB
- ------------------------------------------------------------------------------------------
Richard L. Conniff(8)                    --              --           --              --
     Senior Vice President
     and CFO of South
     Valley and SVNB
==========================================================================================


(1) All individuals named in the table are officers of SVNB. Amounts disclosed in the table reflect compensation earned as officers of SVNB. Messrs. Smith, Sa and Conniff also served as unsalaried officers of South Valley.

(2) Amounts shown include cash and noncash earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(3) Amounts indicated as bonus payments were earned for performance during 1995, 1994 and 1993, but paid in the first quarter of the following years, 1996, 1995 and 1994, respectively.

(4) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1995, 1994 and 1993.

(5) South Valley has adopted a 1995 Stock Option Plan (the "1995 Plan"). Pursuant to the 1995 Plan, options may be granted to directors, executive officers and key employees of South Valley and its subsidiary. Options granted under the 1995 Plan may be either incentive options or nonstatutory options. Options granted under the 1995 plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Upon a change in control, options do not become fully vested and exercisable, but may be assumed or equivalent options may be substituted by a successor South Valley. See "The Merger--Treatment of Stock Options" regarding the rights of South Valley option holders in connection with the Merger. Options granted under the 1985 Plan are adjusted to protect against dilution in the event of certain changes in South Valley's capitalization, including stock splits and stock dividends. Options were granted to executive officers under the 1995 Plan during the first quarter of 1996. All options granted under the 1995 Plan to the named executive officers were incentive stock options and for an exercise price equal to the fair market value of South Valley's Common Stock on the date of grant. No executive officer received grants of options under any stock option plan during 1995, 1994 or 1993.

(6) South Valley has an Employee Stock Ownership Plan ("ESOP") in which, generally, all full time salaried employees over the age of twenty are eligible to participate. Each year South Valley may contribute Common Stock and/or cash to the ESOP which is allocated to each participant in proportion to his or her total annual regular compensation for the year. The ESOP may borrow funds which, in addition to South Valley's cash contribution, may be used to purchase South Valley's Common Stock from South Valley or on the open market. South Valley's total accrued contributions to the ESOP for the calendar year 1995, 1994 and 1993 were $92,000, $111,100, and $81,800, respectively.

         South Valley also has a 401(k) tax deferred savings plan in which, generally, all employees are eligible to participate. Participating employees may defer a portion of their compensation to the 401(k) Plan. South Valley, at its option, may make matching contributions on participant deferrals at a rate determined annually by South Valley (32% in 1995, 41% in 1994, and 35% in 1993). The matching contribution vests over a period of seven years. For the calendar years 1995, 1994 and 1993 South Valley's accrued contributions to the 401(k) Plan were $30,000, $33,700 and $26,000 respectively. See "The Merger--Covenants of Pacific Capital and South Valley; Conduct of Business Prior to the Merger" regarding the effect of the Merger on the 401(k) Plan.

                                       34


         Amounts shown include South Valley matching cash contributions made under the 401(k) Plan and cash allocations to accounts under the ESOP for the benefit of the named executives.

(7) Mr. Sa resigned from his position as Senior Vice President and Chief Financial Officer for SVNB and South Valley effective August 4, 1995.

(8) Mr. Conniff joined South Valley and SVNB as Senior Vice President and Chief Financial Officer as of September 5, 1995

Options/SAR Grants in Last Fiscal Year

         The table reflecting options grants during the fiscal year 1995 has been omitted as no option grants were made to the named executive officers during 1995.

Aggregated Options/Sar Exercises in the Last Fiscal Year and Fiscal Year End Options/SAR Values

         The table reflecting aggregated options exercised during fiscal year 1995 has been omitted as no options were exercised by any of the named executive officers of South Valley during 1995. There were no options outstanding at 1995 year-end either exercisable or unexercisable by any of the named executive officers of South Valley as all options had previously expired.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires South Valley's directors, executive officers and shareholders beneficially owning ten percent (10%) or more of South Valley's securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of South Valley's equity securities. Officers and directors and 10% or more shareholders are required by Commission regulation to furnish South Valley with copies of all Section 16(a) forms they file. To South Valley's knowledge, based solely on review of the copies of such reports furnished to South Valley and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of 10% or more of South Valley's securities appear to have been met.

Certain Relationships with Related Transactions; Transactions with Management and Others

         Except as set forth below, there were no transactions or series of similar transactions, since the beginning of South Valley's last fiscal year, or any currently proposed transaction or series of transactions, to which South Valley or SVNB was or is to be a party, in which the amount involved exceeds $60,000 and in which any directors, executive officer, nominee for directors of 5% shareholder of South Valley or SVNB, or any member of the immediate family of any such person had or will have a direct or indirect material interest. There were no business relationships during 1995 of the type requiring disclosure under Item 404(b) of Regulations S-K.

Indebtedness of Management

         The directors and officers of South Valley, and certain of the business and professional organizations with which they are associated, have had, but are not obligated to have, banking transactions with SVNB in the ordinary course of business. Loans and commitments to loans included in such transactions have been and will continue to be in made in accordance with applicable law and on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons of similar credit-worthiness and which do not involve more than the normal risk of collectability or present other unfavorable features.

                               VOTING AND PROXIES


Date, Time and Place of Pacific Capital and South Valley Meetings

         The Pacific Capital Special Meeting of Shareholders will be held at [Address] [City], California on Tuesday, October 22, 1996 at 4:00 p.m. The South Valley Special Meeting of Shareholders will be held at [Address] [City], California on Wednesday, October 16, 1996 at ________ p.m.

Matters to be Considered at the Meetings

         At the Pacific Capital and South Valley meetings, holders of record of Pacific Capital Common Stock and South Valley Common Stock, respectively, will consider and vote upon a proposal to approve and adopt the Agreements and the transactions contemplated thereby, including the Merger.

Record Date and Outstanding Shares

         Shareholders of record of Pacific Capital Common Stock at the close of business on September 23, 1996 (the "Pacific Capital Record Date") are entitled to notice of and to vote at the Pacific Capital Special Meeting of Shareholders. At the Pacific Capital Record Date there were _____ holders of record of Pacific Capital Common Stock and _______ shares of Pacific Capital Common Stock were issued and outstanding. Except for the shareholders identified below under "Principal Shareholders of Pacific Capital," there were no other persons known to the management of Pacific Capital to be the beneficial owners of more than 5% of the outstanding shares of Pacific Capital Common Stock.

         Shareholders of record of South Valley Common Stock at the close of business on August 27, 1996 ("South Valley Capital Record Date") are entitled to notice of and to vote at the South Valley Special Meeting of Shareholders. At the South Valley Record Date there were _____ holders of record of South Valley Common Stock and _______ shares of South Valley Common Stock were issued and outstanding. Except for the shareholders identified below under "Principal Shareholders of South Valley," there were no other persons known to the management of South Valley to be the beneficial owners of more than 5% of the outstanding shares of South Valley Common Stock.

Voting of Proxies

         Under the California General Corporation Law (the "GCL"), the approval and adoption of the Agreements and the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock, respectively. Holders of at least a majority of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock must be represented, either in person or by proxy, at the Pacific Capital Special Meeting of Shareholders and South Valley Special Meeting of Shareholders, respectively, for a quorum to be present.

         Each properly completed proxy returned in time for voting at the Pacific Capital Special Meeting of Shareholders or South Valley Special Meeting of Shareholders, unless revoked by a shareholder, will be voted in accordance with the instructions indicated on the proxy, or, if no instructions are provided, will be voted "FOR" approval and adoption of the Agreements and the transactions contemplated thereby. No matters other than those referred to in this Joint Proxy Statement/Prospectus will be brought before the Pacific Capital Special Meeting of Shareholders or South Valley Special Meeting of Shareholders, except for matters incidental to the conduct of such meeting. Pacific Capital and South Valley have agreed in the Agreement that neither Pacific Capital or any member of the Pacific Capital Board of Directors nor South Valley or any member of the South Valley Board of Directors will submit any other matters for approval at the respective special meeting of shareholders, except with the other party's prior approval. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the meeting, including any adjournment or postponement thereof.

         A shareholder may revoke a proxy at any time before it is exercised by filing with the Corporate Secretary of Pacific Capital or South Valley (as the case may be), a written instrument revoking the proxy, by submitting a duly executed Proxy bearing a later date or by attending the Pacific Capital Special Meeting of Shareholders or South Valley Special Meeting of Shareholders, as the case may be, and voting in person.

         Shares which abstain from voting and "broker nonvotes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the meeting) will be counted for purposes of determining a quorum. Because the affirmative vote of at least a majority of the outstanding shares of Pacific Capital Common Stock or South Valley Common Stock, as the case may be, is required to approve the Merger, both abstentions and broker nonvotes will have the same legal effect as votes against the Merger. See "Dissenters' Rights of Appraisal."

Pacific Capital Shareholder Vote Required

         Under California law, approval of the Merger Agreement and related matters by Pacific Capital shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock.

South Valley Shareholder Vote Required

         Under California law, approval of the Merger Agreement and related matters by South Valley shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of South Valley Common Stock.

Solicitation of Proxies

         Pacific Capital and South Valley will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of Pacific Capital and South Valley may solicit proxies from the shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Pacific Capital and South Valley will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

         THE BOARDS OF DIRECTORS OF PACIFIC CAPITAL AND SOUTH VALLEY HAVE UNANIMOUSLY APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMEND THAT PACIFIC CAPITAL SHAREHOLDERS AND SOUTH VALLEY SHAREHOLDERS, RESPECTIVELY, VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

         SOUTH VALLEY SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS WITH RESPECT TO THE SURRENDER OF SOUTH VALLEY STOCK CERTIFICATES WILL BE MAILED TO EACH SOUTH VALLEY SHAREHOLDER AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE MERGER.

Principal Shareholders of Pacific Capital

         As of the Record Date, no person or group known to Pacific Capital owned beneficially more than 5% of the outstanding shares of Pacific Capital Common Stock.

Principal Shareholders of South Valley

         The following table sets forth certain information regarding all shareholders who beneficially own more than 5% of the outstanding shares of South Valley Common Stock as of South Valley Record Date.


                              Name and Address               Amount and Nature of           Percent
     Title of Class         of Beneficial Owner              Beneficial Ownership         of Class(1)
     --------------         --------------------             --------------------         -----------

Common Stock                Stanley G. Kazezski                67,000                         5.1%
                            550 Ortega Ave., 219-B
                            Mountain View, CA
                            94040-1581

Common Stock                Roger C. Knopf                     114,330(2)                     8.7%
                            14692 Knopf Court
                            Morgan Hill, CA  95037

(1) All percentages are calculated on the basis of the number of shares outstanding as of South Valley Record Date (____________) plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the South Valley Record Date (_________).

(2) Includes 2,744 shares held in the name of Mr. Knopf's children and 26,283 shares held by the Knopf Construction Co. Retirement Plan.


                             CERTAIN CONSIDERATIONS

         In deciding whether to approve the Merger, Pacific Capital shareholders and South Valley shareholders should carefully consider the following factors, in addition to the other matters set forth or incorporated by reference herein:

Shares Eligible for Future Sale; Dilution

         Shares of Pacific Capital Common Stock eligible for future sale could have a dilutive effect on the market for Pacific Capital Common Stock and could adversely affect the market price. The Articles of Incorporation of Pacific Capital authorize the issuance of 20,000,000 shares of Pacific Capital Common Stock of which ___________ shares were outstanding at _________, 1996. Pursuant to its stock option plans, at July 18, 1996, the date of the Agreement, Pacific Capital had outstanding stock options to purchase an aggregate of 315,403 shares of Pacific Capital Common Stock. Such options have exercise prices of between $7.53 and $24.63 per share. As of __________, 1996, ________ shares of Pacific
Capital Common Stock remained available for option grants under Pacific Capital's stock option plans. Sales of substantial amounts of Pacific Capital Common Stock in the public market following the Merger could adversely affect the market price of Pacific Capital Common Stock. There are no restrictions in the Agreement preventing Pacific Capital from issuing additional shares after the Merger.

         On December 14, 1993, the Board of Directors of Pacific Capital adopted a stock repurchase program which provides for the repurchase in the open market of not more than 300,000 shares of Pacific Capital's Common Stock at an aggregate purchase price not to exceed $5,000,000. As of June 30, 1996, Pacific Capital has repurchased 137,897 shares of its common stock at a total cost of $2,210,400.

         There can be no assurance given as to the market value of Pacific Capital Common Stock after the Merger which may be affected by future acquisitions, if any, and other factors, including but not limited to, general economic conditions and fluctuating interest rates.


Interests of South Valley Officers and Directors in the Merger

         As of the South Valley Record Date, the following directors and executive officers of South Valley beneficially owned shares of South Valley
Common Stock as follows:


Name and Address                                              Amount and Name of              Percent of
of Beneficial Owner                Office                     Beneficial Ownership(2)         Class(3)
- --------------------               ------                     -----------------------         ----------

Laurence M. Connell                Director                   11,151(4)                       0.8%
Richard L. Conniff                 SVP and CFO                --                              --
Joseph A. Filice                   Director                   18,356(5)                       1.4%
Eugene R. Guglielmo                Director                   40,640(6)                       3.1%
Roger C. Knopf                     Chairman                   114,330(7)                      8.7%
Edward J. Lazzarini                Director                   11,396(8)                       0.9%
R. Kurt Michielssen                SVP                        1,758                           0.1%
Donald G. Mountz                   Director                   28,327(9)                       2.2%
James R. Price                     Director                   37,031(10)                      2.8%
Mary Lou Rawitser                  Director                   1,760(11)                       0.1%
Brad L. Smith                      Director, President
                                   and CEO                    38,644(12)                      2.9%
All directors and executive
officers as a group
(11 persons)                                                  303,393                         23.1%


(1) The address for each person listed in the table is the address of South Valley, 500 Tennant Station, Morgan Hill, California 95037.

(2) All shares are calculated on the basis of the number of current shares held plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the South Valley Record Date.

(3) All percentages are calculated on the basis of the number of shares outstanding as of South Valley Record Date plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the South Valley Record Date.

(4) Includes 1,005 shares held by an IRA trust for the benefit of Mr. Connell and 1,005 shares held by an IRA trust for the benefit of his wife.

(5) Includes 16,490 shares held in trust for which Mr. Filice and his wife are trustees and beneficiaries and 1,866 shares representing Mr.
         Filice's  10%  pro  rata  share  of  18,660  shares  held  by  Filereno
                        ---------
         Investments, a partnership.

(6) Includes 29,184 shares held in the name of Emilio Guglielmo Winery, Inc., of which Mr. Guglielmo is a shareholder, director and executive officer 1,831 shares owned by Emilio Guglielmo Winery, Inc. Profit Sharing Plan and 200 shares held in the name of Mr. Guglielmo's children.

(7) Includes 2,744 shares held in the name of Mr. Knopf's children and 26,283 shares held by the Knopf Construction Co. Retirement Plan.

                                       39

(8) Includes 5,500 shares held by an IRA trust for the benefit of Mr. Lazzarini, 235 shares held by an IRA trust for the benefit of his wife and 3,025 shares held by the Lazzco Inc. Deferred Benefit Pension Plan Trust.

(9) Includes 14,294 shares held by D.G. Mountz Assoc. Employee's Profit Sharing Trust and 14,033 held in the name of the Mountz Family Trust.

(10) Includes 2,289 shares held in the name of the Price Family Trust, 33,422 shares held by LynRob Enterprises, Inc. Profit Sharing Trust and options to purchase 1,320 shares, immediately exercisable by Mr. Price.

(11) Includes options to purchase 1,320 shares immediately exercisable by Ms. Rawitser.

(12) Includes 4,345 vested shares held in the name of Mr. Smith by the South Valley National Bank ESOP, of which Mr. Smith is a Trustee.


          Executive  Officers of  South  Valley  have  entered  into  employment
agreements   with  South  Valley  and  SVNB.  See  also  "The   Merger--Material
Contracts."


Real Estate Lending Activities; Nonperforming Assets

        The loan portfolios of Pacific Capital and South Valley are dependent on real estate. At June 30, 1996, real estate served as the principal source of collateral with respect to approximately 49.9% of South Valley's loan portfolio, 64% of Pacific Capital's loan portfolio, and 60% of pro forma combined Pacific Capital and South Valley loan portfolio. A worsening of current economic conditions and rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans and the value of real estate and other collateral securing loans as well as Pacific Capital's financial condition in general and the market value for Pacific Capital Common Stock. Acts of nature, including earthquakes, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact Pacific Capital's financial condition.

        South Valley's nonperforming assets were $2.9 million or 1.67% of total assets at June 30, 1996, as compared to $3.6 million or 2.03% of total assets at December 31, 1995, and $3.6 million or 2.51% of total assets at December 31, 1994. Pacific Capital's nonperforming assets were $2.2 million or 0.55% of total assets at June 30, 1996, as compared to $1.9 million or 0.55% of total assets at December 31, 1995, and $2.6 million or 0.77% of total assets at December 31, 1994. There are no assurances that nonperforming assets will not increase and adversely affect the financial condition of South Valley and/or Pacific Capital. See "The Merger--Reasons for the Merger; Recommendation of the Board of Directors," "--Representations and Warranties; Conditions to the Merger," and "Incorporation of Certain Documents by Reference."

Organizational Structure and Operations After the Merger

        Upon the consummation of the Merger, South Valley will be merged with and into Pacific Capital and SVNB will be a subsidiary of Pacific Capital.

        Pacific Capital anticipates that after the Effective Date, a significant percentage of South Valley's existing employees and customers will be retained. There are no assurances, however, that South Valley customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of South Valley employees will not remain employed by Pacific Capital after the Merger. In addition, while Pacific Capital expects to achieve operating cost savings through the consolidation of certain operations, the elimination of duplicative corporate and administrative expenses and the elimination of certain positions at South Valley, there can be no assurance that Pacific Capital will be able to realize such cost savings. See "The Merger--Covenants of Pacific Capital and South Valley; Conduct of Business Prior to the Merger" and "--Management and Operations Following the Merger."

Legislative and Regulatory Environment

        The banking and financial services businesses in which Pacific Capital and South Valley engage are highly regulated. The laws and regulations affecting such businesses are under constant review by Congress and applicable regulatory agencies and may be changed dramatically in the future. Such changes could affect the business of bank holding companies and banks. For example, in September 1994, the President signed legislation amending the Bank Holding
Company Act of 1986, as amended (the "BHC Act"), and the Federal Deposit Insurance Act (the "FDI Act") to provide for interstate banking and branching and in 1995 California accelerated the application of such legislation to California banks. Such changes may affect the competitive environment in which Pacific Capital and South Valley and their respective subsidiaries operate and may affect the amount of capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. It is not certain what changes will occur or the effect that any such changes would have on the profitability of the combined company, its ability to achieve certain cost savings or compete effectively or its ability to take advantage of new opportunities after the Merger. See "The Merger--Management and Operations Following the Merger," "Supplemental Historical Information," and "Incorporation of Certain Documents by Reference."

        Pacific Capital and South Valley are both organized under the corporate law of California and are bank holding companies which principally operate within the framework of the BHC Act and are regulated by the FRB.


                                   THE MERGER

Background of the Merger

        The following is a brief summary of the events that led to the execution of the Agreement.

        South Valley Board of Directors has been considering various alternatives to increase the value of South Valley and provide a return to its shareholders. In March 1996, Pacific Capital made an inquiry to South Valley regarding the possibility of combining the two entities. To assist in exploring possible alternatives for increasing the value of South Valley in addition to a combination with Pacific Capital, South Valley Board of Directors retained Hoefer & Arnett Incorporated ("Hoefer") in April 1996. Thereafter, South Valley Board of Directors considered various strategic alternatives, including combining with Pacific Capital.

        After considering such alternatives, the Board of Directors of South Valley instructed Hoefer to investigate further Pacific Capital's expression of interest in acquiring South Valley. Pacific Capital confirmed its interest in making a proposal to acquire South Valley. The parties executed a confidentiality agreement on April 2, 1996 which was followed by a written expression of interest by Pacific Capital on April 24, 1996. Thereafter, the parties engaged in preliminary due diligence which was completed in June 1996.

        After the completion of due diligence, Pacific Capital continued to negotiate and develop the terms of a potential transaction with South Valley. The South Valley Board of Directors met on June 11, 1996 to continue discussion of certain terms of the proposed transaction. Pacific Capital communicated to the South Valley Board revised proposed terms in a written expression of interest dated June 20, 1996, which the South Valley Board reviewed at a meeting held on June 26, 1996. The South Valley Board authorized its management to proceed to negotiate a definitive agreement with Pacific Capital based upon such revised terms reviewed during its meeting on June 26, 1996, subject to resolution of certain issues. On July 12, 1996, the Pacific Capital Board of Directors met to review the status of negotiations and the Board of Directors authorized management to proceed to negotiate and execute a definitive agreement with South Valley, subject to the resolution of specific issues that were successfully resolved. On July 15, 1996, the South Valley Board met to review the terms of the proposed definitive agreement and authorized management to execute the document, subject to final resolution of certain remaining issues. Subsequent to successful resolution of specific issues, and following issuance of a fairness opinion by South Valley's financial advisor, Hoefer, the Agreement was executed by South Valley and Pacific Capital on July 18, 1996.

        See "--Reasons for the Merger; Recommendation of the Board of Directors" and "--Opinion of South Valley's Financial Advisor."

Reasons for the Merger; Recommendation of the Board of Directors

        The Boards of Directors of Pacific Capital and South Valley believe that the Merger is fair and in the best interests of the shareholders of Pacific Capital and South Valley, respectively.

        In reaching its conclusion to approve the Merger, the Pacific Capital Board of Directors considered numerous factors, including the following:

        (1) the Pacific Capital Board of Directors' review of the provisions of the Agreements and related documents with Pacific Capital's legal advisors;

        (2)  the current prospects and financial conditions of   Pacific Capital
             as an independent community bank holding company;

        (3) the creation of additional value for shareholders of Pacific Capital which cannot be achieved on its own which results from cost savings and potential revenue enhancements from the Merger;

        (4) the similar but not overlapping markets of both Pacific Capital and South Valley and the fact that each company is familiar with the other's market such that a combined entity would be a stronger competitor in their respective markets;

        (5) the fact that the geographic market areas of each company are contiguous resulting in a larger geographic market area on a combined basis;

        In reaching its conclusion to approve the Merger, the South Valley Board of Directors considered numerous factors, including the following:

        (1) the opinion of Hoefer that the Exchange Ratio is fair from a financial point of view to the shareholders of South Valley; in this regard, the South Valley Board of Directors considered the premium represented by the consideration offered to shareholders in relation to the book value per share of South Valley Common Stock;

        (2) the South Valley Board of Directors' review of the provisions of the Agreements and related documents with Hoefer and South Valley's legal advisors;

        (3) the fact that the Merger will be tax-deferred for federal income tax purposes to the holders of South Valley Common Stock (other than in respect to cash paid in lieu of fractional shares and for dissenters' rights);

        (4) the market liquidity and dividend history of Pacific Capital Common Stock;

        (5) the current financial condition and prospects of South Valley as an independent community bank holding company; and

        (6) the current and prospective economic and regulatory environment, burdens and constraints affecting banking organizations and commercial banks such as South Valley and SVNB and the changing competitive environment for banking services.

        (7) the probable impact of the Merger on customers and employees and the communities served by South Valley and SVNB.

THE  PACIFIC  CAPITAL  BOARD  OF  DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT  THE
AGREEMENTS AND TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, BE ADOPTED AND APPROVED BY THE SHAREHOLDERS OF PACIFIC CAPITAL.

SOUTH VALLEY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGREEMENTS AND TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, BE ADOPTED AND APPROVED BY THE SHAREHOLDERS OF SOUTH VALLEY.

Material Contracts

        On March 28, 1996,  SVNB entered into an employment  agreement with Brad
L. Smith, the President and Chief Executive Officer for SVNB and South Valley, and a member of both their Boards of Directors. The agreement provides for base salary in the amount of $153,150 per year, subject to increase upon Mr. Smith's annual review. Mr. Smith is entitled to receive an annual cash bonus under the agreement based upon goals and performance criteria established by the Board of Directors each year during the term of the agreement. The agreement also provides for (a) the grant of stock options, in the discretion of the Board of Directors, to acquire South Valley Common Stock, (b) a policy of additional supplemental disability insurance equal to 50% of his base salary payable until he reaches age 65, (c) $650,000 worth of term life insurance, (d) an automobile for his business use, including insurance thereon, and (e) severance pay in the amount of two times his average annual compensation for the previous five years upon a change in control of South Valley or SVNB by merger, acquisition, consolidation, reorganization, liquidation or dissolution.

        On March 28, 1996, SVNB entered into an employment agreement with Richard L. Conniff, the Senior Vice President and Chief Financial Officer for SVNB and South Valley. The agreement provides for base salary in the amount of $100,000 per year, subject to increase upon Mr. Conniff's annual review. Mr. Conniff is entitled to receive an annual cash bonus under the agreement based upon goals and performance criteria established by the Board of Directors each year during the term of the agreement. The agreement also provides for (a) the grant of stock options, in the discretion of the Board of Directors, to acquire South Valley Common Stock, (b) an automobile allowance in the amount of $700 per month, and (c) severance pay in the amount of one times his average annual compensation upon a change in control of South Valley or SVNB by merger, acquisition, consolidation, reorganization, liquidation or dissolution.

        On March 28, 1996, SVNB entered into an employment agreement with R. Kurt Michielssen, SVNB's Senior Vice President and Credit Administrator. The agreement provides for a base salary in the amount of $90,000 per year, subject to increase upon Mr. Michielssen's annual review. Mr. Michielssen is entitled to receive an annual cash bonus under the agreement based upon goals and performance criteria established by the Board of Directors each year during the term of the agreement. The agreement also provides for (a) the grant of stock options, in the discretion of the Board of Directors, to acquire South Valley Common Stock, (b) an automobile allowance in the amount of $300 per month, and
(c) severance pay in the amount of one times his average annual compensation for the previous five years upon a change in control of South Valley or SVNB by merger, acquisition, consolidation, reorganization, liquidation or dissolution.

Opinion of South Valley's Financial Advisor

Hoefer & Arnett

        The South Valley Board of Directors retained Hoefer to render financial advisory and investment banking services in connection with the Merger. Hoefer has rendered a written opinion (the "Fairness Opinion") to the South Valley Board of Directors to the effect that the Exchange Ratio in the Agreement, as it may be adjusted, is fair to the holders of South Valley Common Stock from a financial point of view. No limitations were imposed by the South Valley Board of Directors upon Hoefer with respect to the investigations made or procedures followed in rendering the Fairness Opinion.

        A copy of the Fairness Opinion, dated as of July 18, 1996, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer, is attached hereto as Annex B. The shareholders of South Valley are urged to read the Fairness Opinion in its entirety. The following summary of the procedures and analysis performed and assumptions used by Hoefer is qualified in its entirety by reference to the text of such Fairness Opinion. Hoefer's Fairness Opinion is directed to the South Valley Board of Directors only and does not constitute a recommendation to any shareholder of South Valley as to how such shareholder should vote at the Meeting.

        The financial projections and underlying assumptions included herein were derived by Hoefer based upon information provided by South Valley and Pacific Capital as well as Hoefer's own assessment of general economic and market conditions. No other experts named elsewhere herein have been involved in or consulted with respect to said projections and assumptions.

        In arriving at its opinion, Hoefer reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders of South Valley and Pacific Capital and Annual Reports on Form 10-K of Pacific Capital and South Valley; (iii) Quarterly Reports on Form 10-Q of Pacific Capital and South Valley; (iv) certain other publicly available financial and other information concerning South Valley and Pacific Capital and the trading markets for the publicly traded securities of South Valley and Pacific Capital;
(v) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions Hoefer believed relevant to its inquiry; and
(vi) evaluations and analyses prepared and presented to the South Valley Board of Directors or a committee thereof in connection with the business combination with Pacific Capital. Hoefer also held discussions with senior management of South Valley and of Pacific Capital concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

        Hoefer reviewed with senior management of South Valley operating budgets for 1996 prepared by South Valley for South Valley as a stand-alone entity, assuming the Merger did not occur. Hoefer reviewed with the senior management of Pacific Capital operating budgets for 1996 prepared by Pacific Capital for Pacific Capital as a stand-alone entity, assuming the Merger did not occur, and discussed with the senior management of Pacific Capital the possible operating cost savings potentially attainable resulting from the Merger. Such cost savings projections were prepared by Hoefer based partially upon discussions with Pacific Capital senior management and Hoefer's own assessment of the operating cost savings realizable in the Merger. Hoefer also reviewed with the managements of South Valley and Pacific Capital earnings growth assumptions for the years 1997 through 2000 for their respective companies. Certain pro forma financial projections for the years 1996 through 2000 for the combined entity were derived by Hoefer based upon the information discussed above, as well as Hoefer's assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included the possible operating cost savings believed by Hoefer to be realizable in the Merger.

        In conducting its review and in arriving at its opinion, Hoefer relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Hoefer relied upon the managements of South Valley and Pacific Capital as to the reasonableness of the financial and operating forecasts, information and possible operating cost savings (and the assumptions and bases therefor) provided to it, and Hoefer assumed that such forecasts, information and possible operating cost savings reflected the best currently available estimates and judgments of the applicable managements. Hoefer also assumed, without independent verification, that the aggregate allowances for loan losses for South Valley and Pacific Capital are adequate to cover such losses. Hoefer did not make or obtain any evaluations or appraisals of the properties of South Valley or Pacific Capital or their respective subsidiaries, nor did it examine any individual loan credit files or evaluate the collateral therefor. For purposes of its opinion, Hoefer assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Agreement. Hoefer's opinion is limited to the fairness, from a financial point of view, to the holders of South Valley Common Stock of the Exchange Ratio, as adjusted, in the Merger and does not address South Valley's underlying business decision to proceed with the Merger.

        As more fully discussed below, Hoefer considered such financial and other factors as Hoefer deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of South Valley and Pacific Capital, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the allowance for loan losses, all as set forth in the financial statements for South Valley and for Pacific Capital; (ii) the assets and liabilities of South Valley and Pacific Capital, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Hoefer also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Hoefer's opinion is necessarily based upon conditions as they existed and could be evaluated on the date of the Fairness Opinion and the information made available to it through that date.

        In connection with rendering its Fairness Opinion to the South Valley Board of Directors, Hoefer performed certain financial analyses, which are summarized below. Hoefer believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Hoefer's Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of South Valley and Pacific
Capital. Any estimates contained in Hoefer's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the financial analyses performed by Hoefer was assigned a greater significance by Hoefer than any other.

        Financial forecasts of South Valley and Pacific Capital prepared by Hoefer were based on information provided by the respective companies as well as Hoefer's own assessment of general economic, market and financial conditions. All such information was reviewed with the respective managements of South Valley and Pacific Capital. Neither South Valley nor Pacific Capital publicly discloses internal management financial forecasts of the type provided to Hoefer in connection with its review of the proposed Merger. Such forecasts were not prepared with a view towards public disclosure. The forecasts and possible operating cost savings prepared by Hoefer were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

        Set forth below is a brief summary of the analyses performed by Hoefer in preparation of the Fairness Opinion. Hoefer assumed for purposes of its opinion that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles. Unless otherwise noted in this summary, Hoefer used an Exchange Ratio of 0.92 times the number of shares of South Valley Common Stock that would be exchanged if the Effective Time were the same as the date of the Fairness Opinion. The Exchange Ratio and possible adjustments to the Exchange Ratio were developed pursuant to extensive negotiations between South Valley and Pacific Capital. An Exchange Ratio of 0.92 does not necessarily reflect the lowest possible Exchange Ratio under the terms of the Agreement, and there can be no assurance that the Exchange Ratio as finally determined in accordance with the Agreement will not be lower than 0.92. The analyses also focused on core financial and operating statistics which were not specifically adjusted for nonrecurring charges, unless otherwise stated.

        Pro Forma Merger and Contribution Analysis. Hoefer compared the changes in the amount of earnings, book value and dividends attributable to one share of South Valley Common Stock before the Merger with the amounts attributable to the shares of Pacific Capital Common Stock for which such shares of South Valley would be exchanged under the Agreement. The following assumptions regarding earnings and dividends underlie the pro forma results.

        The analysis assumes, unless otherwise stated, Merger-related operating cost savings estimates prepared by Hoefer based partially upon discussions with the senior management of Pacific Capital and Hoefer's own assessment of the cost savings realizable in the Merger, assuming the Merger is completed during the second half of 1996. These possible operating cost savings represent approximately 6.9% of the combined company's projected noninterest expense in 1996 on a pre-tax basis. The possible operating cost savings, expressed as a percentage of the combined companies' projected noninterest expense, is within the range of operating cost savings, expressed as a percentage of the acquiree's projected noninterest expense announced in similar transactions reviewed by Hoefer.

        Hoefer performed pro forma merger analyses assuming the stated earnings projections for Pacific Capital and South Valley and the Merger-related projected operating cost savings by Pacific Capital. In addition, Hoefer analyzed certain pro forma merger scenarios in order to assess the impact on South Valley of different levels of projected earnings as well as various degrees of projected Merger-related operating cost savings.

        The impact on South Valley of volatility in Pacific Capital's earnings and the level of Merger-related operating cost savings was shown by calculating pro forma results assuming Pacific Capital's earnings as projected, as well as 75% and 125% of Pacific Capital's projected earnings. In order to measure the impact on South Valley of volatility of South Valley's earnings to the pro forma results, Hoefer also examined the earnings impact on South Valley resulting at those levels of Pacific Capital earnings if South Valley achieved 75% and 125% of its projected earnings. The 0.92 Exchange Ratio was used to make the calculations in each case, unless otherwise stated.

        In order to assess the impact on South Valley shareholders of variability of the possible operating cost savings projected by Hoefer to be realizable in the Merger, Hoefer compared the earnings, book value and dividends attributable to one share of South Valley Common Stock before the Merger with the earnings, book value and dividends attributable to the shares of Pacific Capital Common Stock for which such shares of South Valley would be exchanged, assuming 75% and 50% of the possible operating cost savings are realized. In general, failure to fully realize the projected operating cost savings in the Merger does not significantly affect the conclusions of the analysis, although the changes in earnings, book value and indicated dividends attributable to one share of South Valley Common Stock as a result of the Merger are less favorable than those shown for the analysis assuming full realization of the possible operating cost savings.

        The following table presents the results of an analysis of differences in earnings, book value and dividends attributable to one share of South Valley Common Stock before the Merger and attributable to the portion of a share of Pacific Capital Common Stock for which such shares of South Valley would be exchanged using an Exchange Ratio of 0.92 under the above described methodologies:


             Projected Changes in Book Value and Earnings Per Share
                              (Exchange Ratio 0.92)

Percentage of Projected                Comparative changes in projected earnings
Earnings Achieved By:                                              (stand-alone compared to pro forma)
South Valley/Pacific Capital                           1997              1998    1999    2000
- ----------------------------                         -------            ------  -----    ----

100% / 100%
Change in book value                                   4.95%               4.42%  3.91%   3.39%
Change in earnings per share                          10.99               16.22  15.08   14.62
Change in dividend                                    40.17               46.22  45.25   44.30

75% / 125%
Change in book value                                   5.15%               4.98%  4.93%   4.96%
Change in earnings per share                          13.14               20.12  21.65   23.32
Change in dividend                                    42.73               51.60  53.37   55.17

125% / 75%
Change in book value                                   4.74%               3.87%  2.89%   1.81%
Change in earnings per share                           9.44               11.98   9.38    6.59
Change in dividend                                    37.69               41.08  37.64   34.29

       Analysis of Other Merger Transactions. Hoefer analyzed other bank and bank holding company merger and acquisition transactions in California completed during the period from January 1, 1995 to June 6, 1996 where the total consideration paid had a value between $5 million and $350 million. Hoefer compared price to earnings, price to book value and price less tangible book value to total deposits multiples of the assumed Exchange Ratio to the high, median and low multiples of all transactions. California-specific transactions were reviewed due to the difference in the economic climate between California and the rest of the country and a comparison with nonCalifornia transactions could be misleading. Hoefer assumed a Pacific Capital Common Stock price of $27.00, the closing market price at July 18, 1996, and South Valley's annualized earnings and book value for or at the period ended June 30, 1996.

       Set forth below is certain  information  relating to the  Exchange  Ratio described above, and the high, median and low transaction  multiples  summarized above:
                                                                                         Proposed Pacific Capital/
                                  California transactions greater                           South Valley Merger
                                   than $5 million and less than                              Exchange Ratio
                         $350 million from January 1, 1995 to June 6, 1996                      .92x*
                         -------------------------------------------------      --------------------------------------
                             High             Median             Low
                             ----             ------             ---
Price to earnings            60.69x            17.50x            0.50x                           15.24x
Price to book value           2.57              1.50             1.00                             1.72

Price less tangible book
  value to total deposits    15.00%             4.90%            0.00%                           10.69%

- -----------------------

* Not adjusted for potential Significant Liabilities as set forth in the Agreement.

        The bank merger and acquisition transactions for the period from January 1, 1995 to June 6, 1996 included in the above multiples are set forth below. Except as otherwise noted, the acquiror and the acquiree are both located in the State of California.


Acquiror                                                      Acquiree
- --------------------------------------------                  --------------------------------------------

Mid-Peninsula Bancorp                                         Cupertino National Bancorp
Cal Fed Bankcorp                                              First Citizens Bank
BanPonce (Puerto Rico)                                        Combancorp
ValliCorp Holdings, Inc.                                      Auburn Bancorp
Monarch Bancorp                                               Western Bank
Dartmouth Capital (New Hampshire)                             Commerce Security
US Bancorp (Oregon)                                           California Bancshares
Bank of Yorba Linda                                           Bank of Westminster
Home Interstate Bank                                          CU Bancorp
Union Safe Deposit Bank                                       Great Valley Bank
CVB Financial Corp.                                           Citizens Commercial
Central Coast Bancorp                                         Cypress Coast Bank
The Pacific Bank                                              Burlingame Bancorp
Shinhan Bank                                                  Marine National
FP Bancorp                                                    RB Bancorp
FP Bancorp                                                    Rancho Santa Fe National Bank
Dartmouth Capital (New Hampshire)                             Liberty National Bank
City National Corp                                            First Los Angeles Bank
ValliCorp Holdings                                            CoBank Financial
California State Bank                                         Landmark Bancorp
Eldorado Bankcorp                                             Mariners Bancorp
ValliCorp Holdings, Inc.                                      El Capitan National Bank
Comerica, Inc. (Missouri)                                     MetroBank
CU Bankcorp                                                   Corporate Bank
Western Bank                                                  Bank of Encino

       Discounted Cash Flow Analysis. Hoefer examined the results of a discounted cash flow analysis designed to compare the present value, under certain assumptions, of cash flows that would be attained if South Valley remained independent through 2000, with the present value of cash flows projected to be achieved by the combined entities during the same period. The results produced in the analysis did not purport to be indicative of actual values or expected values of South Valley or the shares of South Valley Common Stock.

       In calculating the present values through the discounted cash flow analysis, Hoefer analyzed the effect of possible earnings variability and possible Merger-related operating cost savings variability, among other items, by assuming varying levels of projected earnings for South Valley and Pacific Capital. The three cases examined were: (1) South Valley earnings as projected and Pacific Capital earnings as projected; (2) South Valley earnings at 75% of projected earnings and Pacific Capital earnings at 125% of projected earnings; and (3) South Valley earnings at 125% of projected earnings and Pacific Capital earnings at 75% of projected earnings. Pro forma combined cash flows were calculated assuming the combinations of the cash flows in each of these cases and were compared to the cash flows of South Valley on a stand-alone basis as well as to the cash flows of South Valley acquired in 2000 by a larger financial institution. All cases were analyzed assuming realization of the operating cost savings, prepared by Hoefer, in the amounts and time periods previously indicated, unless otherwise stated. See "--Pro Forma Merger and Contribution Analysis."

       The discount rates used ranged from 10% to 14%. For South Valley stand-alone analyses, the terminal price multiples applied to 2000 estimated earnings ranged from 10x to 16x. The lower levels of the price/earnings multiples range reflected an estimated future trading range of South Valley, while the higher levels of the price/earnings multiples range were more indicative of a future sale of South Valley's stock to a larger financial institution. For the pro forma combined analyses, the terminal price/earnings multiples also ranged from 10x to 16x.

       For South Valley stand-alone analyses, the cash flows were comprised of the projected stand-alone dividends per share in years 1997 through 2000 plus the terminal value of South Valley's Common Stock at year-end 2000 (calculated by applying each one of the assumed terminal price/earnings multiples as stated above to 2000 projected South Valley earnings per share). For the pro forma combined analyses, the cash flows were comprised of the projected pro forma combined dividends per share in years 1997 through 2000 plus the terminal value of the pro forma combined entity's stock at year-end 2000 (calculated by applying each one of the assumed terminal price/earnings multiples as stated above to 2000 projected pro forma combined earnings per share). The discount rates described above were then applied to these cash flows to obtain the present values per share of South Valley Common Stock.

       The following table presents the results of the discounted cash flow analysis described above using a discount rate of 12%, the mid-point of the range of discount rates employed in the analysis:

                Projected Present Value of Discounted Cash Flows
                             (Exchange Ratio 0.92)*

Percentage of Projected
Earnings Achieved by                                   Percentage of Possible Cost Savings Realized
South Valley/Pacific Capital                         10x Earnings               16x Earnings
- -----------------------------                       -----------------------------------------------
100%/100%
  South Valley stand-alone                             $14.76                     $22.94
  Pro forma combined                                    17.64                      27.02
  Percentage change
      in South Valley                                   19.51%                     17.79%

75%/125%
  South Valley stand-alone                             $13.96                     $21.69
  Pro forma combined                                    17.92                      27.45
  Percentage change
      in South Valley                                   28.37%                     26.56%

125%/75%
  South Valley stand-alone                             $15.58                     $24.24
  Pro forma combined                                    17.37                      26.60
  Percentage change
      in South Valley                                   11.49%                      9.74%


* Not adjusted for potential Significant Liabilities as set forth in the Agreement.

       The analysis showed that use of a higher (lower) level of projected Pacific Capital earnings raised (lowered) the resulting present value for a given level of South Valley earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price/earnings multiple raised (lowered) the calculated present values. In all cases, for a given discount rate and a given price/earnings multiple, the analysis showed that the financial terms of the Merger offered a higher present value per share of South Valley Common Stock than if South Valley remained independent through 2000 or was acquired in 2000 by a larger financial institution. However, the examples shown above do not necessarily indicate that a direct comparison of the present values obtained using the same terminal price/earnings multiple and/or discount rate for South Valley stand-alone, South Valley acquired in 2000 by a larger financial institution, and pro forma combined entity cash flows, are the only comparisons which can be made.

       Comparable Company Analysis. Hoefer examined recent historical data on South Valley and Pacific Capital based upon information from the companies' 1995 Annual Reports to Shareholders and subsequent quarterly information. Hoefer analyzed certain credit and operating statistics for South Valley and Pacific Capital, comparing these statistics to data for a peer group of California banks using the Hoefer & Arnett Banking Universe West and Southwest Coverage Area First Quarter 1996 performance updates (the "Universe"). Eighty-six California institutions participate in the Universe. Both Pacific Capital and South Valley are participants in the Universe. The comparisons made are as of or for the period ending March 31, 1996, and assumed a Pacific Capital Common Stock price of $27.00 and a South Valley Common Stock Price of $13.50, the closing market prices at May 28, 1996, unless otherwise noted. The following table summarizes the results of the comparable company analysis described above:

                           Comparable Company Analysis
                             (as of March 31, 1996)

                                                     Pacific Capital         South Valley       Universe Median
                                                     ---------------         ------------       ---------------

Total assets......................................   $   366,906            $  174,511           $  214,745
Market capitalization.............................   $    70,223            $   17,741           $   23,466
Price to tangible equity per share................         1.62x                 1.03x                1.24x
Price to 1995 earnings per share..................        14.46x                11.25x               11.29x
Tangible equity to tangible assets................        11.83%                10.10%                9.02%
Nonperforming assets to total assets..............         0.58%                 2.16%                1.33%
Loan loss reserve to nonperforming
    loans.........................................       177.50%                81.49%              129.27%
Return on assets..................................         1.51%                 1.07%                1.07%
Return on equity..................................        12.25%                10.27%               11.83%
Efficiency ratio..................................        58.52%                67.44%               68.66%

       Hoefer concluded based on the above analyses that the Exchange Ratio is fair from a financial point of view to the holders of South Valley Common Stock.

       Hoefer is an investment banking firm continually engaged in the valuation of businesses and securities, including financial institutions and their securities, in connection with mergers and acquisitions, negotiated underwritings, private offerings of securities, secondary distributions of listed and unlisted securities and valuations for estate, corporate and other purposes.

       As a normal part of its business, Hoefer analyzes securities of financial institutions for the purposes of providing, among other things, transactional advice and assistance, investment research and capital financing activities. Hoefer currently conducts dealer markets in the shares of more than 120 independent financial institutions, including Pacific Capital and South Valley. In addition, the principals of Hoefer have substantial experience in investment and commercial banking, some of which may be deemed applicable to the Fairness Opinion. Hoefer has not previously provided services to either Pacific Capital or South Valley. Hoefer and certain of its principals own less than 1% of Pacific Capital's Common Stock.

       Financial Advisory Fees. South Valley has agreed to pay Hoefer for merger advisory and other services, including its Fairness Opinion, as follows:

       (a)          $100,000 payable upon the signing of the Agreement;

       (b) An additional fee equal to 1.50% of the aggregate consideration paid; such additional fee to be reduced by the amount payable under the immediately preceding clause (a).

       South Valley has also agreed to reimburse Hoefer for all out-of-pocket expenses which may be incurred by it in connection with the rendering of the Fairness Opinion, not to exceed $20,000 without the consent of South Valley, and to indemnify Hoefer against certain liabilities. No portion of the fee is contingent upon the conclusions reached in the Fairness Opinion.

Effective Date of the Merger

       The Agreement provides that the Merger will be effective upon the date and time of the filing with the California Secretary of State of a duly executed Merger Agreement and officers' certificates prescribed by Section 1103 of the GCL or upon any subsequent date set forth in the Merger Agreement (the "Effective Date" and "Effective Time," respectively). Although the parties have not adopted any formal timetable, it is presently anticipated that the Merger will be consummated on or prior to December 31, 1996, assuming all the conditions set forth in the Agreement are theretofore satisfied or waived; however, it is possible that the Effective Date may extend beyond such date.

Exchange Ratio; Conversion of Shares of South Valley Common Stock

       At the Effective Time, by virtue of the Merger and without any action on the part of the holders of South Valley Common Stock, each issued and outstanding share of South Valley Common Stock (other than any shares as to which dissenters' rights have been perfected) will be converted into .92 of a fully paid, nonassessable and registered share of Pacific Capital Common Stock, subject to certain adjustments. See "--Possible Adjustments to Exchange Ratio or Termination of the Agreement." All such shares of South Valley Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Pacific Capital Common Stock into which such South Valley Common Stock have been converted. Certificates previously representing South Valley Common Stock shall be exchanged for certificates representing whole shares of Pacific Capital Common Stock issued in consideration therefor upon the surrender of such certificates. Cash will be paid in lieu of any fractional shares of Pacific Capital Common Stock. See "--Exchange of South Valley Stock Certificates; Fractional Interests." From and after the Effective Date, the holders of certificates formerly representing South Valley Common Stock shall cease to have any rights with respect thereto other than any dissenters' rights they may have perfected pursuant to Chapter 13 of the GCL. See "Dissenters' Rights of Appraisal."

Possible Adjustments to Exchange Ratio or Termination of the Agreement

       The Agreement provides that the Exchange Ratio may be adjusted as more fully described below. The effect of the adjustments would be to reduce the Exchange Ratio below .92.

       On the Effective Date, each issued and outstanding share of South Valley Common Stock (except for shares as to which dissenters' rights have been perfected) shall be converted into .92 of a share (the "Exchange Ratio") of Pacific Capital Common Stock subject to potential adjustments in certain circumstances. No fractional shares of Pacific Capital Common Stock shall be issued to holders of South Valley Common Stock and, in lieu thereof, cash will be paid to South Valley shareholders in accordance with the Agreement. Based on a closing price of Pacific Capital Common Stock of $27.00 on July 17, 1996 and assuming this is the Average Price, as defined below, the Exchange Ratio would be .92 (the equivalent of $24.84 per share of South Valley Common Stock) if there is no adjustment for Significant Liabilities, as defined below.

       The Exchange Ratio will be adjusted for any Significant Liabilities (regardless of whether the price of Pacific Capital Common Stock changes) if in the aggregate the Significant Liabilities total more than $500,000. "Significant Liabilities" means those liabilities or expenses (whether operating or capital in nature) relating to those categories and events described in the next sentence which have not been reflected as reductions to South Valley's consolidated book value pursuant to generally accepted accounting principles as of June 30, 1996, adjusted for any applicable taxes (whether actual or estimated). Significant Liabilities consist of the following categories or events to which Pacific Capital has not consented in writing: (i) new or expanded contingent liabilities based upon threatened or pending litigation or other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; and (ii) any expenses, fines, fees, penalties or similar obligations, except those which arose in the Ordinary Course of Business as defined in the Agreement and except severance payments or other existing payment obligations. Significant Liabilities shall not include fees of South Valley's financial advisors or South Valley's legal fees directly attributable to this Merger, provided such financial advisory and legal fees do not exceed $800,000 in the aggregate.

       As a result of any Significant Liabilities totaling more than $500,000 in the aggregate through the close of business on the day preceding the Effective Date, the Exchange Ratio shall be adjusted as follows:

                         (Significant Liabilities - $500,000)
                   .92 - ------------------------------------
                                   $39 Million


The following  table  illustrates a range of possible  Exchange  Ratios assuming
Significant  Liabilities  between  $500,000 and $1,000,000 and certain  possible
Exchange Ratios from the above table.

Certain Possible                    Level of Significant Liabilities
Exchange Ratios*                $500,000       $750,000    $1,000,000    $1,250,000     $1,500,000
- ---------------                 --------       --------    ----------    ----------     ----------
     0.9200                      0.9200         0.9136       0.9072         0.9008        0.8944
     0.9128                      0.9128         0.9064       0.9000         0.8936        0.8872
     0.9058                      0.9058         0.8994       0.8930         0.8866        0.8802
     0.8991                      0.8991         0.8927       0.8863         0.8799        0.8735
     0.8925                      0.8925         0.8861       0.8797         0.8733        0.8669
     0.8862                      0.8862         0.8798       0.8734         0.8670        0.8606
     0.8800                      0.8800         0.8736       0.8672         0.8608        0.8544

* The Exchange Ratios listed are possible Exchange Ratios assuming Average Prices of Pacific Capital Common Stock between $23.63 and $34.50 per share. See the following page for such calculations.

        If, as of two days preceding the Effective Date, the average of the closing price of Pacific Capital Common Stock quoted on the OTC Bulletin Board (calculated by taking an average of the closing prices quoted on the OTC Bulletin Board on each of the thirty consecutive trading days prior to two business days prior to the Effective Date, rounded to four decimal places, whether or not trades occurred on those days (the "Average Price")), is more than $31.50 of if the Average Price is more than 12.5% below $27.00, the closing price on the last business day prior to the date of the Agreement, then the Exchange Ratio will be adjusted as follows, rounded to four decimal places:

        (1) If the Average Price is more than 12.5% below $27.00, the closing price on the last business day prior to the date of this Agreement, South Valley may accept the Exchange Ratio (.92) as adjusted for any Significant Liabilities or Pacific Capital and South Valley shall have the right, but not the obligation, to renegotiate the Exchange Ratio. Should South Valley fail to accept the Exchange Ratio as described in the preceding sentence or should the parties fail to renegotiate the Exchange Ratio, South Valley may terminate the Agreement pursuant to the provisions of the Agreement.

        (2) If the Average Price is more than $31.50, the Exchange Ratio, as adjusted for any Significant Liabilities, will be adjusted according to the following formula:

                              (Average Price + $31.50)/2
                        .92 x --------------------------
                                  Average Price

        Immediately following consummation of the Merger, based on the number of shares of Pacific Capital Common Stock and South Valley Common Stock outstanding on the respective record dates, the former shareholders of South Valley will hold approximately __% of the shares of the issued and outstanding common stock of Pacific Capital assuming the Exchange Ratio remains at .92. Each share of Pacific Capital Common Stock issued and outstanding immediately prior to consummation of the Merger will remain outstanding and unchanged as a result of the Merger. See "The Merger--Exchange Ratio; Conversion of Shares of South Valley Common Stock."

      There is no ceiling in the Agreement which would limit the amount of the Average Price in the above formula, nor is there any limit to the downward adjustment of the Exchange Ratio where the Average Price exceeds $31.50 other than the provisions permitting South Valley to renegotiate the Exchange Ratio or to terminate the Agreement. Further, the Agreement does not provide for an adjustment to the Exchange Ratio if the Average Price is more than 12.5% below $27.00, the closing price of Pacific Capital Common Stock on the last business day prior to the date of the Agreement.

      The following table illustrates a range of possible Exchange Ratios assuming Average Prices of Pacific Capital Common Stock between $23.63 and $34.50 per share and no adjustment for Significant Liabilities.

                 Average Price of
           Pacific Capital Common Stock                       Exchange Ratio
           ----------------------------                       --------------
                 $23.63 to $31.50                                 0.9200
                       32.00                                      0.9128
                       32.50                                      0.9058
                       33.00                                      0.8991
                       33.50                                      0.8925
                       34.00                                      0.8862
                       34.50                                      0.8800

Exchange of South Valley Stock Certificates; Fractional Interests

         Prior to the Effective Date, Pacific Capital has agreed to appoint First Interstate Bank or its successor, or any other bank or trust company mutually acceptable to South Valley and Pacific Capital, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing South Valley Common Stock, and on and after the Effective Date, Pacific Capital will issue and deliver to the Exchange Agent certificates representing the Pacific Capital Common Stock to be delivered to holders of South Valley Common Stock. As soon as practicable after the Effective Date, each holder of South Valley Common Stock, upon surrender to the Exchange Agent of one or more certificates for such South Valley Common Stock for cancellation, will be entitled to receive a certificate representing the number of Pacific Capital Common Stock into which such number of shares of South Valley Common Stock will have been converted and a payment in cash with respect to fractional shares, if any.

         No dividends or other distributions of any kind which are declared payable to shareholders of record of the Pacific Capital Common Stock on or after the Effective Date will be paid to persons entitled to receive such certificates for Pacific Capital Common Stock until such persons surrender their certificates representing South Valley Common Stock. Upon surrender of certificates representing South Valley Common Stock, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Pacific Capital Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         If any certificate for Pacific Capital Common Stock is to be issued in a name other than that in which the certificate for South Valley Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange
Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Pacific Capital Common Stock in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Pacific Capital and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing South Valley Common Stock and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Pacific Capital, and after such time any holder of a certificate representing South Valley Common Stock who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Pacific Capital for payment or delivery of such Pacific Capital Common Stock and dividends or distributions or cash, as the case may be.

         No fractional shares of Pacific Capital Common Stock shall be issued to holders of South Valley Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of Pacific Capital Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's South Valley Common Stock, an amount in cash equal to the Average Price multiplied by the fraction of a share of Pacific Capital Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

Treatment of Stock Options

         Each person holding one or more options to purchase South Valley Common Stock pursuant to the South Valley 1991 Directors' Stock Option Plan or 1995 Stock Option Plan (the "Option Plans") will have the right, in his or her discretion, to:

                  (i) exercise any vested options granted under the Option Plans to acquire South Valley Common Stock prior to the Effective Date; and/or

                  (ii) receive the fair value, as of the Effective Date, of any unexercised vested and/or unvested options granted under the Option Plans which fair value shall be determined by an independent financial advisor to Pacific Capital and shall be paid on the Effective Date by Pacific Capital in the form of Pacific Capital Common Stock rounded down to the nearest whole share.

         As of the Record Date, options to acquire 176,600 shares of South Valley Common Stock were outstanding under the Option Plans. See "Certain Considerations--Interests of South Valley Officers and Directors in the Merger."

Covenants of Pacific Capital and South Valley; Conduct of Business Prior to the Merger

         The Agreement contains covenants of Pacific Capital and South Valley concerning, among other things, (i) the cooperation of each party to obtain all necessary or appropriate government approvals in order to cause the Merger to be consummated; (ii) the prompt notification by either party of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party; (iii) the right of each party to review the other party's books and records and the delivery of financial statements; (iv) the cooperation by both parties in the issuance of any press releases; (v) restrictions on either party to enter into a merger, consolidation, or other takeover proposal involving any third party; (vi) restrictions on the payment of dividends; (vii) the termination, modification or merger of the South Valley Cash or Deferred 401(k) Plan into the Pacific Capital 401(k) Plan; (viii) the termination, modification or merger of South Valley's employee welfare benefits plan into Pacific Capital's employee welfare benefits plan; (ix) the addition of any South Valley officer or director who becomes an officer or director of Pacific Capital (including any subsidiary) to Pacific Capital's director and officer insurance policy; (x) the execution of employment agreements between SVNB and any executive employee of SVNB who shall become or remain an executive employee after the Effective Date; (xi) the amendment of Pacific Capital's Bylaws to increase the number of authorized directors to permit the appointment of three additional directors to be designated by South Valley and acceptable to Pacific Capital, (xii) the amendment of SVNB's Bylaws to increase the number of authorized directors to permit the appointment of three additional directors by Pacific Capital; (xiii) the execution of Nonsolicitation Agreements by the directors of South Valley; and (xiv) the listing of the Pacific Capital Common Stock as a Nasdaq National Market security.

         The Agreement provides that Pacific Capital and South Valley shall conduct their respective businesses in the ordinary course as such business was conducted prior to entering into the Agreement. The Agreement further provides that South Valley will not, without the prior written consent of Pacific Capital, among other things: (i) make or approve any increase in the compensation payable to any director, officer, employee or agent with an annual salary in excess of $70,000; (ii) sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice; (iii) with respect to any extension of credit in excess of $50,000 waive or release any right or collateral or cancel or compromise any debt or claim, except in the Ordinary Course of Business; (iv) make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course of Business consistent with its established loan procedures and in compliance with FRB Regulation O;
(v) take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;
(vi) settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $50,000 or claims of more than $75,000 in the aggregate in which it is a party; (vii) without first having obtained the written consent of Pacific Capital, which consent shall not be unreasonably withheld, cause the officers of South Valley to: (A) commit to any new contract or extend any existing contract that would obligate South Valley for an aggregate amount over time in excess of $50,000 (including data processing, servicing or any other agreement or contract); (B) accelerate the vesting of pension or other benefit; (C) grant any new stock options or accelerate the vesting of any existing stock options; or (D) fail to promptly notify Pacific Capital in writing upon becoming aware of the occurrence of any of the following: (1) the classification of any loan in the amount of $50,000 or more as substandard, doubtful or loss; (2) the filing or commencement of any legal action or other proceeding or investigation against South Valley (or any director or executive officer); or (3) the monthly pretax earnings of South Valley are less than $200,000. For purposes of the Agreement, "Ordinary Course of Business" means the banking and related business as presently conducted by South Valley.

         The Agreement also provides that South Valley will, among other things, consult with Pacific Capital on problem loan workout strategies, and obtain Pacific Capital's concurrence on any loan loss in excess of $15,000 (or $50,000 in the aggregate) or any writedown of other real estate owned.

         Except with the prior written consent of the other party, Pacific Capital and South Valley have each agreed to not amend its Articles of Incorporation or Bylaws; make any change in its respective authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character to do so; grant or issue any stock option relating to, or right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity securities, or agree to do any of the foregoing, except that Pacific Capital may grant options or issue shares pursuant to its 1994 Stock Option Plan, 1991 Directors Stock Option Plan and 1984 Stock Option Plan or repurchase shares of Pacific Capital Common Stock pursuant to its share repurchase plan and South Valley may issue shares pursuant to its 1991 Directors' Stock Option Plan and 1995 Stock Option Plan with respect to options outstanding as of the date of the Agreement.

         Business Combination. The Agreement provides that Pacific Capital shall not solicit nor make any offer to any third party or accept any offer from any third party regarding a business combination (a "Business Combination") of Pacific Capital with any other entity or person unless such offer is expressly conditioned upon the performance by Pacific Capital or its successor in interest of all Pacific Capital's obligations under the Agreement. In the event Pacific Capital fails to comply with such provisions or if Pacific Capital terminates the Agreement, notwithstanding the fact that all terms and conditions thereof have been satisfied by South Valley and no event has occurred which provide Pacific Capital the right to terminate the Agreement, South Valley shall be entitled to terminate the Agreement without liability to Pacific Capital and Pacific Capital shall pay to South Valley, on demand, the sum of $1,000,000. "Business Combination" is defined in the Agreement as any tender or exchange offer, proposal for a merger, consolidation, or other takeover proposal involving any party hereto (except as explicitly contemplated in the Agreement) or any offer or proposal to acquire in any manner a 10% or greater equity interest in, or a substantial portion of any party to the Agreement other than transactions contemplated thereunder.

         Subject to the continuing fiduciary duties of the Board of Directors of South Valley, prior to the Effective Date, neither South Valley, nor any officer, director or affiliate of South Valley, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by South Valley shall (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination; or (ii) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning the business and properties of South Valley or afford any such party access to the properties, books or records of South Valley or otherwise assist or encourage any such party in connection with the foregoing, or (iii) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of South Valley to another person, having any actual or prospective role with respect to any such transaction; provided, however, that with respect to any investment banker, South Valley shall use its best efforts to ensure that said investment banker complies with the foregoing. The Agreement also requires South Valley to notify Pacific Capital within two business days of the receipt by it of any indication of interest in any Business Combination.

         In the event the Board of Directors of South Valley receives a bona fide offer for a Business Combination and reasonably determines that its duty to act or refrain from acting pursuant to the Agreement is inconsistent with its continuing fiduciary duties to the shareholders of South Valley, its duty to act or refrain from acting pursuant to the Agreement is excused and will not constitute a breach of the Agreement, or create any claim or cause of action asserting any liability against any member of the Board of Directors of South Valley. If the Agreement is terminated by Pacific Capital for reasons relating to South Valley's failure to act or refraining from doing any act pursuant to the Agreement as a result of a bona fide offer for a Business Combination by South Valley or if a Business Combination involving South Valley occurs within twelve months following termination of the Agreement as a result of the interference of a third party who thereafter attempts to acquire South Valley, South Valley shall pay to Pacific Capital, on demand, the sum of $1,000,000.

Management and Operations Following the Merger

         On the Effective Date, South Valley will be merged with and into Pacific Capital, at which time SVNB will become a wholly-owned subsidiary bank of Pacific Capital. All rights, franchises and interests of South Valley will be assumed by and vested in Pacific Capital. The Articles of Incorporation and Bylaws of South Valley in effect immediately prior to the Effective Date shall be terminated following the Merger, and the directors and officers of Pacific Capital prior to the Effective Date will be the directors and officers of Pacific Capital following the Merger. In connection with the Merger, Pacific Capital shall amend its Bylaws to increase the authorized number of directors to permit the appointment of three additional directors to be designated by South Valley and acceptable to Pacific Capital.

         South Valley has agreed that South Valley's employee benefit plans, as defined in section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, may be terminated, modified or merged into Pacific Capital's welfare benefit plans on or after the Effective Date as determined by Pacific Capital in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of the participants in such plans, including, without limitation, vesting rights.

         It is expected that all data processing, check processing, bookkeeping, consumer lending, residential real estate lending, accounting, internal auditing and all other administrative functions of South Valley, except for branch functions and regional management functions described above, will be centralized with Pacific Capital's other similar functions.

Representations and Warranties; Conditions to the Merger

         The Agreement contains representations and warranties by Pacific Capital and South Valley regarding, among other things, their respective organization, authorization to enter into the Agreements, corporate power to carry out the terms of the Agreements, capitalization, the accuracy of their respective financial statements, the timely filing of tax returns, title to real property, certain environmental liabilities, employment contracts and benefits and various aspects of their respective loans and other assets.

         The Merger will occur only if all required government approvals are in effect or have been obtained (without the imposition of any materially burdensome conditions as determined by Pacific Capital in its reasonable judgment) (see "--Required Regulatory Approvals"), the Agreements are approved by the majority of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock and the representations and warranties of the parties are true and correct in all material respects on and as of the Effective Date.

         Consummation of the Merger is subject to satisfaction of certain other conditions or the waiver of such conditions by the party entitled to do so. Such conditions include, among other things, the following: (i) except as disclosed in writing prior to July 18, 1996, the absence of a material adverse change since December 31, 1995, in the business, financial condition, properties, results of operations or prospects of either party; (ii) the absence of significant legal impediments to the Merger; (iii) the effectiveness of a registration statement with respect to the Pacific Capital shares to be issued to South Valley shareholders as a result of the Merger; (iv) the receipt of a tax opinion of the independent accountants or legal counsel to Pacific Capital to the effect that, among other things, under federal and state tax laws, the Merger will not result in any recognized gain or loss to Pacific Capital or South Valley and, except for cash received in lieu of fractional shares, no gain or loss will be recognized by holders of South Valley Common Stock who receive Pacific Capital Common Stock in exchange for South Valley Common Stock which they hold; (v) receipt of letters and reports from South Valley's and Pacific Capital's independent public accountants relating to the Registration Statement and South Valley's and Pacific Capital's unaudited financial statements; (vi) receipt of a letter from South Valley's independent public accountants to the effect that no conditions exist which would preclude South Valley accounting for the Merger with Pacific Capital as a pooling of interests as those conditions relate to South Valley; (vii) receipt by South Valley of a fairness opinion from its financial advisor; (viii) receipt of a letter from Pacific Capital's independent public accountants to the effect that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles, (ix) receipt of all consents by other parties to and required by material agreements of Pacific Capital and South Valley, respectively, (x) South Valley shall have taken any actions necessary to have SVNB amend its Bylaws to increase the number of authorized directors to permit the appointment of three additional directors designated by Pacific Capital;
(xi) Pacific Capital shall have amended its Bylaws to increase the number of authorized directors on its board to permit the appointment of three additional directors by South Valley and acceptable to Pacific Capital; (xii) Pacific Capital shall have obtained designation of Pacific Capital Common Stock as a Nasdaq National Market security, and (xiii) the aggregate number of shares of Pacific Capital Common Stock and South Valley Common Stock held by persons who have taken all steps at or prior to the respective shareholders meeting to be paid the value of such shares under the GCL shall not exceed 9% of the outstanding shares of Pacific Capital Common Stock and South Valley Common Stock.

         In addition, certain other conditions must be satisfied, or must be waived by Pacific Capital, in order for Pacific Capital to be obligated to consummate the Merger, including but not limited to the conditions that (i) South Valley shall have taken corrective action, if any, recommended by or resulting from its most recent compliance examinations and any significant regulatory compliance violations shall have been corrected by South Valley prior to the Effective Date and (ii) prior to the Effective Date, South Valley shall be in compliance with all requirements, if any, arising from its most recent safety and soundness regulatory examination.

Required Regulatory Approvals

         The Merger must be approved by the FRB pursuant to the provisions of the BHC Act. This federal statute provides that no transaction may be approved which would result in a monopoly or (i) which would be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any manner would be in restraint of trade, unless the FRB finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting a review of any application for a merger, the FRB is required to consider the financial and managerial resources and future prospects of the companies and the banks concerned and the convenience and needs of the community to be served. The FRB has the authority to deny an application if it concludes that the requirements of the Community Reinvestment Act of 1977, as amended, are not satisfied.

         Pacific Capital filed a final application to merge South Valley into Pacific Capital on ___________, 1996. Receipt of final regulatory approval by the FRB is a pre-condition to the consummation of the Merger under the terms of the Agreement. See "--Representations and Warranties; Conditions to the Merger." Pacific Capital expects that the FRB will act on and approve its application in the fourth quarter of 1996.

         A transaction approved by the FRB may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during such 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

         The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the BHC Act and authorizes the FRB to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the Merger.

         Based on current precedents, the respective managements of Pacific Capital and South Valley believe that the Merger will be approved by the FRB and the Merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the FRB or the Department of Justice will concur in this assessment or that, in connection with the grant of any approval by the FRB, any action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, will not contain conditions which are materially burdensome to Pacific Capital within the meaning of the Agreement. If a materially burdensome condition is imposed in connection with a government approval, a condition to Pacific Capital's obligation to consummate the Merger will be deemed not to have occurred and Pacific Capital would have the right to terminate the Agreement.

Trading Market for Stock

         The Pacific Capital Common Stock is listed on the OTC Bulletin Board. Pacific Capital intends to cause the shares of Pacific Capital Common Stock to be issued in the Merger and the shares of Pacific Capital Common Stock to be issued for unexercised vested and unvested South Valley stock options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Date.

         There is limited trading and no established public trading market for South Valley Common Stock, which is currently traded on the over-the-counter market and quoted on the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets"). If the Merger is consummated, Pacific Capital will take appropriate action to cause South Valley Common Stock to cease to be quoted on the Pink Sheets and public trading of such shares will cease.

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

Nonsolicitation Agreements

         As a condition to consummation of the Merger under the Agreement, the directors of South Valley have each entered into a nonsolicitation agreement (collectively, the "Nonsolicitation Agreements") with Pacific Capital. Pursuant to the Nonsolicitation Agreements, each director, except as a director, officer or employee of Pacific Capital or any subsidiary thereof, shall not, without the prior written consent of Pacific Capital, for a two-year period following the Merger (i) directly or indirectly, solicit any customers of South Valley or Pacific Capital or their respective subsidiaries or successors within the counties of Santa Clara, Monterey and San Benito in the State of California or
(ii) induce any employee of South Valley or Pacific Capital or their respective subsidiary's to leave the employment thereof.

         The Nonsolicitation Agreements further provide that each director shall treat as confidential all information concerning Pacific Capital's or South Valley's or their respective subsidiaries records, properties, books, contracts, commitments and affairs, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers, customer lists and potential customers and other information of a similar nature not available to the public.

Certain Tax Consequences

         In order to satisfy one of the conditions to consummation of the Merger (see "--Representations and Warranties; Conditions to the Merger"), Pacific Capital and South Valley each expects to receive, with respect to United States federal income tax law and California state tax law, an opinion from Pacific Capital's legal counsel or independent accountants, based upon the assumptions and understandings contained in the opinion, to the effect that the Merger will be part of a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that, accordingly, for United States federal income tax, California personal income and California franchise tax purposes:

                  (i) the Merger will not result in any recognized gain or loss to Pacific Capital or South Valley;

                  (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of South Valley Common Stock who receive Pacific Capital Common Stock in exchange for South Valley Common Stock which they hold;

                  (iii) the holding period of Pacific Capital Common Stock exchanged for South Valley Common Stock will include the holding period of the South Valley Common Stock for which it is exchanged, assuming the shares of South Valley Common Stock are capital assets in the hands of the holder thereof at the Effective Date; and

                  (iv) the basis of the Pacific Capital Common Stock received in the exchange will be the same as the basis of the South Valley Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

         In general with respect to dissenting shareholders, if the South Valley Common Stock is held as a capital asset on the Effective Date, a dissenting shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the South Valley Common Stock. However, if such dissenting shareholder owns, directly or constructively through application of section 318 of the IRC, any shares of South Valley Common Stock as to which dissenters' rights are not exercised and perfected, or otherwise directly or constructively holds Pacific Capital Common Stock, such shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares as to which dissenters' rights are perfected. The constructive ownership rules of section 318 of the IRC apply in certain specified circumstances to attribute ownership of stock of a corporation from the shareholder actually owning the stock, whether an individual, a trust, a partnership or a corporation, to certain members of the individual's family or to certain individuals, trusts, partnerships or corporations in which that shareholder has an ownership or beneficial interest, or which have an ownership or beneficial interest in that shareholder; a shareholder is also considered under these rules to own any stock with respect to which that shareholder holds exercisable options. Each shareholder who intends to dissent from the Merger should consult such shareholder's own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.

         THE UNITED STATES FEDERAL INCOME TAX, CALIFORNIA PERSONAL INCOME TAX AND CALIFORNIA FRANCHISE TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH SOUTH VALLEY SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

Amendment; Termination

         The Agreement may be amended by Pacific Capital and South Valley at any time prior to the Effective Date without the approval of the shareholders of Pacific Capital or the shareholders of South Valley with respect to any of its terms except the terms relating to the form or amount of consideration to be delivered to the South Valley shareholders in the Merger. The Agreements may be terminated by the mutual consent of the Boards of Directors of both Pacific Capital and South Valley at any time prior to the consummation of the Merger.

         The Agreement may be terminated by Pacific Capital as follows: (i) on or after December 31, 1996, if (A) any of the conditions to which the obligations of Pacific Capital are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived by Pacific Capital and South Valley shall have failed to complete the Merger; (ii) if (A) Pacific Capital has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect South Valley and SVNB or their respective business, properties, results of operations, financial condition or prospects taken as a whole; (B) a material adverse change shall have occurred since December 31, 1995, in the business, properties, financial condition, results of operations or prospects of South Valley and SVNB taken as a whole;
(C) there has been a material breach (including any material anticipatory breach) on the part of South Valley of its obligations, conditions or covenants under the Agreement or any material breach (including any material anticipatory breach) of any covenants or conditions contained in the Agreement which, in either event, has not been cured within 20 business days after receipt of written notice of such breach; or (D) based on the continuing fiduciary duties of the South Valley Board of Directors to the shareholders of South Valley, South Valley fails to act or refrains from doing any act required of South Valley pursuant to the Agreement as a result of a bona fide offer for a Business Combination.

         The Agreement may be terminated by South Valley as follows: (i) on or after December 31, 1996, if (A) any of the conditions to which the obligations of South Valley are subject has not been fulfilled, or (B) such conditions have been fulfilled or waived but Pacific Capital shall have failed to complete the Merger; provided, however, that if Pacific Capital is engaged at the time in litigation relating to an attempt to obtain one or more of the government approvals which are required to consummate the Merger or if Pacific Capital shall be contesting in good faith any litigation which seeks to prevent consummation of the Merger, such nonfulfillment shall not give South Valley the right to terminate the Agreements until the earlier of (X) eight months after the date of the Agreement and (Y) 60 days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto; or
(ii) if (A) South Valley has become aware of any facts or circumstances of which it was not aware on the date of the Agreement and which materially adversely affect Pacific Capital or FNB or their business, properties, operations, financial condition or prospects taken as a whole; (B) a material adverse change shall have occurred since December 31, 1995, in the business, properties, financial condition, results of operations or prospects of Pacific Capital and FNB taken as a whole; (C) there has been a material breach (including any material anticipatory breach) on the part of Pacific Capital of its obligations under the Agreement or there has been a material breach (including any material anticipatory breach) of any conditions or covenants contained in the Agreement which, in either event, has not been cured within 20 business days of receipt of written notice of such breach; (D) Pacific Capital shall solicit or make any offer to any third party or accept any offer from any third party

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

regarding a Business Combination of Pacific Capital with any other entity or person that is not conditioned upon performance by Pacific Capital or its successor of all obligations of Pacific Capital under the Agreement; or (E) South Valley fails to accept the Exchange Ratio or the parties fail to renegotiate the Exchange Ratio.

         The right to terminate the Agreement may be exercised by Pacific Capital or South Valley, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

         If there has been a material breach by either party in the performance of any obligations under the Agreement, which shall not have been cured within twenty business days after written notice thereof has been given to the defaulting party, the nondefaulting party will have the right to terminate the Agreement upon written notice to the other party. In any event, the nondefaulting party will have no obligation to consummate any transaction or take any further steps toward such consummation contemplated under the Agreement until such breach is cured.

         Termination of the Agreement does not terminate or affect the obligations of Pacific Capital or South Valley to pay expenses (see "--Expenses"), to maintain the confidentiality of the other party pursuant to the Agreement, to make certain termination payments as described below, or to comply with the notice, attorneys' fees, governing law and third party beneficiary provisions of the Agreement and shall not affect any agreement after such termination.

         South Valley shall pay to Pacific Capital, on demand, the sum of $1,000,000 if the Agreement is terminated by Pacific Capital for reasons relating to South Valley's failure to act or refrain from doing any act pursuant to the Agreement as a result of a bona fide offer for a Business Combination or if a Business Combination involving South Valley occurs within 12 months following termination of the Agreement as a result of the interference of a third party or group who thereafter attempts to acquire South Valley.

         If the Agreement is terminated by South Valley for reasons relating to a Business Combination by Pacific Capital or if Pacific Capital terminates the Agreement notwithstanding the fact that all terms and conditions of the Agreement have been satisfied by South Valley and no event has occurred which provides Pacific Capital the right under the Agreement to terminate the Agreement, Pacific Capital shall pay to South Valley, on demand, the sum of $1,000,000.

Expenses

         Pacific Capital and South Valley have each agreed to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by the Agreements shall be consummated, their own costs incurred incident to the performance of their obligations under the Agreements, including without limitation, costs incident to the preparation of the Agreements and this Joint Proxy Statement/Prospectus (including the audited financial statements of South Valley contained herein) and incident to the consummation of the Merger and of the other transactions contemplated in the Agreements, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith.

         South Valley shall bear its own costs of printing and distributing (including postage) this Joint Proxy Statement/Prospectus and other information relating to these transactions to its shareholders.

Accounting Treatment

         South Valley and Pacific Capital expect that the Merger will qualify for pooling of interests accounting treatment. Under this method of accounting, Pacific Capital's prior period financial statements will be restated on a combined basis with those of South Valley, with all intercompany accounts being eliminated and all expenses relating to the Merger being deducted from combined income.

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

         It is a condition to Pacific Capital's and South Valley's obligation to consummate the Merger that, among other things, Pacific Capital and South Valley receive a letter from KPMG Peat Marwick LLP ("KPMG"), Pacific Capital's independent public accountants, to the effect that KPMG believes that the Merger will qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission. In addition, it also is a condition to such obligations that no determination will have been made by any court, tribunal, regulatory agency or other governmental entity that the Merger fails or will fail to qualify for pooling of interests accounting treatment. Representatives of KPMG, as accountants of Pacific Capital are expected to be present at the Pacific Capital Special Meeting of Shareholders and available to respond to questions.

         South Valley's independent public accountants for the most recently completed fiscal year are Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP, as accountants of South Valley, are expected to be present at the South Valley Special Meeting of Shareholders and available to respond to questions.

Resales of Pacific Capital Common Stock

         The Pacific Capital Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any South Valley shareholder who may be deemed to be an "affiliate" of Pacific Capital or South Valley for purposes of Rule 145 under the Securities Act. Each director of South Valley is deemed to be such an affiliate. It is expected that each such director and each other person deemed to be an affiliate will enter into an agreement with Pacific Capital providing that such person will not transfer any Pacific Capital Common Stock received in the Merger, except in compliance with the Securities Act and applicable rules thereunder. See "--Representations and Warranties; Conditions to the Merger."


                         DISSENTERS' RIGHTS OF APPRAISAL


         If the Agreement is approved by the required vote of Pacific Capital shareholders and South Valley shareholders, respectively, and is not abandoned or terminated, shareholders of Pacific Capital and South Valley who did not vote "FOR" the Merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the GCL.

         The following discussion is not a complete statement of the GCL relating to dissenters' rights, and is qualified in its entirety by reference to sections 1300 through 1312 of the GCL attached to this Joint Proxy Statement/Prospectus as Annex C and incorporated herein by reference. This discussion and sections 1300 through 1312 of the GCL should be reviewed carefully by any Pacific Capital or South Valley shareholder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

         If the Merger is consummated, those shareholders who elect to exercise their dissenters' rights and who timely perfect such rights in accordance with applicable law will be entitled to receive the "fair market value" of their shares in cash. Pursuant to section 1300(a) of the GCL, such "fair market value" would be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the proposed Merger, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter. For example, assuming the "fair market value" of Pacific Capital Common Stock on July 17, 1996, the day before the first announcement of the terms of the Merger, is the closing price of the stock on the OTC Bulletin Board, then a dissenting shareholder of Pacific Capital Common Stock may be entitled to receive $27.00 per share.

         Shares must satisfy each of the following requirements to qualify as dissenting shares ("Dissenting Shares") under the GCL: (i) the shares must have been outstanding on the Pacific Capital or South Valley Record Date (and, therefore, shares acquired after such Record Date upon exercise of options to purchase common stock may not constitute Dissenting Shares); (ii) the shares must not have been voted "FOR" approval and adoption of the Agreements and the transactions contemplated thereby, including the Merger; and (iii) the holder of such shares must submit certificates for endorsement as described below. If a holder of Pacific Capital Common Stock or

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

South Valley Common Stock votes "FOR" the approval and adoption of the Agreements, including the Merger, and the transactions contemplated thereby (including by executing and returning a proxy with no voting instructions indicated thereon) such holder will lose any dissenters' rights that may exist with respect to the subject shares.

         If the Merger is approved at the Meeting, Pacific Capital and South Valley will, within ten days after such approval, mail to any shareholder who may have a right to require Pacific Capital or South Valley, as the case may be, to purchase his or her shares for cash as a result of making such a demand (as described below), a notice that the required shareholder approval and adoption of the Agreements and the transactions contemplated thereby, including the Merger, was obtained (the "Notice of Approval") accompanied by a copy of sections 1300 through 1304 of the GCL. The Notice of Approval will set forth the price determined by Pacific Capital and South Valley to represent the "fair market value" of any Dissenting Shares (which shall constitute an offer by Pacific Capital or South Valley to purchase such Dissenting Shares at such stated price) and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

         Within 30 days after the date on which the Notice of Approval was mailed: (i) Pacific Capital or South Valley, as the case may be, or their respective transfer agents must receive the demand of the dissenting shareholder which is required by law to contain a statement concerning the number and class of shares held of record by such dissenting shareholder which the dissenting shareholder demands that Pacific Capital or South Valley purchase and a statement of what such dissenting shareholder claims to be the fair market value of the Dissenting Shares as of July 18, 1996, the day before the announcement of the proposed Merger (the statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the Dissenting Shares at such price); and (ii) the dissenting shareholder must submit share certificate(s) representing the Dissenting Shares to Pacific Capital or South Valley, as the case may be, at the respective principal office or at the office of the transfer agent for Pacific Capital or South Valley. The certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting Shares or will be exchanged for certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. This would constitute an acceptance of the offer by Pacific Capital or South Valley to purchase the dissenting shareholder's stock at the price stated in the Notice of Approval.

         If  Pacific  Capital  or  South  Valley,  as the  case  may  be,  and a dissenting shareholder agree upon the price to be paid for the Dissenting Shares, upon the dissenting shareholder's surrender of the certificates representing the Dissenting Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between Pacific Capital or South Valley and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the certificates therefor.

         If Pacific Capital or South Valley, as the case may be, and a dissenting shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such Dissenting Shares are entitled to be classified as Dissenting Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by any other dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable, but must be assessed against Pacific Capital or South Valley, as the case may be, if the appraised value as determined by the court exceeds the price offered by Pacific Capital or South Valley.

         The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Merger. Furthermore, no shareholder who has appraisal rights under Chapter 13 of the GCL has any right to attack the validity of the Merger or to have the Merger set aside or rescinded except in an action to test whether the number of shares required to authorize or approve the Merger has been legally voted in favor of the Merger.


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

         Dissenting Shares may lose their status as such and the right to demand payment will terminate if (i) the Merger is abandoned (in which case Pacific Capital or South Valley, as the case may be, shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith as provided under Chapter 13 of the GCL all necessary expenses and reasonable attorneys' fees incurred in such proceedings); (ii) the Dissenting Shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and Pacific Capital or South Valley, as the case may be, do not agree upon the status of the shares as Dissenting Shares or upon the price of such shares and the dissenting shareholder fails to file suit against Pacific Capital or South Valley, as the case may be, or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting Shares with the consent of Pacific Capital or South Valley, as the case may be.


                  DESCRIPTION OF PACIFIC CAPITAL CAPITAL STOCK

         The authorized capital stock of Pacific Capital consists of 20,000,000 shares of Common Stock, without par value, and 20,000,000 shares of Preferred Stock, no par value. As of the Pacific Capital Record Date, _________ shares of Pacific Capital Common Stock, no shares of Preferred Stock were outstanding and an additional _______ shares of the authorized Pacific Capital Common Stock were available for future grant and reserved for issuance to holders of outstanding stock options, under Pacific Capital's stock option plans.

Common Stock

         Holders of Pacific Capital Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the Pacific Capital Bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Pacific Capital's Board of Directors. There are legal and regulatory restrictions on the ability of South Valley to declare and pay dividends. See "Market Price and Dividend Data." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Pacific Capital Common Stock. Shareholders of Pacific Capital Common Stock have no preemptive or conversion rights. Pacific Capital Common Stock is not subject to calls or assessments. The transfer agent and registrar for Pacific Capital Common Stock is First Interstate Bank or its successor.

Preferred Stock

         The Pacific Capital Board of Directors is authorized to fix the rights, preferences, privileges and restrictions of the Preferred Stock and may establish series of such stock and determine the variations between series. If and when any Preferred Stock is issued, the holders of Preferred Stock may have a preference over holders of Pacific Capital Common Stock upon the payment of dividends, upon liquidation of Pacific Capital, in respect of voting rights and in the redemption of the capital stock of Pacific Capital. The issuance of any Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Pacific Capital without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of Pacific Capital Common Stock. Pacific Capital has no present plans to issue any shares of Preferred Stock.


                    DESCRIPTION OF SOUTH VALLEY CAPITAL STOCK

         The authorized capital stock of South Valley consists of 4,000,000 shares of Common Stock, no par value and 2,000,000 shares of Serial Preferred Stock. As of the South Valley Record Date, _________ shares of South Valley Common Stock were issued and outstanding, no shares of Preferred Stock were issued and outstanding and


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

_______ South Valley Shares were reserved for issuance to holders of outstanding and unexercised stock options under the South Valley Stock Option Plans.

Common Stock

         Holders of South Valley Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the South Valley Bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by South Valley's Board of Directors. There are legal and regulatory restrictions on the ability of South Valley to declare and pay dividends. See "Market Price and Dividend Data." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and securities. The transfer agent and registrar for South Valley Common Stock is U.S. Stock Transfer Corporation.

Serial Preferred Stock

         The Serial Preferred Stock may be issued from time to time in one or more series, and the South Valley Board of Directors is authorized to fix or to alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of the preferred stock, and the number of shares constituting any such series and a designation thereof. The South Valley Board of Directors may also increase or decrease the number of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The issuance of any Serial Preferred Stock may have the effect of delaying, deferring or preventing a change in control of South Valley without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of South Valley Common Stock. South Valley has no present plans to issue any shares of Serial Preferred Stock.


                  CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

         Both Pacific Capital and South Valley are incorporated under the GCL. Accordingly, if the Merger is consummated, the shareholders of South Valley will become shareholders of Pacific Capital and their rights as shareholders will continue to be governed by the GCL. However, the provisions of the Articles of Incorporation of Pacific Capital and the Bylaws of Pacific Capital differ from the Articles of Incorporation of South Valley and the Bylaws of South Valley. The following summarizes the differences that could materially affect the rights of shareholders of South Valley after consummation of the Merger.

Authorized Capital

Pacific Capital. The authorized capital stock of Pacific Capital consists of 20,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. See "Description of Pacific Capital Common Stock."

South Valley. The authorized capital stock of South Valley consists of 4,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. See "Description of South Valley Common Stock."

Directors

Pacific Capital. Under the Pacific Capital Bylaws, the authorized number of directors shall not be less than eight nor more than fifteen. The exact number of directors may be changed by a resolution of the Board of Directors and is currently fixed at fifteen. In connection with the Merger, Pacific Capital shall amend its Bylaws to increase the number of authorized directors on its board to permit the appointment of three additional directors to be designated by South Valley and acceptable to Pacific Capital. Pursuant to Pacific Capital Bylaws, the Board of

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

Directors is authorized to amend the Bylaws without shareholder approval, except for the Bylaw provision governing the number of directors.

South Valley. The South Valley Bylaws provide that the authorized number of directors shall not be less than five nor more than twenty-five. The exact number of directors may be changed by a resolution of the Board of Directors and is currently fixed at nine. Pursuant to South Valley's Bylaws, the Board of Directors is authorized to amend the Bylaws without shareholder approval, except for the Bylaw provision governing the number of directors.

Cumulative Voting. The Pacific Capital Bylaws and the South Valley Bylaws provide for cumulative voting in connection with the election of directors. With cumulative voting, a shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled or the shareholder may distribute the votes to which such shareholder's shares are entitled on the same principle among as many candidates as such shareholder chooses. With cumulative voting, the holder or holders of a minority of the outstanding shares can more readily elect a representative or representatives to the Board of Directors by cumulating their votes. Because of such cumulative voting provisions, the CGCL provides that, if less than the entire Board of Directors is be removed, no director may be removed without cause if the votes cast against such removal would be sufficient to elect such director with cumulative voting.

Limitation of Directors' Liability. Both the Pacific Capital Articles of Incorporation and the South Valley Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

Notice of Shareholder Proposals

Pacific Capital. The Pacific Capital Bylaws do not require advance notice of shareholder proposals. However, the Pacific Capital Bylaws require not less than 21 nor more than 60 days advance written notice of shareholder nominations for the Board of Directors. Additionally, the Pacific Capital Bylaws require that no shareholder may cumulate votes in favor of any candidate for election to the Board of Directors unless such candidate's name has been placed in nomination prior to voting and the shareholder has given notice prior to the meeting of the shareholder's intention to cumulative votes.

South Valley. The South Valley Bylaws do not require advance notice of shareholder proposals. However, the South Valley Bylaws require that written notice of shareholder nominations for the Board of Directors be received by the President of South Valley not more than 60 days prior to any shareholder meeting called for the election of directors, and not more than ten days after the date the notice of such meeting is sent to shareholders; provided that if ten days notice of such meeting is given to shareholders, such notice of intention to nominate must be received by the President of South Valley prior to the opening of such meeting. Additionally, the South Valley Bylaws require that no shareholder may cumulate votes in favor of any candidate for election to the Board of Directors unless such candidate's name has been placed in nomination prior to voting and the shareholder has given notice prior to the meeting of the shareholder's intention to cumulate votes.

Call of Special Meeting of Shareholders

Pacific Capital Bylaws and the South Valley Bylaws. Both the Pacific Capital Bylaws and the South Valley Bylaws provide that special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board, the President or by holders of shares entitled to cast not less than 10% of the votes at the meeting.


                                     EXPERTS

         The Consolidated Financial Statements of Pacific Capital as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, independent certified public accountants, and


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

upon the authority of said firm as experts in accounting and auditing. Such report contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

         The Financial Statements incorporated in this Joint Proxy Statement/Prospectus by reference from South Valley Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of the shares of Pacific Capital Common Stock offered hereby in connection with the Merger will be passed upon for Pacific Capital by Graham & James LLP, San Francisco, California.

                                                                         ANNEX A
================================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION


                                     between


                             PACIFIC CAPITAL BANCORP


                                       and



                           SOUTH VALLEY BANCORPORATION





                            DATED AS OF JULY 18, 1996


================================================================================


                                              TABLE OF CONTENTS

                                                                                                        Page

 1.       THE MERGER....................................................................................  1
          1.1      Effective Time.......................................................................  1
          1.2      Effect of the Merger.................................................................  1

 2.       CONVERSION AND CANCELLATION OF SHARES.........................................................  2
          2.1      Conversion of Common Stock of South Valley...........................................  2
          2.2      Fractional Shares....................................................................  2
          2.3      Surrender of South Valley Shares.....................................................  3
          2.4      No Further Transfers of South Valley Shares..........................................  3
          2.5      Adjustments..........................................................................  3
          2.6      Treatment of Stock Options...........................................................  3

 3.       COVENANTS OF THE PARTIES......................................................................  4
          3.1      Covenants of Pacific Capital.........................................................  4
                   (a)      Reservation, Issuance and Registration of Pacific Capital Common Stock......  4
                   (b)      Government Approvals........................................................  4
                   (c)      Notification of Breach of Representations, Warranties and Covenants.........  4
                   (d)      Financial Statements........................................................  4
                   (e)      Press Releases..............................................................  5
                   (f)      Business Combinations.......................................................  5
                   (g)      Director and Officer Liability Insurance....................................  5
                   (h)      Approval by Pacific Capital Shareholders....................................  5
                   (i)      Access to Properties, Books and Records; Confidentiality....................  5
                   (j)      Dividends...................................................................  6
                   (k)      Executive Employees.........................................................  6
                   (l)      Conduct of Business in the Ordinary Course..................................  6
                   (m)      Additions to Pacific Capital Board of Directors.............................  6
                   (n)      Nasdaq National Market Listing..............................................  6
                   (o)      Changes in Capital Stock....................................................  6
          3.2      Covenants of South Valley............................................................  6
                   (a)      Approval by South Valley Shareholders.......................................  6
                   (b)      Shareholder Lists and Other Information.....................................  7
                   (c)      Government Approvals........................................................  7
                   (d)      Capital Commitments and Expenditures........................................  7
                   (e)      Notification of Breach of Representations, Warranties and Covenants.........  7
                   (f)      Financial Statements........................................................  7
                   (g)      Compensation................................................................  8
                   (h)      Conduct of Business in the Ordinary Course..................................  8
                   (i)      Press Releases..............................................................  9
                   (j)      No Merger or Solicitation................................................... 10
                   (k)      South Valley Cash or Deferred 401(k) Plan................................... 10
                   (l)      Changes in Capital Stock.................................................... 10
                   (m)      Dividends................................................................... 11
                   (n)      Accounting Methods.......................................................... 11
                   (o)      Affiliates.................................................................. 11
                   (p)      Additional Agreements....................................................... 11
                   (q)      Access to Properties, Books and Records; Confidentiality.................... 11
                   (r)      Employee Welfare Benefit Plans.............................................. 11
                   (s)      Nonsolicitation Agreements.................................................. 11
                   (t)      Additions to SVNB Board of Directors........................................ 11
          3.3      Covenants of the Parties............................................................. 11
 4.       REPRESENTATIONS AND WARRANTIES OF SOUTH VALLEY................................................ 11
                   (a)      Corporate Status and Power to Enter Into Agreements......................... 12
                   (b)      Articles, Bylaws, Books and Records......................................... 12
                   (c)      Compliance With Laws, Regulations and Decrees............................... 12
                   (d)      Capitalization.............................................................. 12
                   (e)      Equity Interests............................................................ 13


                                       -i-



                   (f)      Financial Statements, Regulatory Reports.................................... 13
                   (g)      Tax Returns................................................................. 13
                   (h)      Material Adverse Change..................................................... 14
                   (i)      No Undisclosed Liabilities.................................................. 14
                   (j)      Properties and Leases....................................................... 14
                   (k)      Material Contracts.......................................................... 15
                   (l)      Employment Contracts and Benefits........................................... 15
                   (m)      Compliance With ERISA....................................................... 16
                   (n)      Collective Bargaining and Employment Agreements............................. 16
                   (o)      Compensation of Officers and Employees...................................... 16
                   (p)      Legal Actions and Proceedings............................................... 17
                   (q)      Execution and Delivery of the Agreement..................................... 17
                   (r)      Insurance................................................................... 17
                   (s)      Transactions With Affiliates................................................ 17
                   (t)      Information in Registration Statement....................................... 18
                   (u)      Accuracy of Representations and Warranties.................................. 18
                   (v)      Loans....................................................................... 18
                   (w)      Restrictions on Investments................................................. 18

 5.       REPRESENTATIONS AND WARRANTIES OF PACIFIC CAPITAL............................................. 18
                   (a)      Corporate Status and Power to Enter Into Agreements......................... 18
                   (b)      Articles, Bylaws, Books and Records......................................... 19
                   (c)      Compliance With Laws, Regulations and Decrees............................... 19
                   (d)      Capitalization.............................................................. 19
                   (e)      Equity Interests............................................................ 20
                   (f)      Financial Statements, Regulatory Reports.................................... 20
                   (g)      Tax Returns................................................................. 20
                   (h)      Material Adverse Change..................................................... 21
                   (i)      No Undisclosed Liabilities.................................................. 21
                   (j)      Properties and Leases....................................................... 21
                   (k)      Material Contracts.......................................................... 22
                   (l)      Employment Contracts and Benefits........................................... 22
                   (m)      Compliance With ERISA....................................................... 23
                   (n)      Collective Bargaining and Employment Agreements............................. 23
                   (o)      Compensation of Officers and Employees...................................... 23
                   (p)      Legal Actions and Proceedings............................................... 24
                   (q)      Execution and Delivery of the Agreement..................................... 24
                   (r)      Insurance................................................................... 24
                   (s)      Transactions With Affiliates................................................ 24
                   (t)      Information in Registration Statement....................................... 25
                   (u)      Accuracy of Representations and Warranties.................................. 25
                   (v)      Loans....................................................................... 25
                   (w)      Restrictions on Investments................................................. 25

 6.       SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934....................................... 25
                   (a)      Preparation and Filing of Registration Statement............................ 25
                   (b)      Effectiveness of Registration Statement..................................... 26
                   (c)      Sales and Resales of Common Stock........................................... 26
                   (d)      Rule 145.................................................................... 26
 7.       CONDITIONS TO THE OBLIGATIONS OF PACIFIC CAPITAL.............................................. 26
                   (a)      Representations and Warranties.............................................. 26
                   (b)      Compliance and Performance Under Agreement.................................. 26
                   (c)      Material Adverse Change..................................................... 26
                   (d)      Approval of Agreement....................................................... 27
                   (e)      Officer's Certificate....................................................... 27
                   (f)      Opinion of Counsel.......................................................... 27
                   (g)      Absence of Legal Impediment................................................. 27
                   (h)      Effectiveness of Registration Statement..................................... 27
                   (i)      Government Approvals........................................................ 27
                   (j)      Tax Opinion................................................................. 27
                   (k)      Dissenting Shares........................................................... 28


                                      -ii-


                   (l)      Unaudited Financials........................................................ 28
                   (m)      Closing Documents........................................................... 28
                   (n)      Consents.................................................................... 28
                   (o)      Additions to SVNB Board of Directors........................................ 28
                   (p)      Pooling-of-Interests Accounting............................................. 28
                   (r)      Regulatory Examination...................................................... 28
                   (s)      Accountant's Letter......................................................... 28

 8.       CONDITIONS TO THE OBLIGATIONS OF SOUTH VALLEY................................................. 28
                   (a)      Representations and Warranties.............................................. 29
                   (b)      Compliance and Performance Under Agreement.................................. 29
                   (c)      Material Adverse Change..................................................... 29
                   (d)      Approval of Agreement....................................................... 29
                   (e)      Officer's Certificate....................................................... 29
                   (f)      Opinion of Counsel.......................................................... 29
                   (g)      Effectiveness of Registration Statement..................................... 29
                   (h)      Government Approvals........................................................ 29
                   (i)      Tax Opinion................................................................. 29
                   (j)      Closing Documents........................................................... 29
                   (k)      Absence of Legal Impediment................................................. 30
                   (l)      Fairness Opinion............................................................ 30
                   (m)      Pooling-of-Interests Accounting Treatment................................... 30
                   (n)      Additions to Pacific Capital Board of Directors............................. 30
                   (o)      Dissenting Shares........................................................... 30
                   (p)      Nasdaq National Market Listing.............................................. 30
                   (q)      Accountant's Letter......................................................... 30

 9.       CLOSING....................................................................................... 30
                   (a)      Closing Date................................................................ 30
                   (b)      Delivery of Documents....................................................... 30
                   (c)      Filings..................................................................... 30

 10.      EXPENSES...................................................................................... 30

 11.      AMENDMENT; TERMINATION........................................................................ 31
                   (a)      Amendment................................................................... 31
                   (b)      Termination................................................................. 31
                   (c)      Notice...................................................................... 32
                   (d)      Breach of Obligations....................................................... 32
                   (e)      Termination and Expenses.................................................... 32

 12.      MISCELLANEOUS................................................................................. 32
                   (a)      Notices..................................................................... 32
                   (b)      Binding Agreement........................................................... 32
                   (c)      Governing Law............................................................... 32
                   (d)      Attorneys' Fees............................................................. 32
                   (e)      Entire Agreement; Severability.............................................. 33
                   (f)      Counterparts................................................................ 33
                   (g)      Waivers..................................................................... 33
                   (h)      No Survival of Representations and Warranties............................... 33
                   (i)      Knowledge................................................................... 33


SCHEDULE OF EXHIBITS

Exhibit A        -  Merger Agreement
Exhibit B        -  Certificate of Pacific Capital Directors
Exhibit C        -  Certificate of South Valley Directors
Exhibit D        -  Certificate of Affiliates
Exhibit E        -  Nonsolicitation Agreement
Exhibit F        -  Opinion of South Valley Counsel
Exhibit G        -  Opinion of Pacific Capital Counsel


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 15, 1996 ("Agreement"), is between PACIFIC CAPITAL BANCORP, a California corporation ("Pacific Capital"), and SOUTH VALLEY BANCORPORATION, a California corporation ("South Valley").


         A. South Valley is the sole shareholder of South Valley National Bank, a national association ("SVNB"), and Pacific Capital is the sole shareholder of First National Bank of Central California, a national association ("FNB").

         B. The Boards of Directors of Pacific Capital and South Valley deem it advisable and in the best interests of Pacific Capital, South Valley and their respective shareholders to consummate the business combination provided for herein whereby Pacific Capital would acquire South Valley and the goodwill associated therewith through the merger of South Valley with and into Pacific Capital with Pacific Capital as the survivor (the "Merger") such that on the effective date of the Merger, Pacific Capital will be the surviving corporation.

         C. This Agreement and the Merger Agreement, as defined herein, have been approved by the Boards of Directors of Pacific Capital and South Valley and will be submitted for approval of the respective shareholders of South Valley and Pacific Capital at special meetings of their respective shareholders.

         D. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

         E. Pursuant to the Merger and subject to the terms and conditions herein, each holder of common stock of South Valley will receive, in exchange for common stock of South Valley, Pacific Capital common stock in the ratio of
 .92 of a share of Pacific Capital common stock for each share of South Valley common stock, subject to adjustment as more fully set forth in this Agreement.


         In consideration of the foregoing and the respective representations, warranties, covenants and agreements provided for or contained herein, the parties hereto agree as follows:


         1.   THE MERGER.

         1.1 Effective Time. Subject to the terms and conditions of this Agreement, upon the filing with the California Secretary of State of a duly executed Merger Agreement substantially in the form attached hereto as Exhibit A for the merger of South Valley into Pacific Capital (the "Merger Agreement") and officers' certificates prescribed by Section 1103 of the California General Corporation Law ("GCL") the Merger shall become effective (the "Effective Time"). The date on which the Merger is effective as specified in the Merger Agreements shall be referred to herein as the "Effective Date."

         1.2 Effect of the Merger. Subject to the terms and conditions of this Agreement and the Merger Agreement, at the Effective Time on the Effective Date, South Valley shall be merged with and into Pacific Capital and Pacific Capital shall be the surviving corporation (the "Surviving Corporation") in the Merger. All assets, rights, goodwill, privileges, immunities, powers, franchises and interests of South Valley in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger at the Effective Time without any deed, conveyance or other transfer; the separate existence of South Valley shall cease and the corporate existence of Pacific Capital as the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the Surviving Corporation shall be deemed to be the same entity as South Valley and shall be subject to all of its duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of South Valley and any claim existing or action or proceeding pending by or against South Valley may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of South Valley shall be impaired by reason of the Merger.

         2.  CONVERSION AND CANCELLATION OF SHARES.

         2.1 Conversion of Common Stock of South Valley. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any common stock of South Valley (a "South Valley Share" or "South Valley Shares"):

         (a) Each issued and outstanding South Valley Share (other than fractional shares or any shares as to which dissenters' rights have been perfected) shall be converted into .92 of a fully paid and nonassessable share of the registered common stock, without par value, of Pacific Capital (the "Pacific Capital Common Stock" or "Pacific Capital Shares"), subject to adjustment as specified in subsections (b) and (c) herein (the "Exchange Ratio"). All such South Valley Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Pacific Capital Shares into which such South Valley Shares have been converted. Certificates previously representing South Valley Shares shall be exchanged for certificates representing whole shares of Pacific Capital Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.3.

         (b) The Exchange Ratio shall be adjusted downward for any Significant Liabilities (as defined below) to the extent that such Significant Liabilities total more than $500,000. "Significant Liabilities", as used in this Agreement, shall mean those liabilities or expenses described below which have not been reflected as reductions to South Valley's consolidated book value pursuant to generally accepted accounting principles as of June 30, 1996 adjusted for any applicable taxes (whether actual or estimated). Significant Liabilities shall consist of (i) new or expanded contingent liabilities based upon threatened or pending litigation or other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; and (ii) any expenses, fines, fees, penalties or similar obligations, except those which arose in the Ordinary Course of Business as defined in Section 3.2(h)(i) and except severance payments or other existing payment obligations. Significant Liabilities shall not include fees of South Valley's financial advisors or South Valley's legal fees directly attributable to this Merger, provided such financial advisory and legal fees do not exceed $800,000 in the aggregate. As a result of any Significant Liabilities in excess of $500,000 in the aggregate through the close of business on the day preceding the Effective Date, the Exchange Ratio shall be reduced by an amount calculated as follows:


                   .92 - (Significant Liabilities - $500,000)
                         ------------------------------------
                                   $39 Million

         (c) If, as of two days preceding the Effective Date, the average of the closing price of Pacific Capital Common Stock quoted on the OTC Bulletin Board (calculated by taking an average of the closing prices quoted on the OTC Bulletin Board on each of the thirty (30) consecutive trading days prior to two business days prior to the Effective Date, rounded to 4 decimal places, whether or not trades occurred on those days (the "Average Price")) is more than $31.50 or if the Average Price is more than 12.5% below the closing price on the last business day prior to the date of this Agreement, then the Exchange Ratio will be adjusted as follows, rounded to 4 decimal places:

                    (1) If the Average Price is more than 12.5% below the closing price on the last business day prior to the date of this Agreement, South Valley may accept the Exchange Ratio calculated solely in accordance with Sections 2.1(a) and (b) hereof or Pacific Capital and South Valley shall have the right, but not the obligation, to renegotiate the Exchange Ratio. Should South Valley fail to accept the Exchange Ratio as described in the preceding sentence or should the parties fail to renegotiate the Exchange Ratio, South Valley may terminate this Agreement pursuant to the provisions of Section 11(b).

                    (2) If the Average Price is more than $31.50, the Exchange Ratio as adjusted pursuant to Section 2.1(b), will be adjusted according to the following formula:


                        .92 x (Average Price + $31.50)/2
                              --------------------------
                                    Average Price

         (d) From and after the Effective Time, the holders of certificates formerly representing South Valley Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 13 of the GCL.

         2.2 Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Pacific Capital Common Stock shall be issued to holders of South Valley Shares. In lieu thereof, each such holder entitled to a fraction of a share of Pacific Capital Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's South Valley Shares, an amount in cash equal to the Average Price (defined in Section 2.1(c)) multiplied by the fraction of a share of Pacific Capital Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.3 Surrender of South Valley Shares.

         (a) Prior to the Effective Date, Pacific Capital shall appoint First Interstate Bank or its successor, or any other bank or trust company mutually acceptable to South Valley and Pacific Capital, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Pacific Capital Shares. At and after the Effective Date, Pacific Capital shall issue and deliver to the Exchange Agent certificates representing the Pacific Capital Shares, as shall be required to be delivered to holders of South Valley Shares pursuant to Section 2.1 of this Agreement. As soon as practicable after the Effective Date, each holder of South Valley Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such South Valley Shares for cancellation, will be entitled to receive a certificate representing the number of Pacific Capital Shares determined in accordance with
Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.2.

         (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Pacific Capital Shares after the Effective Date will be paid to persons entitled to receive such certificates for Pacific Capital Shares until such persons surrender their certificates representing South Valley Shares. Upon surrender of such certificate representing South Valley Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Pacific Capital Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for Pacific Capital Shares is to be issued in a name other than that in which the certificate for South Valley Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange
Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Pacific Capital Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Pacific Capital and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to
Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing South Valley Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Pacific Capital, and after such time any holder of a certificate representing South Valley Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Pacific Capital for payment or delivery of such dividends or distributions or cash, as the case may be.

         2.4 No Further Transfers of South Valley Shares. On the Effective Date, the stock transfer books of South Valley shall be closed and no transfer of South Valley Shares theretofore outstanding shall thereafter be made.

         2.5 Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding shares of Pacific Capital Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or readjustment, or a stock or other dividend thereon shall be declared (except pursuant to Section 3.1(j) below) with a record date within such period, the number of Pacific Capital Shares to be issued and delivered in the Merger in exchange for each outstanding South Valley Share shall be correspondingly adjusted with the result that the holders of South Valley Shares shall receive the same economic benefit set forth in Section 2.1 above.

         2.6 Treatment of Stock Options. Each person holding one or more options to purchase South Valley Shares pursuant to the 1991 Directors' Stock Option Plan and the 1995 Stock Option Plan (the "Option Plans"), shall have the right to:

         (a) exercise any vested options granted under the Option Plans to acquire South Valley Shares prior to the Effective Date and South Valley will facilitate the exercise of those options by allowing the options to be exercised and taxes paid by South Valley withholding the appropriate number of shares from the shares subject to the options or by any other method permitted by applicable law; and/or

         (b) receive the fair value, as of the Effective Date, of any unexercised vested and/or unvested options granted under the Option Plans which fair value shall be determined by an independent financial advisor to Pacific

Capital and shall be paid on the Effective Date by Pacific Capital in the form of Pacific Capital Common Stock rounded down to the nearest whole share.


         3.  COVENANTS OF THE PARTIES.

         3.1 Covenants of Pacific Capital.

         (a) Reservation, Issuance and Registration of Pacific Capital Common Stock. Pacific Capital shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement
(i) the Pacific Capital Shares; and (ii) the maximum number of shares of common stock of Pacific Capital to which the option holders of South Valley may be entitled pursuant to Section 2.6 above at or after the Effective Date. Pacific Capital shall file and cause to be declared effective at or before the Effective Time pursuant to the Securities Act of 1933, as amended (the "1933 Act") one or more registration statements covering all such shares and shall cause all such shares to be issued in compliance with the 1933 Act and in compliance with all applicable state securities laws and regulations. It is anticipated that a registration statement (the "Registration Statement") will be filed on Form S-4 and will include the Proxy Statement referred to in Section 3.2(a) below.

         (b) Government Approvals. Prior to the Effective Date, Pacific Capital, with the cooperation of South Valley, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended ("BHC Act"), and (ii) all other consents and approvals of government agencies as are required by law or otherwise, and shall do any and all acts deemed by Pacific Capital to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement as promptly as practicable. All approvals referred to in clauses (i) and (ii) of this Section 3.1(b) are hereinafter referred to as the "Government Approvals."

         (c) Notification of Breach of Representations, Warranties and Covenants. Pacific Capital shall promptly give written notice to South Valley upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Pacific Capital contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

         (d) Financial Statements.

                    (i) Pacific Capital has delivered or shall deliver to South Valley prior to the Effective Date true and correct copies of consolidated statements of income, changes in shareholders' equity and statements of cash flows for the six (6) months ended June 30, 1996, any subsequent quarter ends, and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, and consolidated balance sheets at June 30, 1996, any subsequent quarter ends, and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991. Such consolidated financial statements at and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been audited by KPMG Peat Marwick LLP ("KPMG") and include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly, in all material respects, the consolidated financial position, results of operations and cash flow of Pacific Capital at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                    (ii) Pacific Capital has provided or shall provide to South Valley at or prior to the Effective Date copies of all financial statements and proxy statements, issued or to be issued to Pacific Capital's shareholders and/or directors after December 31, 1995 and at or prior to the Effective Date.

                    (iii) Pacific Capital has provided or shall provide to South Valley prior to the Effective Date copies of (a) its Annual Report on Form 10-K for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 as filed with the Securities and Exchange Commission (the "Commission"); (b) all periodic reports required to be filed by it pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1993; and (c) all proxy statements, annual reports and other written materials furnished to Pacific Capital shareholders since December 31, 1993, and all other material reports relating to Pacific Capital filed by Pacific Capital or any of its subsidiaries with the Office of the

         Comptroller of the Currency (the "OCC"), the FRB or the Commission during 1993, 1994, 1995 and in 1996 prior to the Effective Date. As of their respective dates, each of the documents provided hereunder complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                    (iv) Pacific Capital shall cause to be delivered to South Valley letters of KPMG, Pacific Capital's independent auditors, dated a date no more than two business days prior to the date on which the Registration Statement (as defined herein) shall become effective and two business days before the Closing, and addressed to South Valley, in form and substance reasonably satisfactory to South Valley, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (e) Press Releases. Pacific Capital shall not issue any press release or written statement for general circulation to the public relating to the Merger, this Agreement or the Merger Agreement unless previously provided to South Valley for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with South Valley in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that Pacific Capital may, without the consent of South Valley, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation and shall provide a copy thereof to South Valley.

         (f) Business Combinations. Pacific Capital shall not solicit nor make any offer to any third party or accept any offer from any third party regarding a Business Combination of Pacific Capital with any other entity or person unless such offer is expressly conditioned upon the performance by Pacific Capital or its successor in interest of all Pacific Capital's obligations under this Agreement. In the event Pacific Capital fails to comply with the provisions of this Section 3.1(f), South Valley shall be entitled to terminate this Agreement without any liability to Pacific Capital or any agent thereof pursuant to
Section 11(b), provided, however, that the obligations and liabilities of Pacific Capital set forth in Section 11(e) hereof shall continue in full force and effect. As used in this Agreement, "Business Combination" shall mean any tender or exchange offer, proposal for a merger, consolidation, or other takeover proposal involving any party hereto (except as explicitly contemplated in this Agreement) or any offer or proposal to acquire in any manner a 10% or greater equity interest in, or a substantial portion of any party hereto other than transactions contemplated hereunder.

         (g) Director and Officer Liability Insurance. Upon the Effective Date, any South Valley executive officer or director who becomes an officer or director of Pacific Capital (including any subsidiaries thereof) shall be included in Pacific Capital's director and officer insurance policy. Pacific Capital shall cooperate with South Valley to obtain extended coverage under South Valley's director and officer insurance policy to cover claims made for a period of two years after the Effective Time regarding acts or omissions of South Valley's directors or officers prior to the Effective Time.

         (h) Approval by Pacific Capital Shareholders. Pacific Capital shall cause the Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders at a special meeting to be called and held in accordance with applicable laws. Subject to its continuing fiduciary duties to the shareholders of Pacific Capital, the Board of Directors of Pacific Capital, in authorizing the execution and delivery of this Agreement by Pacific Capital, shall recommend that this Agreement and the Merger be approved. Pacific Capital shall use its best efforts to cause such meeting of its shareholders to take place as soon as possible subject to effectiveness of the Registration Statement (as defined in Section 6(a)(i)). In connection with the call of such meeting, Pacific Capital shall cause such proxy materials to be mailed to its shareholders. Subject to its continuing fiduciary duties to the shareholders of Pacific Capital, the Board of Directors of Pacific Capital shall at all times prior to and during such meeting of Pacific Capital shareholders recommend that the transactions contemplated hereby be adopted and approved, and, subject to such fiduciary duties, use its best efforts to cause such adoption and approval. Within 15 business days after the time of execution and delivery of this Agreement, members of the Board of Directors of Pacific Capital shall deliver to South Valley undertakings in the form attached hereto as Exhibit B confirming such directors' approval of the transactions contemplated hereby, setting forth such directors' commitment to use his best efforts to cause the shareholders of Pacific Capital to adopt and approve the transactions contemplated hereby, subject to their above-mentioned continuing fiduciary duties to the shareholders of Pacific Capital. Except with the prior approval of South Valley, neither Pacific Capital nor any member of its Board of Directors shall, at the Pacific Capital shareholders' meeting, submit any other matters for approval of its shareholders, other than matters incidental to the conduct of such meeting.

         (i) Access to Properties, Books and Records; Confidentiality. Prior to the Effective Time, Pacific Capital shall give South Valley and its counsel and accountants full access, during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondence and shall allow South Valley to make copies of such materials (to the extent not legally prohibited) and shall furnish South Valley with all such information concerning its affairs as South Valley may reasonably request.

         (j) Dividends. Except for customary quarterly dividends consistent with past practices and policies, Pacific Capital shall not declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend, dividends in kind or other distribution).

         (k) Executive Employees. Executive employees of South Valley or SVNB who shall become or remain, as the case may be, executive employees of SVNB after the Effective Date shall enter into employment agreements with SVNB which are mutually acceptable to SVNB and such executive employees. In the event that existing employment agreements with executive employees of SVNB are terminated, the terms and conditions of such employment agreements shall be complied with.

         (l) Conduct of Business in the Ordinary Course. Pacific Capital shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 3.1(l), the ordinary course of business shall consist of the banking and related business as presently conducted by Pacific Capital.

         (m) Additions to Pacific Capital Board of Directors. Pacific Capital shall amend its Bylaws or take any other action necessary to increase the number of authorized directors on its board to permit the appointment of three additional directors to be designated by South Valley and acceptable to Pacific Capital at least five business days prior to the Closing Date.

         (n) Nasdaq National Market Listing. Pacific Capital shall apply to Nasdaq for the designation of Pacific Capital Common Stock, including the shares of Pacific Capital Common Stock to be issued pursuant to this Agreement, as a Nasdaq National Market security and shall use its best efforts to obtain such designation not later than the Effective Date.

         (o) Changes in Capital Stock. At or after the date hereof and at or prior to the Effective Time, except with the prior written consent of South Valley, Pacific Capital shall not amend its Articles of Incorporation or Bylaws; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, its capital stock or other equity securities, or agree to do any of the foregoing, except that nothing herein shall prohibit the grant of options or the issuance of shares pursuant to the Pacific Capital Option Plans (as defined herein) or the repurchase of shares of Pacific Capital Common Stock pursuant to its share repurchase program.

         3.2 Covenants of South Valley.

         (a) Approval by South Valley Shareholders. South Valley shall cause the Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders at a special meeting to be called and held in accordance with applicable laws. Subject to its continuing fiduciary duties to the shareholders of South Valley, the Board of Directors of South Valley, in authorizing the execution and delivery of this Agreement by South Valley, shall recommend that this Agreement and the Merger be approved. South Valley shall use its best efforts to cause such meeting of its shareholders to take place as soon as possible, subject to effectiveness of the Registration Statement (as defined in Section 6(a)(i)). In connection with the call of such meeting, South Valley shall cause such proxy materials to be mailed to its shareholders (the proxy materials, together with any amendments or supplements thereto, being herein referred to as the "Proxy Statement"). Subject to its continuing fiduciary duties to the shareholders of South Valley, the Board of Directors of South Valley shall at all times prior to and during such meeting of South Valley shareholders recommend that the transactions contemplated hereby be adopted and approved, and, subject to such fiduciary duties, use its best efforts to cause such adoption and approval. Within 15 business days after the time of execution and delivery of this Agreement, members of the Board of Directors of South Valley shall deliver to Pacific Capital undertakings in the form attached hereto as Exhibit C confirming such directors' approval of the transactions contemplated hereby, setting forth such directors' commitment to vote his shares of South Valley stock in favor of the transactions contemplated hereby, setting forth such directors' commitment to use his best efforts to cause the shareholders of South Valley to adopt and approve the transactions contemplated hereby, subject to their above-mentioned continuing fiduciary duties to the shareholders of South Valley. Except with the prior approval of Pacific Capital, neither South Valley nor any member of its Board of Directors shall, at the South Valley shareholders' meeting, submit any other matters for approval of its shareholders, other than matters incidental to the conduct of such meeting.

         (b) Shareholder Lists and Other Information. After execution hereof, South Valley shall from time to time make available to Pacific Capital, upon request, a list of its shareholders and their addresses, a list showing all transfers of the South Valley Common Stock and such other information as Pacific Capital shall reasonably request regarding both the ownership and prior transfers of the South Valley Common Stock.

         (c) Government Approvals. South Valley shall cooperate in all reasonable respects with Pacific Capital in its undertaking pursuant to Section 3.1(b) to obtain the Government Approvals and South Valley further agrees, subject to the continuing fiduciary duties of the Board of Directors of South Valley to the shareholders of South Valley, to take such actions as may be reasonably requested by Pacific Capital to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as is practicable.

         (d) Capital Commitments and Expenditures. After the execution of this Agreement, no new capital commitments in excess of $50,000 shall be entered into, and no capital expenditures in excess of $100,000 in the aggregate shall be made by South Valley. South Valley shall not create any new branches or, except as permitted pursuant to Section 3.2(h), enter into any acquisitions or leases of real property, including both new leases and lease extensions without the prior approval of Pacific Capital.

         (e) Notification of Breach of Representations, Warranties and Covenants. South Valley shall promptly give written notice to Pacific Capital upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of South Valley contained or referred to in this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

         (f) Financial Statements.

                    (i) South Valley has delivered or shall deliver to Pacific Capital prior to the Effective Date true and correct copies of consolidated statements of income, changes in shareholders' equity and statements of cash flows for the six (6) months ended June 30, 1996 any subsequent quarter ends, and for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 and consolidated balance sheets at June 30, 1996 and any subsequent quarter ends, and for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991. Such consolidated financial statements at December 31, 1995, 1994, 1993, 1992 and 1991 and for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been audited by Deloitte & Touche LLP as independent public accountants for South Valley and include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of South Valley at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                    (ii) South Valley shall provide to Pacific Capital, at or prior to the Effective Date, copies of all financial statements and proxy statements issued to South Valley's shareholders and/or directors after December 31, 1995 and at or prior to the Effective Date.

                    (iii) South Valley has provided or shall provide to Pacific Capital prior to the Effective Date copies of (a) its Annual Report on Form 10-K for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, as filed with the Commission; (b) all periodic reports required to be filed by it pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1993; and (c) all proxy statements and other written material furnished to South Valley's shareholders since December 31, 1993, and all other material reports relating to South Valley filed by South Valley or any of its subsidiaries with the OCC, the FRB or the Commission during 1993, 1994, 1995 and in 1996 prior to the Effective Date. As of their respective dates, each of the documents provided hereunder complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                    (iv) South Valley shall cause to be delivered to Pacific Capital letters of Deloitte & Touche LLP, South Valley's independent auditors, dated a date no more than two business days prior to the date on which the Registration Statement (as defined herein) shall become effective and two business days before the Closing, and addressed to Pacific Capital, in form and substance reasonably satisfactory to Pacific Capital, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (g) Compensation. South Valley shall not make or approve any increase in the compensation (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), payable or to become payable by South Valley to any of their officers, employees or agents with annual salaries in excess of $70,000 at the date hereof nor shall any bonus payment or any agreement or commitment to make a bonus payment be made (except with Pacific Capital's prior approval which shall not be unreasonably withheld), nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by South Valley with any such directors, officers, employees or agents unless Pacific Capital has given its prior written consent. Nothing herein shall prevent the payment to South Valley employees (with salaries of $70,000 or less at the date hereof) of regular salary increases, in connection with regular salary reviews consistent with past practices, as heretofore disclosed to Pacific Capital. South Valley shall not hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $50,000 per year, except with the prior written consent of Pacific Capital, which consent shall not be unreasonably withheld.

         (h) Conduct of Business in the Ordinary Course. As used in this Section 3.2(h), the term "South Valley" shall collectively mean South Valley and SVNB. Prior to the Effective Time:

                    (i) South Valley shall conduct its businesses in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" shall consist of the banking and related businesses as presently conducted by South Valley. Unless Pacific Capital has given its previous written consent to any act or omission to the contrary, South Valley shall, through the Effective Date, cause its officers to:

                    A. use their best efforts to preserve its business and business organizations intact;

                    B. use their best efforts to preserve the goodwill of customers and others having business relations with it and take no action that would materially impair the benefit to Pacific Capital of the goodwill of South Valley, or the other benefits of the Merger;

                    C. consult with Pacific Capital as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                    D. maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                    E.  comply  in  all   material   respects   with  all  laws,
         regulations and decrees applicable to the conduct of its business;

                    F. keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                    G. use its best efforts, subject to Section 3.2(g), to keep available to Pacific Capital the services of its present officers and employees (it being understood that South Valley shall have the right to terminate the employment of any officer or employee in accordance with its established employment procedures);

                    H. comply with all orders, agreements and memoranda of understanding made by or with the OCC or any other regulatory authority of competent jurisdiction and promptly forward to Pacific Capital all communications received from any such authority that are not prohibited by such authority from being so disclosed and inform Pacific Capital of any material restrictions imposed by any governmental authority on the business of South Valley or SVNB;

                    I. file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                    J. conduct a phase I environmental audit prior to foreclosure on any real property concerning which South Valley has knowledge that asbestos or asbestos-containing materials, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with Pacific Capital regarding the significance of the audit prior to the foreclosure on any such property;

                    K. not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                    L. with respect to any extension of credit in excess of $50,000 not waive or release any right or collateral or cancel or compromise any debt or claim, except in the Ordinary Course of Business;

                    M. not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course of Business consistent with its established loan procedures and in compliance with FRB Regulation O;

                    N. not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

                    O. not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $50,000 or claims of more than $75,000 in the aggregate in which it is a party;

                    P. consult with Pacific Capital on problem loan workout strategies, and obtain Pacific Capital's concurrence on any loan loss in excess of $15,000 (or $50,000 in the aggregate) or any writedown of other real estate owned.

                    (ii) South Valley shall not, without first having obtained the written consent of Pacific Capital, which consent shall not be unreasonably withheld, cause the officers of South Valley to:

                    A. commit to any new contract or extend any existing contract that would obligate South Valley for an aggregate amount over time in excess of $50,000 (including data processing, servicing or any other agreement or contract);

                    B. accelerate the vesting of pension or other benefits;

                    C. grant any new stock options or accelerate the vesting of any existing stock options to fulfill the requirements of Section 2.6 above; or

                    D. fail to promptly notify Pacific Capital in writing upon becoming aware of the occurrence of any of the following:

                              (1) the  classification  of any loan in the amount
                    of $50,000 or more as substandard, doubtful or loss;

                              (2) the filing or commencement of any legal action
                    or other proceeding or investigation against South Valley (or any director or executive officer); or

                              (3) the monthly  pretax  earnings of South  Valley
                    are less than $200,000.

         (i) Press Releases. South Valley shall not issue any press release or written statement for general circulation relating to this Agreement or the Merger unless previously provided to Pacific Capital for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with Pacific Capital in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that South Valley may, without the consent of Pacific Capital, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation and shall provide a copy thereof to Pacific Capital.

         (j) No Merger or Solicitation.

                    (i) Subject to the continuing fiduciary duties of the Board of Directors of South Valley to the shareholders of South Valley, prior to the Effective Time, South Valley shall not effect or agree to effect any Business Combination (as defined in Section 3.1(f)), acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                    (ii) Subject to the continuing fiduciary duties of the Board of Directors of South Valley to the shareholders of South Valley, prior to the Effective Date, neither South Valley, nor any officer, director or affiliate of South Valley, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by South Valley shall (A) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination; or
         (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning the business and properties of South Valley or afford any such party access to the properties, books or records of South Valley or otherwise assist or encourage any such party in connection with the foregoing, or
         (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of South Valley to another person, having any actual or prospective role with respect to any such transaction; provided, however, that with respect to any investment banker, South Valley shall use its best efforts to ensure that said investment banker complies with the foregoing.

                    (iii) South Valley shall notify Pacific Capital of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in South Valley or engage in any Business Combination with South Valley within two business days of any such indication of interest.

                    (iv) In the event the Board of Directors of South Valley receives a bona fide offer for a Business Combination with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors to the shareholders of South Valley, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, provided, however, that any such failure to act or refrain from doing any act shall entitle Pacific Capital to terminate this Agreement pursuant to Section 11(b) and provided further, that the obligations and liabilities of South Valley set forth in Section 11(e) hereof shall continue in full force and effect but neither South Valley nor its officers, directors or agents shall have any further liability with regard thereto for any failure to act or omission of any act pursuant to this subsection (iv).

         (k) South Valley Cash or Deferred 401(k) Plan. South Valley agrees the South Valley Cash or Deferred 401(k) Plan (the "Plan") may be terminated, frozen, modified or merged into the Pacific Capital 401(k) Plan on or after the Effective Date, as determined by Pacific Capital in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of the participants in such Plan (including, without limitation, vesting rights).

         (l) Changes in Capital Stock. At or after the date hereof and at or prior to the Effective Time, except with the prior written consent of Pacific Capital, South Valley shall not amend its Articles of Incorporation or Bylaws; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, its capital stock or other equity securities, or agree to do any of the foregoing, except that nothing herein shall prohibit the issuance of shares pursuant to the Option Plans with respect to options outstanding at the date of this Agreement (except as limited in Section 2.6).

         (m) Dividends. Except for customary quarterly dividends consistent with past practices and policies, South Valley shall not declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or other distribution).

         (n) Accounting Methods. South Valley shall not change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP as concurred in by its independent auditors.

         (o) Affiliates. At least 40 days prior to the Closing, South Valley shall deliver to Pacific Capital a letter identifying all persons who are "affiliates" of South Valley for purposes of Rule 145 under the 1933 Act. South Valley shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Pacific Capital prior to the Closing a written "affiliates" agreement, in substantially the form attached hereto as Exhibit D, providing that such person shall dispose of the Pacific Capital Common Stock to be received by such person in the Merger only in accordance with applicable law and, in addition, in such agreement, such affiliate shall represent that they have no present plan or intention to dispose of any such shares of Pacific Capital Common Stock.

         (p) Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of South Valley, the proper officers and directors of each party to this Agreement shall take all such necessary or appropriate action.

         (q) Access to Properties, Books and Records; Confidentiality. Prior to the Effective Time, South Valley shall give Pacific Capital and its counsel and accountants full access, during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondence and shall allow Pacific Capital to make copies of such materials (to the extent not legally prohibited) and shall furnish Pacific Capital with all such information concerning its affairs as Pacific Capital may reasonably request.

         (r) Employee Welfare Benefit Plans. South Valley agrees that South Valley's employee welfare benefit plans, as defined in Section 3(1) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may be terminated, modified or merged into Pacific Capital's welfare benefit plans on or after the Effective Date, as determined by Pacific Capital in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of the participants in such plans, including, without limitation, vesting rights.

         (s) Nonsolicitation Agreements. South Valley shall use its best efforts to have each of its directors execute a nonsolicitation agreement substantially in the form attached hereto as Exhibit E.

         (t) Additions to SVNB Board of Directors. South Valley shall take any actions necessary to have SVNB amend its Bylaws or to take any actions to increase the number of authorized directors on SVNB's board to permit the appointment of three additional directors to be designated by Pacific Capital at least five business days prior to the Closing Date.

         3.3 Covenants of the Parties. Each party shall use its best efforts to cause its officers, directors, employees, auditors, agents, and attorneys to cooperate with the other in the reasonable requests for information by the other parties hereto. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.

         4. REPRESENTATIONS AND WARRANTIES OF SOUTH VALLEY.

         South Valley represents and warrants to Pacific Capital, except as disclosed to Pacific Capital in writing on the date of this Agreement (the "South Valley Disclosure Statement"), that:

         (a) Corporate Status and Power to Enter Into  Agreements.  South Valley
(i) is a corporation duly incorporated, validly existing and in good standing under the laws of California and is a registered bank holding company under the BHC Act, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of South Valley and the FRB, it has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, and (iii) is not subject to any directive, order (formal or informal) or agreement, of the FRB or any other regulatory authority having jurisdiction over its business or any of its assets or properties, and (iv) is in full compliance with any agreements, understandings or orders of the FRB or any other regulatory authority having jurisdiction over its business or any of its assets or properties. SVNB (i) holds a currently valid license issued by the OCC to engage in business as a national association under the National Bank Act, and (ii) is not subject to any directive, order (formal or informal) or agreement, of the OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties, and (iii) is in full compliance with any agreements, understandings or orders of the OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of South Valley or SVNB nor the location of their respective properties requires it to be licensed to do business in any jurisdiction other than the State of California.

         (b) Articles, Bylaws, Books and Records. The copies of the respective Articles of Incorporation or Association and Bylaws of South Valley and SVNB to be delivered to Pacific Capital prior to the date hereof are complete and accurate copies thereof as in effect on the date hereof. The minute books of South Valley and SVNB made available to Pacific Capital contain a complete and accurate record of all meetings of the Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of South Valley and SVNB fairly reflect the material transactions to which South Valley or SVNB is a party or by which their respective properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation and Bylaws of South Valley and the Articles of Association and Bylaws of SVNB and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulatory authority to the extent required by law.

         (c) Compliance With Laws, Regulations and Decrees. To the best knowledge of South Valley and SVNB, each (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default in any material respects of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a national association, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on South Valley or SVNB taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) has all material approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of South Valley and SVNB as now being conducted, and (v) has received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that South Valley or SVNB is not in material compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any licenses, franchise, permit or governmental authorization of South Valley or SVNB.

         (d) Capitalization. The authorized capital stock of South Valley consists of 4,000,000 shares of South Valley common stock, no par value, of which 1,313,986 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. The authorized capital stock of SVNB consists of 500,000 shares of SVNB common stock, no par value, of which 400,000 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of South Valley or SVNB have been issued or are outstanding. There are currently outstanding options to purchase 176,660 shares of South Valley common stock, at a weighted average exercise price of $13.49 per share, issued pursuant to the Option Plans. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. There are no outstanding (i) options, agreements, calls or commitments of any character which would obligate South Valley to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any South Valley common stock or any other equity security of South Valley, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of South Valley common stock or any other equity security of South Valley. Attached to the South Valley Disclosure Statement is a list of all option holders and the number of vested and unvested options as of June 30, 1996. The outstanding common stock of South Valley has been duly and validly registered with the Commission pursuant to the 1934 Act, to the extent required thereunder.

         (e) Equity Interests. Except as disclosed in the South Valley Disclosure Statement or as collateral for outstanding loans held in its loan portfolio, South Valley does not own, directly or indirectly, any equity interest in any bank, corporation, or other entity.

         (f) Financial Statements, Regulatory Reports. No financial statement or other document provided or to be provided to Pacific Capital as required by
Section 3.2(f) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. South Valley and SVNB have filed all material documents and reports relating to South Valley and/or SVNB required to be filed by South Valley or SVNB with the Commission, the FRB, the OCC or any other governmental authority having jurisdiction over their businesses or any of their assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to South Valley required by governmental authorities and regulatory agencies having jurisdiction over South Valley and SVNB have been taken. South Valley and SVNB have not received notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof
(A) asserting that South Valley and/or SVNB is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of South Valley and/or SVNB. Neither South Valley nor SVNB is subject to any order, agreement or written directive with any regulatory authority with respect to its assets or business except for matters of general application. South Valley and SVNB have paid all assessments made or imposed by any governmental agency. South Valley shall make available to Pacific Capital for inspection copies of all annual management letters and opinions and all reviews, correspondence and other documents in the files of South Valley prepared by Deloitte & Touche LLP or any other certified public accountant engaged by South Valley and delivered to South Valley since January 1, 1991. The consolidated financial records of South Valley have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by South Valley in the operation of its business to generate and retrieve its financial records are adequate for the current needs of South Valley.

         (g) Tax Returns.

                    (i) South Valley has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. South Valley has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due and payable, except those that are being contested in good faith, which contested matters have been disclosed in writing to Pacific Capital. South Valley has not requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. There are no claims pending against South Valley for any alleged deficiency in the payment of any taxes, and no pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Articles XIII.A of the California Constitution, of any real property owned in whole or in part by South Valley or to the best of South Valley's knowledge, of any real property leased by South Valley.

                    (ii) South Valley shall deliver to Pacific Capital when available, copies of all its and its subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994 and 1993.

                    (iii) No consent has been filed relating to South Valley pursuant to Section 341(f) of the IRC.

         (h) Material Adverse Change. Except as reflected on South Valley's financial statements issued prior to the date hereof and delivered to Pacific Capital or as otherwise disclosed in writing by South Valley to Pacific Capital prior to the date hereof, since December 31, 1995, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of South Valley and SVNB taken as a whole (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of South Valley or that has had or, to South Valley's knowledge, can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of South Valley and SVNB taken as a whole, except in the Ordinary Course of Business; or
(v) no disposition by South Valley of one or more assets that, individually or in the aggregate, are material to South Valley and SVNB taken as a whole, except sales of assets in the Ordinary Course of Business.

         (i) No Undisclosed Liabilities. Except for items for which reserves have been established in the unaudited consolidated balance sheets of South Valley as of June 30, 1996, since such date South Valley has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business. South Valley has not knowingly made nor shall make any representations or covenants in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the stock of South Valley has been declared, set aside or paid, nor have any shares of the stock of South Valley been purchased, redeemed or otherwise acquired, directly or indirectly, by South Valley since June 30, 1996.

         (j) Properties and Leases.

                    (i) South  Valley and SVNB have good and  marketable  title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the South Valley unaudited consolidated balance sheet as of June 30, 1996 (except property held as lessee under leases entered into since June 30, 1996 and disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since June 30, 1996 in the Ordinary Course of Business), except (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the South Valley unaudited consolidated balance sheet as of June 30, 1996, or as currently shown on the books and records of South Valley and which do not interfere with or impair the present and continued use, or (c) immaterial exceptions disclosed in title reports and preliminary title reports, copies of which shall be provided to Pacific Capital. All tangible properties of South Valley conform in all material respects with all applicable ordinances, regulations and zoning laws. All material tangible properties of South Valley and SVNB are in a good state of maintenance and repair and are adequate for the current business of South Valley. No properties of South Valley or SVNB and, to the best of South Valley's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or to the best of South Valley's knowledge, threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To South Valley's knowledge, South Valley and SVNB do not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by South Valley or SVNB, to the best of South Valley's knowledge, neither South Valley nor SVNB has controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

                    (ii) All properties held by South Valley or SVNB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of South Valley or SVNB, and South Valley or SVNB, as the case may be, enjoys quiet and peaceful possession of such leased property. South Valley is not in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                    (iii) Except as disclosed to Pacific Capital in the South Valley Disclosure Statement, all of South Valley's and SVNB's rights and obligations under the leases referred to in Section 4(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement. Where required, South Valley shall use its best efforts to obtain, prior to the Effective Date, the consent of all parties to any such transactions.

         (k) Material Contracts. Except as disclosed to Pacific Capital in the South Valley Disclosure Statement and excluding loans, lines of credit, loan commitments or letters of credit to which South Valley or SVNB is a party, neither South Valley nor SVNB is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to it of more than $50,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither South Valley nor SVNB is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Pacific Capital pursuant to this
Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto. No power of attorney or similar authorization given directly or indirectly by South Valley is currently outstanding.

         (l) Employment Contracts and Benefits.

                    (i) South Valley shall provide to Pacific Capital access to all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of South Valley and SVNB (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to Pacific Capital any Board of Directors' minutes (or committee minutes) from meetings held within the five-year period ending as of the Closing authorizing, approving or guaranteeing such plans and contracts.

                    (ii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) of South Valley which is subject to the reporting, disclosure and record retention requirements set forth in the IRC and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been met in all material respects on a timely basis.

                    (iii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) of South Valley which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                    (1) Any act or omission constituting a material violation of
         Section 402 of ERISA;

                    (2) Any act or omission constituting a material violation of
         Section 403 of ERISA;

                    (3)  Any  act or  omission  by  South  Valley  or any of its
         subsidiaries,   or  by  any  director,  officer  or  employee  thereof,
         constituting a material violation of Sections 404 and 405 of ERISA;

                    (4) To the best of South Valley's knowledge, any act or omission by any other person constituting a material violation of Sections 404 or 405 of ERISA;

                    (5) Any act or omission which constitutes a material violation of Sections 406 or 407 of ERISA and is not exempted by
         Section  408 of ERISA or which  constitutes  a  material  violation  of
         Section 4975(c) of the IRC and is not exempted by Section 4975(d) of the IRC; or

                    (6) Any act or omission constituting a material violation of Sections 503, 510 or 511 of ERISA.

                    (iv) All contributions, premiums or other payments due from South Valley and its subsidiaries to (or under) any employee benefit plan of South Valley have been fully paid or adequately provided for on the audited financials for the year ended December 31, 1995 and the unaudited financials for the period ended June 30, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in all material respects in accordance with GAAP consistently applied on a reasonable basis.

                    (v) Each employee benefit plan of South Valley complies in all material respects with all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

                    (vi) Each employee benefit plan of South Valley complies in all material respects with all applicable requirements of (A) the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder.

                    (vii) South Valley shall disclose in writing to Pacific Capital the names of each director, officer and employee of South Valley and SVNB.

         (m) Compliance With ERISA. South Valley has not, since its inception, either maintained or contributed to an employee pension benefit plan, as defined in Section 3(2) of ERISA, including multiemployer plans, other than the Plan and a true and accurate copy of which has been provided to Pacific Capital. With respect to the Plan and its related trust (the "South Valley Trust"), as of the Effective Time, (i) the Plan will in all material respects be (and currently is) in compliance in form with all the applicable requirements of Section 401(a) of the IRC, and the form of the South Valley Trust will be exempt from income tax under Section 501(a) of the IRC; (ii) the Plan represents the adoption of a standardized prototype plan that received a favorable opinion letter ("Opinion Letter") from the Internal Revenue Service ("IRS") as to its form dated April 1, 1992; (iii) South Valley relies on such Opinion Letter as authorized under IRS Revenue Procedure 96-4 as support for the fact that the Plan is qualified under section 401(a) of the IRC; (iv) no contributions have exceeded the limitations set forth in Section 415 of the IRC; (v) required filings with the IRS and Department of Labor with respect to the Plan and the South Valley Trust for periods from inception and ending at or prior to the Effective Time will have been made by South Valley and the plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of
Section 4975 of the IRC; and (vii) there shall have been no action, claim or demand of any kind known to South Valley brought by any claimant or representative of such claimant under the Plan or South Valley Trust where South Valley may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in South Valley's June 30, 1996 financial statements or an insurer of South Valley has agreed to defend against and pay the amount of any resulting liability without reservation.

         (n) Collective Bargaining and Employment Agreements. Except as provided in this Agreement or as disclosed to Pacific Capital in the South Valley Disclosure Statement, South Valley does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by South Valley without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between South Valley and any current or former employees, and to the best of their knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         (o) Compensation of Officers and Employees. Except as disclosed to Pacific Capital in the South Valley Disclosure Statement and except as otherwise provided in this Agreement, (i) no officer or employee of South Valley or SVNB is receiving aggregate direct remuneration at a rate exceeding $65,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from South Valley, SVNB or Pacific Capital to any employee of South Valley or SVNB.

         (p) Legal Actions and Proceedings. Except as disclosed to Pacific Capital in writing prior to the date hereof, neither South Valley nor SVNB is a party to, or to the best of their knowledge threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and, to the best of South Valley's knowledge, neither South Valley nor SVNB is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by South Valley or SVNB of any amount in excess of $25,000, unless an insurer of South Valley has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by South Valley or SVNB of a monetary amount, which could materially adversely affect South Valley, SVNB or their respective businesses or properties or the transactions contemplated hereby. South Valley has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of South Valley, threatened against South Valley or SVNB.

         (q) Execution and Delivery of the Agreement.

                    (i) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of South Valley and, when this Agreement and the Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of South Valley common stock at a meeting of shareholders duly called and held, this Agreement and the Merger will be duly and validly authorized by all necessary corporate action on the part of South Valley.

                    (ii) This Agreement has been duly executed and delivered by South Valley and (assuming due execution and delivery by and enforceability against Pacific Capital) constitutes the legal and binding obligations of South Valley.

                    (iii) The execution and delivery by South Valley of this Agreement and the consummation of the transactions herein (A) do not violate any provision of the Articles of Incorporation or Bylaws of South Valley, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite South Valley shareholder approval referred to in Section 3.2(a) hereof, (3) due registration of the Pacific Capital Shares under the 1933 Act, (4) receipt of appropriate permits or approvals under applicable state securities laws, and (5) accuracy of the representations of Pacific Capital set forth herein), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which South Valley is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which South Valley is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or similar right of any third party upon any of the properties or assets of South Valley.

         (r) Insurance. South Valley and SVNB are and continuously since their respective inceptions have been, insured with reputable insurers against all risks normally insured against by corporations such as South Valley and national associations, and all of the insurance policies (including directors' and officers' liability insurance) and bonds maintained by South Valley are in full force and effect, and to the best of its knowledge, South Valley is not in material default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of South Valley, such insurance coverage is adequate for South Valley. Since December 31, 1990, there has not been any damage to, destruction of, or loss of any assets of South Valley not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of South Valley and SVNB taken as a whole.

         (s) Transactions With Affiliates. Except as may arise in the Ordinary Course of Business, South Valley has not extended credit, committed to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of South Valley, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under Regulation C of the 1933 Act. South Valley has not entered into any other transactions with the employees or directors of South Valley or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Pacific Capital in the South

Valley Disclosure Statement. Any such transactions have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

         (t) Information in Registration Statement. The information pertaining to South Valley which will be furnished to Pacific Capital for or on behalf of South Valley for inclusion in the Registration Statement, the Prospectus or the Proxy Statement (each as herein defined), or in the applications to be filed to obtain the Government Approvals (the "Applications"), will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of South Valley included in the Prospectus and Proxy Statement will present fairly in all material respects the financial condition and results of operations of South Valley at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. South Valley shall promptly advise Pacific Capital in writing if prior to the Effective Time South Valley shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

         (u) Accuracy of Representations and Warranties. No representation or warranty by South Valley, and no statement by South Valley in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Pacific Capital; provided, however, that information as of a later date shall automatically modify information as of an earlier date.

         (v) Loans. South Valley has disclosed to Pacific Capital in writing prior to the date hereof, and will promptly inform Pacific Capital of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of SVNB, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). South Valley has furnished and will continue to furnish to Pacific Capital true and accurate information concerning the loan portfolio of SVNB, and no material information with respect to the loan portfolio has been or will be withheld from Pacific Capital. All loans and investments of SVNB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Pacific Capital in writing or reserved for in the unaudited balance sheet of South Valley as of June 30, 1996, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. South Valley and SVNB do not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of South Valley and SVNB.

         (w) Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business or those securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the unaudited balance sheet of South Valley as of June 30, 1996, and none of the investments made by South Valley or SVNB since June 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of South Valley to freely dispose of such investment at any time.


         5. REPRESENTATIONS AND WARRANTIES OF PACIFIC CAPITAL.

         Pacific Capital represents and warrants to South Valley, except as disclosed to South Valley in writing on the date of this Agreement (the "Pacific Capital Disclosure Statement"), that:

         (a) Corporate Status and Power to Enter Into Agreements. Pacific Capital (i) is a corporation duly incorporated, validly existing and in good standing under the laws of California and is a registered bank holding company under the BHC Act, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Pacific Capital and the FRB, it has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, and (iii) is not subject to any directive, order (formal or informal) or agreement, of the FRB or any other regulatory authority having jurisdiction over its business or any of its assets or properties, and (iv) is in full compliance with any agreements, understandings or orders of the FRB or any other regulatory authority having jurisdiction over its business or any of its assets or properties. FNB (i) holds a currently valid license issued by the OCC to engage in business as a national association under the National Bank Act, and (ii) is not subject to any directive, order (formal or informal) or agreement, of the OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties, and (iii) is in full compliance with any agreements, understandings or orders of the OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Pacific Capital or FNB nor the location of their respective properties requires it to be licensed to do business in any jurisdiction other than the State of California.

         (b) Articles, Bylaws, Books and Records. The copies of the respective Articles of Incorporation or Association and Bylaws of Pacific Capital and FNB to be delivered to South Valley prior to the date hereof are complete and accurate copies thereof as in effect on the date hereof. The minute books of Pacific Capital and FNB made available to South Valley contain a complete and accurate record of all meetings of the Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Pacific Capital and FNB fairly reflect the material transactions to which Pacific Capital or FNB is a party or by which their respective properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation and Bylaws of Pacific Capital and the Articles of Association and Bylaws of FNB and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulatory authority to the extent required by law.

         (c) Compliance With Laws, Regulations and Decrees. To the best knowledge of Pacific Capital and FNB, each (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default in any material respects of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a national association, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on Pacific Capital or FNB taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) has all material approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Pacific Capital and FNB as now being conducted, and (v) has received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that Pacific Capital or FNB is not in material compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any licenses, franchise, permit or governmental authorization of Pacific Capital or FNB.

         (d) Capitalization. The authorized capital stock of Pacific Capital consists of 20,000,000 shares of common stock, without par value, of which 2,607,438 shares are duly authorized, fully paid, validly issued, nonassessable and are currently outstanding and 20,000,000 shares of preferred stock, without par value, of which no preferred shares are issued or outstanding. The authorized capital stock of FNB consists of 1,800,000 shares of FNB common stock, $5.00 par value, of which 1,800,000 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable registration or qualification provisions of state and federal securities laws. No other equity securities of Pacific Capital or FNB have been issued or are outstanding. There are currently outstanding options to purchase 169,319 shares of Pacific Capital Common Stock, at a weighted average exercise price of $16.36 per share, issued pursuant to the 1994 Stock Option Plan. There are currently outstanding options to purchase 89,306 shares of Pacific Capital Common Stock, at a weighted average exercise price of $14.50 per share, issued pursuant to the 1991 Directors Stock Option Plan. There are currently outstanding options to purchase 56,778 shares of Pacific Capital Common Stock, at a weighted average exercise price of $14.50 per share, issued pursuant to the 1984 Stock Option Plan. The foregoing option plans are referred to herein collectively as the "Pacific Capital Option Plans." Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. There are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Pacific Capital to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Pacific Capital common stock or any other equity security of Pacific Capital, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Pacific Capital common stock or any other equity security of Pacific Capital. Attached to the Pacific Capital Disclosure Statement is a list of all option holders and the number of vested and unvested options as of June 30, 1996. The outstanding common stock of Pacific Capital has been duly and validly registered with the Commission pursuant to the 1934 Act, to the extent required thereunder.

         (e) Equity Interests. Except as disclosed in the Pacific Capital Disclosure Statement or as collateral for outstanding loans held in its loan portfolio, Pacific Capital does not own, directly or indirectly, any equity interest in any bank, corporation, or other entity.

         (f) Financial Statements, Regulatory Reports. No financial statement or other document provided or to be provided to South Valley as required by Section 3.1(d) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Pacific Capital and FNB have filed all material documents and reports relating to Pacific Capital and/or FNB required to be filed by Pacific Capital or FNB with the Commission, the FRB, the OCC or any other governmental authority having jurisdiction over their businesses or any of their assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Pacific Capital required by governmental authorities and regulatory agencies having jurisdiction over Pacific Capital and FNB have been taken. Pacific Capital and FNB have not received notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that

Pacific Capital and/or FNB is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of Pacific Capital and/or FNB. Neither Pacific Capital nor FNB is subject to any order, agreement or written directive with any regulatory authority with respect to its assets or business except for matters of general application. Pacific Capital and FNB have paid all assessments made or imposed by any governmental agency. Pacific Capital shall make available to South Valley for inspection copies of all annual management letters and opinions and all reviews, correspondence and other documents in the files of Pacific Capital prepared by KPMG or any other certified public accountant engaged by Pacific Capital and delivered to Pacific Capital since January 1, 1991. The consolidated financial records of Pacific Capital have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Pacific Capital in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Pacific Capital.

         (g) Tax Returns.

                    (i) Pacific Capital has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Pacific Capital has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due and payable, except those that are being contested in good faith, which contested matters have been disclosed in writing to South Valley. Pacific Capital has not requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. There are no claims pending against Pacific Capital for any alleged deficiency in the payment of any taxes, and no pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Articles XIII.A of the California Constitution, of any real property owned in whole or in part by Pacific Capital or to the best of Pacific Capital's knowledge, of any real property leased by Pacific Capital.

                    (ii) Pacific Capital shall deliver to South Valley when available, copies of all its and its subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994 and 1993.

                    (iii) No consent has been filed relating to Pacific Capital pursuant to Section 341(f) of the IRC.

         (h) Material Adverse Change. Except as reflected on Pacific Capital's financial statements issued prior to the date hereof and delivered to South Valley or as otherwise disclosed in writing by Pacific Capital to South Valley prior to the date hereof, since December 31, 1995, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Pacific Capital and FNB taken as a whole (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of Pacific Capital or that has had or, to Pacific Capital's knowledge, can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of Pacific Capital and FNB taken as a whole, except in the Ordinary Course of Business; or (v) no disposition by Pacific Capital of one or more assets that, individually or in the aggregate, are material to Pacific Capital and FNB taken as a whole, except sales of assets in the Ordinary Course of Business.

         (i) No Undisclosed Liabilities. Except for items for which reserves have been established in the unaudited consolidated balance sheets of Pacific Capital as of June 30, 1996, since such date Pacific Capital has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business. Pacific Capital has not knowingly made nor shall make any representations or covenants in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the stock of Pacific Capital has been declared, set aside or paid, nor have any shares of the stock of Pacific Capital been purchased, redeemed or otherwise acquired, directly or indirectly, by Pacific Capital since June 30, 1996.

         (j) Properties and Leases.

                    (i) Pacific Capital and FNB have good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the Pacific Capital unaudited consolidated balance sheet as of June 30, 1996 (except property held as lessee under leases entered into since June 30, 1996 and disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since June 30, 1996 in the Ordinary Course of Business), except (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the Pacific Capital unaudited consolidated balance sheet as of June 30, 1996, or as currently shown on the books and records of Pacific Capital and which do not interfere with or impair the present and continued use, or (c) immaterial exceptions disclosed in title reports and preliminary title reports, copies of which shall be provided to South Valley. All tangible properties of Pacific Capital conform in all material respects with all applicable ordinances, regulations and zoning laws. All material tangible properties of Pacific Capital and FNB are in a good state of maintenance and repair and are adequate for the current business of Pacific Capital. No properties of Pacific Capital or FNB and, to the best of Pacific Capital's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or, to the best of Pacific Capital's knowledge, threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To Pacific Capital's knowledge, Pacific Capital and FNB do not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by Pacific Capital or FNB, to the best of Pacific Capital's knowledge, neither Pacific Capital nor FNB has controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

                    (ii) All properties held by Pacific Capital or FNB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Pacific Capital or FNB, and Pacific Capital or FNB, as the case may be, enjoys quiet and peaceful possession of such leased property. Pacific Capital is not in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                    (iii) Except as disclosed to South Valley in the Pacific Capital Disclosure Statement, all of Pacific Capital's and FNB's rights and obligations under the leases referred to in Section 5(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement. Where required, Pacific Capital shall use its best efforts to obtain, prior to the Effective Date, the consent of all parties to any such transactions.

         (k) Material Contracts. Except as disclosed to South Valley in the Pacific Capital Disclosure Statement and excluding loans, lines of credit, loan commitments or letters of credit to which Pacific Capital or FNB is a party, neither Pacific Capital nor FNB is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to it of more than $50,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither Pacific Capital nor FNB is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to South Valley pursuant to this Section 5(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto. No power of attorney or similar authorization given directly or indirectly by Pacific Capital is currently outstanding.

         (l) Employment Contracts and Benefits.

                    (i) Pacific Capital shall provide to South Valley access to all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Pacific Capital and FNB (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to South Valley any Board of Directors' minutes (or committee minutes) from meetings held within the five-year period ending as of the Closing authorizing, approving or guaranteeing such plans and contracts.

                    (ii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) of Pacific Capital which is subject to the reporting, disclosure and record retention requirements set forth in the IRC and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been met in all material respects on a timely basis.

                    (iii) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) of Pacific Capital which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                    (1) Any act or omission constituting a material violation of
         Section 402 of ERISA;

                    (2) Any act or omission constituting a material violation of
         Section 403 of ERISA;

                    (3) Any act or  omission  by  Pacific  Capital or any of its
         subsidiaries,   or  by  any  director,  officer  or  employee  thereof,
         constituting a material violation of Sections 404 and 405 of ERISA;

                    (4) To the best of Pacific Capital's knowledge, any act or omission by any other person constituting a material violation of Sections 404 or 405 of ERISA;

                    (5) Any act or omission which constitutes a material violation of Sections 406 or 407 of ERISA and is not exempted by
         Section  408 of ERISA or which  constitutes  a  material  violation  of
         Section 4975(c) of the IRC and is not exempted by Section 4975(d) of the IRC; or

                    (6) Any act or omission constituting a material violation of Sections 503, 510 or 511 of ERISA.

                    (iv) All contributions, premiums or other payments due from Pacific Capital and its subsidiaries to (or under) any employee benefit plan of Pacific Capital have been fully paid or adequately provided for on the audited financials for the year ended December 31, 1995 and the unaudited financials for the period ended June 30, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in all material respects in accordance with GAAP consistently applied on a reasonable basis.

                    (v) Each employee benefit plan of Pacific Capital complies in all material respects with all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

                    (vi) Each employee benefit plan of Pacific Capital complies in all material respects with all applicable requirements of (A) the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder.

                    (vii) Pacific Capital shall disclose in writing to South Valley the names of each director, officer and employee of Pacific Capital and FNB.

         (m) Compliance With ERISA. Pacific Capital has not, since its inception, either maintained or contributed to an employee pension benefit plan, as defined in Section 3(2) of ERISA, including multiemployer plans, other than the Pacific Capital 401(k) Plan (the "Pacific Capital Plan") and a true and accurate copy of which has been provided to South Valley. With respect to the Pacific Capital Plan and its related trust (the "Trust"), as of the Effective Time, (i) the Pacific Capital Plan will in all material respects be (and currently is) in compliance in form with all the applicable requirements of
Section 401(a) of the IRC, and the form of Trust will be exempt from income tax under Section 501(a) of the IRC; (ii) the Pacific Capital Plan represents the adoption of a standardized prototype plan that received a favorable opinion letter ("Opinion Letter") from the Internal Revenue Service ("IRS") as to its form dated April 1, 1992; (iii) Pacific Capital relies on such Opinion Letter as authorized under IRS Revenue Procedure 96-4 as support for the fact that the Pacific Capital Plan is qualified under section 401(a) of the IRC; (iv) no contributions have exceeded the limitations set forth in Section 415 of the IRC;
(v) required filings with the IRS and Department of Labor with respect to the Pacific Capital Plan and the Trust for periods from inception and ending at or prior to the Effective Time will have been made by Pacific Capital and the plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vii) there shall have been no action, claim or demand of any kind known to Pacific Capital brought by any claimant or representative of such claimant under the Pacific Capital Plan or Trust where Pacific Capital may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in Pacific Capital's June 30, 1996 financial statements or an insurer of Pacific Capital has agreed to defend against and pay the amount of any resulting liability without reservation.

         (n) Collective Bargaining and Employment Agreements. Except as provided in this Agreement or as disclosed to South Valley in the Pacific Capital Disclosure Statement, Pacific Capital does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by Pacific Capital without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between Pacific Capital and any current or former employees, and to the best of their knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         (o) Compensation of Officers and Employees. Except as disclosed to South Valley in the Pacific Capital Disclosure Statement and except as otherwise provided in this Agreement, (i) no officer or employee of Pacific Capital or FNB is receiving aggregate direct remuneration at a rate exceeding $65,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Pacific Capital, FNB or Pacific Capital to any employee of Pacific Capital or FNB.

         (p) Legal Actions and Proceedings. Except as disclosed to South Valley in writing prior to the date hereof, neither Pacific Capital nor FNB is a party to, or, to the best of their knowledge, threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and to the best of Pacific Capital's knowledge, neither Pacific Capital nor FNB is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Pacific Capital or FNB of any amount in excess of $50,000, unless an insurer of Pacific Capital has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Pacific Capital or FNB of a monetary amount, which could materially adversely affect Pacific Capital, FNB or their respective businesses or properties or the transactions contemplated hereby. Pacific Capital has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of Pacific Capital, threatened against Pacific Capital or FNB.

         (q) Execution and Delivery of the Agreement.

                    (i) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of Pacific Capital and, when this Agreement and the Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital common stock at a meeting of shareholders duly called and held, this Agreement and the Merger will be duly and validly authorized by all necessary corporate action on the part of Pacific Capital.

                    (ii) This Agreement has been duly executed and delivered by Pacific Capital and (assuming due execution and delivery by and enforceability against Pacific Capital) constitutes the legal and binding obligations of Pacific Capital.

                    (iii) The execution and delivery by Pacific Capital of this Agreement and the consummation of the transactions herein (A) do not violate any provision of the Articles of Incorporation or Bylaws of Pacific Capital, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite Pacific Capital shareholder approval referred to in Section 3.1(h) hereof, (3) due registration of the Pacific Capital Shares under the 1933 Act, (4) receipt of appropriate permits or approvals under applicable state securities laws, and (5) accuracy of the representations of Pacific Capital set forth herein), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Pacific Capital is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Pacific Capital is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or similar right of any third party upon any of the properties or assets of Pacific Capital.

         (r) Insurance. Pacific Capital and FNB are and continuously since their respective inceptions have been, insured with reputable insurers against all risks normally insured against by corporations such as Pacific Capital and national associations, and all of the insurance policies (including directors' and officers' liability insurance) and bonds maintained by Pacific Capital are in full force and effect, and to the best of its knowledge, Pacific Capital is not in material default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Pacific Capital, such insurance coverage is adequate for Pacific Capital. Since December 31, 1990, there has not been any damage to, destruction of, or loss of any assets of Pacific Capital not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Pacific Capital and FNB taken as a whole.

         (s) Transactions With Affiliates. Except as may arise in the Ordinary Course of Business, Pacific Capital has not extended credit, committed to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of Pacific Capital, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under Regulation C of the 1933 Act. Pacific Capital has not entered into any other transactions with the employees or directors of Pacific Capital or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to South Valley in the Pacific

Capital Disclosure Statement. Any such transactions have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

         (t) Information in Registration Statement. The information pertaining to Pacific Capital in the Registration Statement, the Prospectus or the Proxy Statement (each as herein defined), or in the Applications, will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Pacific Capital included in the Prospectus and Proxy Statement will present fairly in all material respects the financial condition and results of operations of Pacific Capital at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. Pacific Capital shall promptly advise South Valley in writing if prior to the Effective Time Pacific Capital shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

         (u) Accuracy of Representations and Warranties. No representation or warranty by Pacific Capital, and no statement by Pacific Capital in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to South Valley; provided, however, that information as of a later date shall automatically modify information as of an earlier date.

         (v) Loans. Pacific Capital has disclosed to South Valley in writing prior to the date hereof, and will promptly inform South Valley of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of FNB, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Pacific Capital has furnished and will continue to furnish to South Valley true and accurate information concerning the loan portfolio of FNB, and no material information with respect to the loan portfolio has been or will be withheld from South Valley. All loans and investments of FNB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to South Valley in writing or reserved for in the unaudited balance sheet of Pacific Capital as of June 30, 1996, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Pacific Capital and FNB do not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Pacific Capital and FNB.

         (w) Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business or those securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the unaudited balance sheet of Pacific Capital as of June 30, 1996, and none of the investments made by Pacific Capital or FNB since June 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Pacific Capital to freely dispose of such investment at any time.


         6. SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.

         (a) Preparation and Filing of Registration Statement. Pacific Capital shall promptly prepare and file with the Commission (i) the Registration Statement as defined in Section 3.1(a) above under and pursuant to the provisions of the 1933 Act for the purpose of registering the Pacific Capital Shares and, (ii) shall prepare and file, one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of shares of common stock of Pacific Capital to which the option holders of South Valley shall be entitled to receive pursuant to Section 2.6 above on the Effective Date. Pacific Capital and South Valley shall promptly prepare a proxy statement (the "Proxy Statement") which shall be part of the Registration Statement for the purpose of submitting this Agreement and the Merger (including the principal terms thereof) to the shareholders of South Valley and Pacific Capital for their approval. South Valley and Pacific Capital shall cooperate in all reasonable respects with regard to the preparation of the Proxy Statement. The Proxy Statement in definitive form is expected to serve as the prospectus (the "Prospectus") to be included in the

Registration Statement. Pacific Capital and South Valley shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Registration Statement, the Prospectus or the Proxy Statement, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement, the Prospectus and the Proxy Statement.

         (b) Effectiveness of Registration Statement. Pacific Capital and South Valley shall use their best efforts to have the Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act on or before the Effective Date, and thereafter they shall distribute at their own cost the Proxy Statement to holders of their common stock in accordance with applicable laws and their Articles of Incorporation and Bylaws.

         (c) Sales and Resales of Common Stock. Pacific Capital shall not be required to maintain the effectiveness of the Registration Statement for the purpose of sale or resale of the Pacific Capital Shares by any person.

         (d) Rule 145. Securities representing Pacific Capital Shares issued to persons deemed to be affiliates of South Valley (as determined by counsel to Pacific Capital) under Rule 145 of the Rules and Regulations under the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders and may bear a restrictive legend in substantially the following form:

         The security represented by this instrument has been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies. The security represented by this instrument may not be sold, hypothecated, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration under the 1933 Act, (ii) in a transaction permitted by the Commission's Rule 145; (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer, is not required to be registered under the 1933 Act, or (iv) pursuant to an applicable no action letter or interpretative release.

Should any opinion of counsel described in clause (ii) of the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Pacific Capital will upon request substitute unlegended securities and remove any stop transfer orders. Pacific Capital shall timely file annual and quarterly reports pursuant to all applicable securities laws.

         7. CONDITIONS TO THE OBLIGATIONS OF PACIFIC CAPITAL.

         The obligations of Pacific Capital under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Pacific Capital at any time at or prior to the Effective Time:

         (a) Representations and Warranties. The representations and warranties of South Valley in Section 4 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date and does not contain any material inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on the business, financial condition, results of operations or prospects of South Valley and SVNB taken as a whole.

         (b) Compliance and Performance Under Agreement. South Valley shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it at or prior to the Effective Date. Each of the directors of South Valley also shall have performed and complied in all material respects with all of the terms and conditions of the undertaking referred to in Section 3.2(a) above.

         (c) Material Adverse Change. Except as disclosed to Pacific Capital in writing prior to the date hereof, no material adverse change shall have occurred since December 31, 1995, in the business, financial condition, properties, results of operations or prospects of South Valley and SVNB taken as a whole and South Valley shall not be a party to or, so far as South Valley is aware, threatened with, and to South Valley's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Pacific Capital, such legal action or proceeding could materially adversely affect South Valley and SVNB or their business, financial condition, properties, results of operations or prospects taken as a whole.

         (d) Approval of Agreement. This Agreement and the Merger shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of South Valley Common Stock at the meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 3.2(a) hereof and by the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock at the meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 3.1(h) hereof.

         (e) Officer's Certificate. Pacific Capital shall have received a certificate, dated the Effective Date, signed on behalf of South Valley by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions in Sections 7(a)- (c) and as to the approval of the shareholders of South Valley in Section 7(d) have been satisfied.

         (f) Opinion of Counsel. The counsel of South Valley shall have delivered to Pacific Capital an opinion in substantially the form attached hereto as Exhibit F.

         (g) Absence of Legal Impediment. No significant legal impediment to the Merger shall have arisen and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement.

         (h) Effectiveness of Registration Statement. The Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         (i) Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Government Approval shall have been satisfied; provided, however, that no Government
Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement Pacific Capital in its reasonable judgment shall deem to be materially burdensome (in which case Pacific Capital shall promptly notify South Valley). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not (A) require the taking of any action materially inconsistent with the manner in which Pacific Capital or South Valley has conducted its business previously, (B) have a material adverse effect upon the business, financial condition or results of operations of Pacific Capital or South Valley, or (C) preclude satisfaction of any of the material conditions to consummation of the transactions contemplated by this Agreement.

         (j) Tax Opinion. Pacific Capital and South Valley shall have received an opinion of Pacific Capital's counsel or independent accountants, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to Pacific Capital and its counsel, substantially to the effect that under federal income tax law and California income and franchise tax law:

                    (i) The Merger will not result in any recognized gain or loss to Pacific Capital or South Valley;

                    (ii) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of South Valley Shares who receive Pacific Capital Shares in exchange for the South Valley Shares which they hold;

                    (iii) The holding period of Pacific Capital Shares exchanged for South Valley Shares will include the holding period of the South Valley Shares for which it is exchanged, assuming the shares of South Valley Shares are capital assets in the hands of the holder thereof at the Effective Date; and

                    (iv) The basis of the Pacific Capital Shares received in the exchange will be the same as the basis of the South Valley Shares for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

         (k) Dissenting Shares. The aggregate number of shares of South Valley Common Stock and Pacific Capital Common Stock held by persons who have taken all of the steps required at or prior to the shareholders' meetings referenced in Sections 3.2(a) and 3.1(h), respectively, to perfect their right (if any) to be paid the value of such shares under the GCL shall not exceed 9% of the outstanding shares of South Valley Common Stock and Pacific Capital Common Stock.

         (l) Unaudited Financials. Not later than three business days prior to the Effective Date, South Valley shall have furnished Pacific Capital a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income and statement of cash flows of South Valley, each prepared in accordance with GAAP. At least five business days prior to the Effective Time, all attorneys, accountants, investment bankers and other advisors and agents for South Valley shall have submitted to South Valley (with a copy to Pacific Capital) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, South Valley shall have prepared and submitted to Pacific Capital a summary of such fees and expenses for the transaction which shall be reflected in the foregoing financial statement. At the Effective Time, (i) such advisors shall have submitted their final bills for such fees and expenses to South Valley for services rendered, with a copy to be delivered to Pacific Capital, and based on such summary, South Valley shall have prepared and submitted to Pacific Capital a final calculation of such fees and expenses, (ii) South Valley shall have accrued and paid the amount of such fees and expenses as calculated above after Pacific Capital has been given an opportunity to review all such bills and calculation of such fees and expenses, and (iii) such advisors shall have released Pacific Capital from liability for any fees and expenses.

         (m) Closing Documents. Pacific Capital shall have received from South Valley such certificates and other closing documents as counsel for Pacific Capital shall reasonably request.

         (n) Consents. South Valley shall have received, or Pacific Capital shall have satisfied itself that South Valley will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to South Valley, in each case in form and substance reasonably satisfactory to Pacific Capital, and no such consent or license or permit shall have been withdrawn or suspended.

         (o) Additions to SVNB Board of Directors. South Valley shall have taken any actions necessary to have SVNB amend its Bylaws or to take any other actions to increase the number of authorized directors on SVNB's board to permit the appointment of three additional directors to be designated by Pacific Capital at least five business days prior to the Closing Date.

         (p) Pooling-of-Interests Accounting. Pacific Capital shall have determined and shall have received a letter from KPMG to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the Commission. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

         (q) Compliance Examinations. Prior to the Effective Date, South Valley shall have taken corrective action, if any, recommended by or resulting from its most recent compliance examinations and any significant regulatory compliance violations shall have been corrected by South Valley prior to the Effective Date.

         (r) Regulatory Examination. Prior to the Effective Date, South Valley shall be in compliance with all requirements, if any, arising from its most recent safety and soundness regulatory examination.

         (s) Accountant's Letter. Pacific Capital shall have received letters addressed to Pacific Capital from Deloitte & Touche LLP pursuant to the provisions of Section 3.2(f)(iv).

         8. CONDITIONS TO THE OBLIGATIONS OF SOUTH VALLEY.

         The obligations of South Valley under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of South Valley at any time at or prior to the Effective Time:

         (a) Representations and Warranties. The representations and warranties of Pacific Capital in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date and does not contain any material inaccuracies or omissions the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on the business, financial condition, results of operations or prospects of Pacific Capital and FNB taken as a whole.

         (b) Compliance and Performance Under Agreement. Pacific Capital and its subsidiaries shall have performed and complied in all material respects with all of the terms of this Agreement required to be performed or complied with by them at or prior to the Effective Time. Each of the directors of Pacific Capital also shall have performed and complied in all material respects with the terms and conditions of the undertaking referred to in Section 3.1(h) above.

         (c) Material Adverse Change. Except as disclosed to South Valley in writing prior to the date hereof, no material adverse change shall have occurred since December 31, 1995, in the business, financial condition, properties, results of operations or prospects of Pacific Capital and FNB taken as a whole, and Pacific Capital shall not be a party to or so far as Pacific Capital is aware, threatened with, and to Pacific Capital's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if in the reasonable judgment of South Valley, such legal action or proceeding could materially adversely affect Pacific Capital and FNB or its business, financial condition, properties, results of operations or prospects taken as a whole.

         (d) Approval of Agreement. This Agreement and the Merger shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of South Valley Common Stock at a meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 3.2(a) hereof and by the affirmative vote of the holders of a majority of the outstanding shares of Pacific Capital Common Stock at the meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 3.1(h) hereof.

         (e) Officer's Certificate. South Valley shall have received a certificate, dated the Effective Date, signed on behalf of Pacific Capital by its President and Chief Executive Officer and Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8(a)-(c) and as to the approval of the Shareholders of Pacific Capital in Section 8(d) hereof.

         (f) Opinion of Counsel. The counsel of Pacific Capital shall have delivered to South Valley an opinion in substantially the form attached hereto as Exhibit G.

         (g) Effectiveness of Registration Statement. The Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         (h) Government Approvals. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such Government Approval shall have been satisfied.

         (i) Tax Opinion. Pacific Capital and South Valley shall have received the opinions referred to in Section 7(j) hereof which opinions shall meet the requirements of such Section.

         (j) Closing Documents. South Valley shall have received from Pacific Capital such certificates and other closing documents as counsel for South Valley shall reasonably request.

         (k) Absence of Legal Impediment. No significant legal impediment to the Merger shall have arisen and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement.

         (l) Fairness Opinions. The Board of Directors of South Valley shall have received an opinion of Hoefer & Arnett, Incorporated dated the date of this Agreement within three business days of the effective date of the Registration Statement and if requested by South Valley, the Closing Date to the effect that the terms of the Merger are fair, from a financial point of view, to South Valley and its shareholders and such opinion shall not have been withdrawn prior to the Effective Date.

         (m) Pooling-of-Interests Accounting Treatment. South Valley shall have determined and shall have received a letter from Deloitte & Touche LLP to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the Commission. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

         (n) Additions to Pacific Capital Board of Directors. Pacific Capital shall have amended its Bylaws or taken any other action necessary to increase the number of authorized directors on its board to permit the appointment of three additional directors to be designated by South Valley and acceptable to Pacific Capital at least five business days prior to the Closing Date.

         (o) Dissenting Shares. The aggregate number of shares of South Valley Common Stock and Pacific Capital Common Stock held by persons who have taken all of the steps required at or prior to the shareholders' meetings referenced in Sections 3.2(a) and 3.1(h), respectively, to perfect their right (if any) to be paid the value of such shares under the GCL shall not exceed 9% of the outstanding shares of South Valley Common Stock and Pacific Capital Common Stock.

         (p) Nasdaq National Market Listing. Pacific Capital shall have obtained designation of Pacific Capital Common Stock, including shares of Pacific Capital Common Stock issued pursuant to this Agreement, as a Nasdaq National Market security.

         (q) Accountant's Letter. South Valley shall have received letters addressed to South Valley from KPMG prepared pursuant to the provisions of
Section 3.1(d)(iv).


         9. CLOSING.

         (a) Closing Date. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by Pacific Capital and South Valley, be held at the offices of Graham & James, 1 Maritime Plaza, San Francisco, California on the Effective Date. In no event shall the Closing be later than sixty (60) days after the Effective Date.

         (b) Delivery of Documents. At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

         (c) Filings. At the Closing, Pacific Capital and South Valley shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Pacific Capital and South Valley to give effect to the Merger.


         10. EXPENSES.

         Pacific Capital and South Valley hereto agree to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by each such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of this Agreement, the Registration Statement, Prospectus and the Proxy Statement (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. South Valley shall bear its own costs of printing and distributing (including postage) the Proxy Statement to its shareholders and other information relating to these transactions.


         11. AMENDMENT; TERMINATION.

         (a) Amendment. This Agreement and the Merger Agreement may be amended by Pacific Capital and South Valley at any time prior to the Effective Time without the approval of the shareholders of Pacific Capital and shareholders of South Valley with respect to any of their terms except the terms relating to the form or amount of consideration to be delivered to the South Valley shareholders in the Merger.

         (b) Termination. This Agreement and the Merger Agreement may be terminated as follows:

                    (i) By the mutual consent of the Boards of Directors of both Pacific Capital and South Valley at any time prior to the consummation of the Merger.

                    (ii) By the Board of Directors of Pacific Capital on or after December 31, 1996, if (A) any of the conditions in Section 7 to which the obligations of Pacific Capital are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived by Pacific Capital and South Valley shall have failed to complete the Merger.

                    (iii) By the Board of Directors of Pacific Capital if (A) after the date of South Valley's Disclosure Statement, Pacific Capital has become aware of any facts or circumstances of which it was not previously aware and which materially adversely affect South Valley and SVNB or their respective business, properties, results of operations, financial condition or prospects (taken as a whole), (B) a material adverse change shall have occurred since December 31, 1995, in the business, properties, financial condition, results of operations or prospects of South Valley and SVNB taken as a whole, (C) there has been a material breach (including any material anticipatory breach) on the part of South Valley of its obligations under this Agreement, or any material breach (including any material anticipatory breach) of any covenants or conditions contained in this Agreement which, in either event, has not been cured as provided in Section 11(d), or (D) the provisions of Section 3.2(j)(iv) become operable.

                    (iv) By the Board of Directors of South Valley on or after December 31, 1996, if (A) any of the conditions contained in Section 8 to which the obligations of South Valley are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but Pacific Capital shall have failed to complete the Merger; provided, however, that if Pacific Capital is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental Approvals or if Pacific Capital shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give South Valley the right to terminate this Agreement until the earlier of (A) eight (8) months after the date of this Agreement and (B) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto.

                    (v) By the Board of Directors of South Valley if (A) after the date of Pacific Capital's Disclosure Statement South Valley has become aware of any facts or circumstances of which it was previously not aware and which materially adversely affect Pacific Capital and FNB or their respective business, properties, results of operations, financial condition or prospects (taken as a whole), (B) a material adverse change shall have occurred since December 31, 1995 in the business, properties, financial condition, results of operations or prospects of Pacific Capital and FNB taken as a whole, (C) there has been a material breach (including any material anticipatory breach) on the part of Pacific Capital of its obligations under this Agreement or any material breach (including any material anticipatory breach) of any conditions or covenants contained in this Agreement, which, in either event, has not been cured as provided in Section 11(d), (D) Pacific Capital fails to comply with the provisions of Section 3.1(f) or (E) South Valley fails to accept the Exchange Ratio or the parties fail to renegotiate the Exchange Ratio as provided in Section 2.1(c)(1).

         (c) Notice. The power of termination hereunder may be exercised by Pacific Capital or South Valley, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

         (d) Breach of Obligations. If there has been a material breach by either party of the representations, covenants, agreements or other obligations contained herein which shall not have been cured within twenty (20) business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

         (e) Termination and Expenses. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10, to maintain the confidentiality of the other party's information pursuant to Section 3.3, or the provisions of this Section 11(e) or of Sections 12(a), (d) or (e) or the second sentence of Section 12(b) below and shall not affect any agreement after such termination. If this Agreement shall be terminated by Pacific Capital pursuant to Section 11(b)(iii)(D), or if a
Business Combination involving South Valley occurs within twelve (12) months following termination of this Agreement pursuant to Section 11(b) as a result of the interference of a third party or group who thereafter attempts to acquire South Valley, South Valley shall pay to Pacific Capital, on demand, the sum of $1,000,000. If this Agreement shall be terminated by South Valley pursuant to
Section 11(b)(v)(D) or if Pacific Capital terminates this Agreement notwithstanding the fact that all terms and conditions of this Agreement have been satisfied by South Valley and no event has occurred which provides Pacific Capital the right under this Agreement to terminate the Agreement, Pacific Capital shall pay to South Valley, on demand, the sum of $1,000,000. Any payment required pursuant to this Section 11(e) shall be paid no more than two business days after demand by the party entitled to make such demand by wire transfer of immediately available federal funds. Except as otherwise provided in this Agreement South Valley and Pacific Capital agree that any termination of this Agreement shall not in any manner release or be construed as so releasing either party from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' failure in performance of any of its covenants or agreements hereunder.

         12. MISCELLANEOUS.

         (a) Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight express or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

  To Pacific Capital:                            To South Valley:

  D. Vernon Horton, Chairman                     Roger Knopf, Chairman
  Pacific Capital Bancorp                        Brad L. Smith, President &
  1001 South Main Street                           Chief Executive Officer
  Salinas, California  93902-1786                South Valley Bancorporation
                                                 8000 Santa Teresa Boulevard
  Clayton C. Larson, President                   Gilroy, California  95020
  Pacific Capital Bancorp
  495 Washington Street
  P.O. Box 2718
  Monterey, California  93942

  With a copy to:                                With a copy to:

  James E. Topinka, Esq.                         Glenn T. Dodd, Esq.
  Graham & James LLP                             Bronson, Bronson & McKinnon LLP
  One Maritime Plaza, Suite 300                  10 Almaden Boulevard, Suite 600
  San Francisco, California  94111               San Jose, CA  95113-2237

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         (b) Binding Agreement. This Agreement is binding upon and is for the benefit of Pacific Capital and South Valley and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto (except as provided in Section 3.1(g)), and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

         (d) Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         (e) Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

         (f)   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Waivers. Prior to or at the Effective Time, each of Pacific Capital and South Valley shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself. Any requests for waivers or waivers granted pursuant to this Section 12(g) shall be in accordance with the provisions of
Section 12(a) hereof.

         (h) No Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall terminate on the Closing.

         (i) Knowledge. Wherever the term "to the best knowledge" or similar terms are used in this Agreement in connection with a party's representations or warranties, it shall mean actual knowledge after due inquiry of a party's executive officers.

         Pacific Capital and South Valley have each caused this Agreement and Plan of Reorganization to be signed by its authorized officer and attested by the signature of its Secretary all as of the day and year first written above.

ATTEST:                          PACIFIC CAPITAL BANCORP



/s/ James L. Gattis              /s/ Clayton C. Larson
- -----------------------          ------------------------------------------
Secretary                        Clayton C. Larson,
                                 President and Chief Administrative Officer

ATTEST:                          SOUTH VALLEY BANCORPORATION


/s/ Sandra L. Ogle               /s/ Brad L. Smith
- -----------------------          ------------------------------------------
Secretary                        Brad L. Smith,
                                 President and Chief Executive Officer

                                                                         ANNEX B
                                FAIRNESS OPINION

July 18, 1996

Members of the Board of Directors
South Valley Bancorporation
500 Tennant Station
Morgan Hill, CA  95037

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of South Valley Bancorporation ("South Valley") of the Exchange Ratio, as defined in the Agreement and Plan of Reorganization, dated as of July 19, 1996 (the "Agreement"), in the proposed merger (the "Merger") of South Valley with and into Pacific Capital Corporation ("Pacific Capital"), pursuant to the Agreement and subject to the terms and conditions therein, each holder of common stock of South Valley will receive, in exchange for common stock of South Valley, Pacific Capital common stock in the ratio of 0.92 shares of Pacific Capital common stock for each share of South Valley common stock subject certain adjustments as described in the Agreement.

We have acted for South Valley and for the Board of Directors as financial advisor in connection with this transaction and will receive a fee for our services. We have not previously provided investment banking and financial advisory services to South Valley or Pacific Capital. We currently are a market maker in South Valley and Pacific Capital Common Shares.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders and Annual Reports on Form 10-K of South Valley and Pacific Capital for the year ended December 31, 1995; (iii) Quarterly Reports on Form 10-Q of Pacific Capital and quarterly FDIC Call reports for South Valley and Pacific Capital for the quarters ended March 31, 1996 and June 30, 1996; (iv) certain other publicly available financial and other information concerning South Valley and Pacific Capital and the trading markets for the publicly traded securities of South Valley and Pacific Capital; (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (vi) evaluations and analyses prepared and presented to the Board of Directors of South Valley or a committee thereof in connection with this business combination with Pacific Capital. We have held discussions with senior management of South Valley and of Pacific Capital concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of South Valley earnings projections for 1996 for South Valley as a stand-alone entity, assuming the Merger does not occur, prepared by South Valley. We reviewed with the senior management of Pacific Capital earnings projections for 1996 for Pacific Capital as a stand-alone entity, assuming the Merger does not occur prepared by Pacific Capital, as well as projected operating cost savings expected to be achieved in the years 1997 through 2000 resulting from the Merger. We have also reviewed with the managements of South Valley and Pacific Capital earnings growth assumptions for the years 1997 through 2000 for their respective companies. Certain pro forma financial projections for the years 1996 through 2000 for the combined entity were derived by us based upon the

South Valley Bancorporation
July 18, 1996
Page 2



projections and growth assumptions discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by us based upon the projections discussed above and believed by us to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of South Valley and Pacific Capital as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for South Valley and Pacific Capital are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of South Valley or Pacific Capital, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling-of-interest) described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Shares of South Valley of the Exchange Ratio in the Merger and does not address South Valley's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of South Valley and Pacific Capital, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for South Valley and for Pacific Capital; (ii) the assets and liabilities of South Valley and Pacific Capital, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

South Valley Bancorporation
July 18, 1996
Page 3



It is understood that this letter is for the information of the Board of Directors of South Valley only and may not be relied upon by any other person or used for any other purpose without our prior written consent. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of South Valley with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Shares of South Valley.

Very truly yours,



HOEFER & ARNETT INCORPORATED

                                                                         ANNEX C
                       CALIFORNIA GENERAL CORPORATION LAW

SS. 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4)  Which  the  dissenting   shareholder  has  submitted  for
endorsement, in accordance with Section 1302.



                                       1.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SS. 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SS. 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the


                                       2.

shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SS. 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SS. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.


                                       3.

SS. 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SS. 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to an other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.


                                       4.

SS. 1307. DIVIDENDS ON DISSENTING SHARES

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SS. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

         Except as expressly limited in this chapter, holders of dissenting shares continue to have an the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SS. 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b)  The  shares  are  transferred   prior  to  their   submission  for
enforcement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SS. 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.


                                       5.

SS. 1311. EXEMPT SHARES

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SS. 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.


                                       6.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Article Fifth of the Registrant's Restated Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article Fifth of the Registrant's Bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law. The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 21.  Exhibits and Financial Statement Schedules.

         (A)  Exhibits.

                      Exhibit
                      Number
                      -------
                         2.1 Agreement and Plan of Reorganization between the Registrant and South Valley, dated as of July 18, 1996 (included as Annex A to the Joint Proxy Statement/Prospectus (without certain exhibits).

                         3.1 Articles of Incorporation of Pacific Capital Bancorp as amended to date.1

                         3.2 Bylaws of Pacific Capital Bancorp as amended to date.2

                         5.1       Opinion of Graham & James LLP.

                        10.1       Lease  for  601  Abrego   Street,   Monterey,
                                   Premises.3

                        10.2 Lease for 1001 South Main Street, Salinas, Banking office.2

                        10.3 Lease dated December 15, 1988 by and between First National Bank of Central California and James L. Gattis for 307 Main Street, Salinas Old Town Office.2

                        10.4       Lease dated May 1, 1985 by and between  First
                                   National  Bank  of  Central   California  and
                                   Pacific Capital Bancorp.4

                        10.5       Pacific   Capital   Bancorp   Employee  Stock
                                   Ownership Plan and Trust Agreement.5

                        10.6       Master  Equipment  Lease  Agreement   between
                                   First National Bank of Central California and Parker North American Corporation.5

                        10.7 Lease dated September 22, 1986 between First National Bank of Central California and The Saunders Company.5

                        10.8       Matrix  Funding   Corporation   Master  Lease
                                   Agreement.1

                        10.9 Lease dated January 24, 1989 by and between First National Bank of Monterey County and Stanley R. Haynes.6

                        10.10 Executive Salary Continuation Agreement entered into August 22, 1989 by and between First National Bank of Monterey County and Clayton C. Larson.6

                        10.11 Executive Salary Continuation Agreement entered into August 22, 1989 by and between First National Bank of Monterey County and D. Vernon Horton.6

                        10.12 Executive Salary Continuation Agreement entered into August 22, 1989 by and between First National Bank of Monterey County and Dennis A. DeCius.6

                        10.13 Amendment No. One to Pacific Capital Bancorp Employee Stock Ownership Plan.6

                        10.14 Amendment No. Two to Pacific Capital Bancorp Employee Stock Ownership Plan.7

                        10.15      Amendment   No.  Three  to  Pacific   Capital
                                   Bancorp Employee Stock Ownership Plan.7

                        10.16 Lease dated August 10, 1990 by and between the Trustees of the Stanley Family Trust and Pacific Capital Bancorp for Carmel Office.(TM)7

                        10.17 Assignment of Lease dated November 1, 1990 by and between Pacific Capital Bancorp and First National Bank of Monterey-County for Carmel Office.7

                        10.18 Lease dated November 12, 1990 by and between First National Bank of Monterey County and Carmel Monterey Travel for Premises located at 601 Abrego Street, Monterey, California.7

                        10.19 Prunetree Shopping Center Lease dated June 28, 1988 by and between Dennis R. Keith and Pajaro Valley Bancorporation.7

                        10.20 Lease dated June 21, 1990 by and between Saucito Land Co. and First National Bank of Monterey County.7

                        10.22 Amendment No. Four to Pacific Capital Bancorp Employee Stock Ownership Plan.7

                        10.23 Amendment dated May 20, 1991 to Lease dated December 15, 1988 by and between First National Bank of California and James L. Gattis for 307 Main Street, Salinas Old Town Office.8

                        10.24      Pacific  Capital  Bancorp   Directors'  Stock
                                   Option   Plan  and   Form  of  Stock   Option
                                   Agreement.8

                        10.26 Pacific Capital Bancorp 1984 Stock Option Plan and Forms of Agreements as amended to date.8

                        10.30 Business Recovery Services Agreement dated September 30, 1991 by and between First National Bank of California and J.D.B. & Associates, Inc.8

                        10.31 Consolidated Agreement dated December 17, 1991 by and between First National Bank of California and Unisys with Equipment Sale Agreement, Software License Agreement and Product License Agreement by and between
                                   First National Bank of California and Information Technology, Inc.8

                        10.32 Fidelity and Deposit Company of Maryland Directors and Officers Liability Insurance Policy including Bank Reimbursement.8

                        10.33 Fidelity and Deposit Company of Maryland Financial Institution Bond.8

                        10.34 Lease dated January 28, 1993 by and between J.W. and R.W. McClellan, Partners, and First National Bank of Central California.9

                        10.35 Exercise of Lease Option as of September 19, 1992 by and between First National Bank of Central California and James L. Gattis.9

                        10.36 Software License Agreement and Product License Agreements dated March 3, 1993 by and between First National Bank of Central California and Information Technology, Inc.9

                        10.37 Lease dated November 18, 1993 by and between Hazel Graven and Vines Stewart and First National Bank of Central California.9

                        10.38 Software License Agreement for Platform Transfer Module and Interface dated September 15, 1993 by and between First National Bank of Central California and Information Technology, Inc. California and Information Technology, Inc.9

                        10.39 Equipment Sale Agreement dated December 16, 1993 by and between First National Bank of Central California and Information Technology, Inc.9

                        10.40 Asset/Liability Management Software Agreement dated December 31, 1993 by and between First National Bank of Central California and Profitstar, Inc.9

                        10.41 Applications dated December 28, 1993 by First National Bank of Central California to become a member of the California Bankers Clearing House Association.9

                       10.42 Consolidated Agreement for the purchase of computer hardware dated December 20, 1993 by and between First National Bank of Central California and Unisys Corporation.9

                        10.43      Employment   Agreement  dated  May  22,  1993
                                   between   First   National  Bank  of  Central
                                   California and D.Vernon Horton.9

                        10.44      Employment   Agreement  dated  May  22,  1993
                                   between   First   National  Bank  of  Central
                                   California and Clayton C. Larson.9

                        10.45      Employment   Agreement  dated  May  22,  1993
                                   between   First   National  Bank  of  Central
                                   California and Dennis A. DeCius.9

                        10.46 Pacific Capital Bancorp 1994 Stock Option Plan and Form of Incentive and Non- Qualified Stock Option Agreements.9

                        10.47 Amendment No. Five to Pacific Capital Bancorp Employee Stock Ownership Plan and Trust.9

                        10.48 Pacific Capital Bancorp 401(k) Profit Sharing Plan.10

                        10.49 Equipment Sale Agreement dated March 22, 1995, by and between First National Bank of Central California and Information Technology, Inc.10

                        10.50 Equipment Sale Agreement dated February 2, 1996, by and between First National Bank of Central California and Information Technology, Inc.11

                        10.51 Standard Form of Agreement between Owner (Pacific Capital Bancorp) and Contractor (Daniels & House Construction Co.) for the renovation of existing building and construction of new addition for First National Bank of Central California at 1001
                                   S. Main Street, Salinas, CA, 93901, dated June 15, 1996.11

                        10.52 Employee Welfare Benefit Plan Agreement dated January 1, 1995, between Pacific Capital
                                   Bancorp and Great-West Life & Annuity Insurance Co.11

                        13. Pacific Capital Bancorp 1995 Annual Report to Shareholders (parts not incorporated by reference are furnished for informational purposes only and are not filed herewith).

                        21. Subsidiaries of Pacific Capital Bancorp (incorporated by reference from Pacific Capital Bancorp's annual report on Form 10-K for the year ended December 31, 1995).

                        23.1 Consent of KPMG Peat Marwick LLP (Pacific Capital Bancorp).

                        23.2 Consent of Deloitte & Touche LLP (South Valley Bancorporation).

                        23.3       Consent of Graham & James LLP.

                        23.4       Consent of Hoefer & Arnett Incorporated.

                        24         Power of Attorney.

                        99.1 Form of proxy to be used in soliciting shareholders of Pacific Capital Bancorp for its Special Meeting of Shareholders.

                        99.2 Form of proxy to be used in soliciting shareholders of South Valley Bancorporation for its Special Meeting of Shareholders.

- --------------------------------

 1. Filed as Exhibits 3.1, 10.21 and 10.32, respectively, to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1988, which are incorporated by reference.

 2. Filed as Exhibits 3.2 and 10.17, respectively, to the Registrant's Annual Report on Form 10-K (File No. 2- 87513) for the fiscal year ended December 31, 1984, which are incorporated by reference.

 3. Filed as Exhibit to the Registrant's Registration Statement on Form S-18 (Registration No. 2-87513), which is incorporated by reference.

 4. Filed as Exhibit 10.20 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1985, which is incorporated by reference.

 5. Filed as Exhibits 10.24 through 10.26, respectively, to Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1986, which are incorporated by reference.

 6.      Filed  as  Exhibits   10.20  through   10.24,   respectively,   to  the
         Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1989, which are incorporated by reference.

 7. Filed as Exhibits 10.25 through 10.32 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1990, which are incorporated by reference.

 8. Filed as Exhibits 10.23 through 10.34 to the Registrant's Annual Report on Form 10-K (File No. - 13528) for the fiscal year ended December 31, 1991, which are incorporated by reference.

 9. Filed as Exhibits to the Registrant's Registration Statement on Form S-8 (File No. 33-83848) as filed on September 8, 1994, and Amendment No. 1 to Form S-8 as filed on November 15, 1994.

10. Filed as Exhibits 10.47 through 10.48 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1994, which are incorporated by reference.


11. Filed as Exhibits 10.47 through 10.48 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1994, which are incorporated by reference.

        (B)  Financial Statement Schedules:  Not applicable.

Item 22.  Undertakings.

        (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (4) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (5) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (8) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on the 14th day of August, 1996.


                                              PACIFIC CAPITAL BANCORP


                                              By: /s/  Clayton C. Larson
                                                 ------------------------------
                                                       Clayton C. Larson
                                                       President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Clayton C. Larson, D. Vernon Horton and Dennis A. De Cius, jointly and severally, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                Title                                    Date
      ---------                                -----                                    ----

/s/ CHARLES E. BANCROFT             Director                                      August 14, 1996
- ---------------------------
Charles E. Bancroft


/s/ DENNIS A. DeCIUS                Executive Vice President and Chief            August 14, 1996
- ---------------------------         Financial Officer (Principal Financial
Dennis A. DeCius                    Officer and Principal Accounting
                                    Officer)


/s/ GENE DiCICCO                    Director                                      August 14, 1996
- ---------------------------
Gene DiCicco


/s/ LEWIS L. FENTON                 Director                                      August 14, 1996
- --------------------------
Lewis L. Fenton



                                      II-8



/s/ GERALD T. FRY                   Director                                      August 14, 1996
- --------------------------
Gerald T. Fry


/s/ JAMES L. GATTIS                 Director and Secretary                        August 14, 1996
- --------------------------
James L. Gattis


/s/ STANLEY R. HAYNES               Director                                      August 14, 1996
- --------------------------
Stanley R. Haynes


/s/ D. VERNON HORTON                Chairman of the Board, Chief                  August 14, 1996
- --------------------------          Executive Officer (Principal
D. Vernon Horton                    Executive Officer) and Director


/s/ HUBERT W. HUDSON                Director                                      August 14, 1996
- --------------------------
Hubert W. Hudson


/s/ WILLIAM J. KELLER               Director                                      August 14, 1996
- --------------------------
William J. Keller


/s/ CLAYTON C. LARSON               President, Chief Administrative               August 14, 1996
- --------------------------          Officer, and Director
Clayton C. Larson


/s/ WILLIAM S. McAFEE               Director                                      August 14, 1996
- --------------------------
William S. McAfee


/s/ WILLIAM H. POPE                 Director                                      August 14, 1996
- -------------------------
William H. Pope


/s/ WILLIAM K. SAMBRAILO            Director                                      August 14, 1996
- -------------------------
William K. Sambrailo


/s/ ROBERT B. SHEPPARD              Director                                      August 14, 1996
- ------------------------
Robert B. Sheppard


/s/ CLYN SMITH, JR.                 Director                                      August 14, 1996
- ------------------------
Clyn Smith, Jr.


                                INDEX TO EXHIBITS

Exhibits denoted with an asterisk under Sequentially Numbered Page indicate that the document was previously filed and is not filed with this Registration
Statement.


Exhibit                                                                                  Sequentially
Number                                  Exhibit                                          Numbered Page
- -------                                 -------                                          -------------
  2.1           Agreement and Plan of Reorganization between the Registrant and South Valley, dated as of July 18, 1996 (included as
                Annex A to the Joint Proxy Statement/Prospectus without
                certain exhibits).                                                            --

  3.1           Articles of Incorporation of Pacific Capital Bancorp
                as amended to date.1/                                                        (*)

  3.2           Bylaws of Pacific Capital Bancorp as amended to date.2/                      (*)

  5.1           Opinion of Graham & James LLP.                                              II-16

 10.1           Lease for 601 Abrego Street, Monterey, Premises.3/                           (*)

 10.2           Lease for 1001 South Main Street, Salinas, Banking office.2/                 (*)

 10.3           Lease dated December 15, 1988 by and between First                           (*)
                National Bank of Central California and James L. Gattis
                for 307 Main Street, Salinas Old Town Office.2/

 10.4           Lease dated May 1, 1985 by and between First National Bank
                of Central California and Pacific Capital Bancorp.4/                         (*)

 10.5           Pacific Capital Bancorp Employee Stock Ownership Plan and
                Trust Agreement.5/                                                             (*)

 10.6           Master Equipment Lease Agreement between First National Bank
                of Central California and Parker North American Corporation.5/               (*)

 10.7           Lease dated September 22, 1986 between First National Bank of
                Central California and The Saunders Company.5/                               (*)

 10.8           Matrix Funding Corporation Master Lease Agreement.1/                         (*)

 10.9           Lease dated January 24, 1989 by and between First National                   (*)
                Bank of Monterey County and Stanley R. Haynes.6/

10.10           Executive Salary Continuation Agreement entered into                         (*)
                August 22, 1989 by and between First National Bank of
                Monterey County and Clayton C. Larson.6/

10.11           Executive Salary Continuation Agreement entered into                         (*)
                August 22, 1989 by and between First National Bank of
                Monterey County and D. Vernon Horton.6/

                                      II-10



Exhibit                                                                                  Sequentially
Number                                  Exhibit                                          Numbered Page
- -------                                 -------                                          -------------


10.12           Executive Salary Continuation Agreement entered into                         (*)
                August 22, 1989 by and between First National Bank of
                Monterey County and Dennis A. DeCius.6/

10.13           Amendment No. One to Pacific Capital Bancorp                                 (*)
                Employee Stock Ownership Plan.6/

10.14           Amendment No. Two to Pacific Capital Bancorp                                 (*)
                Employee Stock Ownership Plan.7/

10.15           Amendment No. Three to Pacific Capital Bancorp                               (*)
                Employee Stock Ownership Plan.7/

10.16           Lease dated August 10, 1990 by and between the                               (*)
                Trustees of the Stanley Family Trust and Pacific
                Capital Bancorp for Carmel Office.(TM) 7/

10.17           Assignment of Lease dated November 1, 1990 by and between                    (*)
                Pacific Capital Bancorp and First National
                Bank of Monterey-County for Carmel Office.7/

10.18           Lease dated November 12, 1990 by and between                                 (*)
                First National Bank of Monterey County and Carmel
                Monterey Travel for Premises located at 601 Abrego
                Street, Monterey, California.7/

10.19           Prunetree Shopping Center Lease dated June 28, 1988                          (*)
                by and between Dennis R. Keith and Pajaro Valley
                Bancorporation.7/

10.20           Lease dated June 21, 1990 by and between Saucito                             (*)
                Land Co. and First National Bank of Monterey County.7/

10.22           Amendment No. Four to Pacific Capital Bancorp                                (*)
                Employee Stock Ownership Plan.7/

10.23           Amendment dated May 20, 1991 to Lease dated                                  (*)
                December 15, 1988 by and between First National Bank of
                California and James L. Gattis for 307 Main Street,
                Salinas Old Town Office.8/

10.24           Pacific Capital Bancorp Directors' Stock Option Plan                         (*)
                and Form of Stock Option Agreement.8/

10.26           Pacific Capital Bancorp 1984 Stock Option Plan                               (*)
                and Forms of Agreements as amended to date.8/


                                      II-11



Exhibit                                                                                  Sequentially
Number                                  Exhibit                                          Numbered Page
- -------                                 -------                                          -------------

10.30           Business Recovery Services Agreement dated                                   (*)
                September 30, 1991 by and between First National Bank of
                California and J.D.B. & Associates, Inc.8/

10.31           Consolidated Agreement dated December 17, 1991                               (*)
                by and between First National Bank of California and Unisys with Equipment Sale Agreement, Software License Agreement and
                Product License Agreement by and between First National Bank of
                California and Information Technology, Inc.8/

10.32           Fidelity and Deposit Company of Maryland Directors and                       (*)
                Officers Liability Insurance Policy including Bank Reimbursement.8/

10.33           Fidelity and Deposit Company of Maryland Financial                           (*)
                Institution Bond.8/

10.34           Lease dated January 28, 1993 by and between J.W. and R.W.                    (*)
                McClellan, Partners, and First National Bank of Central
                California.8/

10.35           Exercise of Lease Option as of September 19, 1992 by and                     (*)
                between First National Bank of Central California and James L.
                Gattis.9/

10.36           Software License Agreement and Product License Agreements dated              (*)
                March 3, 1993 by and between First National Bank of Central
                California and Information Technology, Inc.9/

10.37           Lease dated November 18, 1993 by and between Hazel Graven                    (*)
                and Vines Stewart and First National Bank of Central California.9/

10.38           Software License Agreement for Platform Transfer Module and                  (*)
                Interface dated September 15, 1993 by and between First National
                Bank of Central California and Information Technology, Inc.
                California and Information Technology, Inc.9/

10.39           Equipment Sale Agreement dated December 16, 1993 by and                      (*)
                between First National Bank of Central California and
                Information Technology, Inc.9/

10.40           Asset/Liability Management Software Agreement dated                          (*)
                December 31, 1993 by and between First National Bank of
                Central California and Profitstar, Inc.9/

10.41           Applications dated December 28, 1993 by First National Bank                  (*)
                of Central California to become a member of the California
                Bankers Clearing House Association.9/


                                      II-12



Exhibit                                                                                  Sequentially
Number                                  Exhibit                                          Numbered Page
- ------                                  -------                                          -------------


10.42           Consolidated Agreement for the purchase of computer hardware                 (*)
                dated December 20, 1993 by and between First National Bank of Central California and Unisys Corporation.9/

10.43           Employment Agreement dated May 22, 1993 between                              (*)
                First National Bank of Central California and D. Vernon Horton.9/

10.44           Employment Agreement dated May 22, 1993 between                              (*)
                First National Bank of Central California and Clayton C. Larson.9/

10.45           Employment Agreement dated May 22, 1993 between                              (*)
                First National Bank of Central California and Dennis A. De Cius.9/

10.46           Pacific Capital Bancorp 1994 Stock Option Plan and Form of                   (*)
                Incentive and Non-Qualified Stock Option Agreements.9/

10.47           Amendment No. Five to Pacific Capital Bancorp Employee                       (*)
                Stock Ownership Plan and Trust.9/

10.48           Pacific Capital Bancorp 401(k) Profit Sharing Plan.10/                          (*)

10.49           Equipment Sale Agreement dated March 22, 1995, by and                        (*)
                between First National Bank of Central California and
                Information Technology, Inc.10/

10.50           Equipment Sale Agreement dated February 2, 1996, by and between              (*)
                First National Bank of Central California and Information
                Technology, Inc.11/

10.51           Standard Form of Agreement between Owner (Pacific Capital                    (*)
                Bancorp) and Contractor (Daniels & House Construction Co.)
                for the renovation of existing building and construction
                of new addition for First National Bank of Central California at 1001 S. Main Street, Salinas, CA, 93901, dated June 15, 1996.11/

10.52           Employee Welfare Benefit Plan Agreement dated January 1, 1995,               (*)
                between Pacific Capital Bancorp and Great-West Life &
                Annuity Insurance Co.11/

13.             Pacific Capital Bancorp 1995 Annual Report to Shareholders                   (*)
                (parts not incorporated by reference are furnished for informational purposes only and are not filed herewith).

19.             Not applicable.                                                              (*)

21.             Subsidiaries of Pacific Capital Bancorp (incorporated by reference from Pacific Capital Capital Bancorp's annual report on Form 10-K
                for the year ended December 31, 1995).                                       (*)

                                      II-13



Exhibit                                                                                  Sequentially
Number                                  Exhibit                                          Numbered Page
- ------                                  -------                                          -------------


 23.1           Consent of KPMG Peat Marwick LLP (Pacific Capital Bancorp).                 II-18

 23.2           Consent of Deloitte & Touche LLP (South Valley Bancorporation).             II-19

 23.3           Consent of Graham & James LLP.                                              II-20

 23.4           Consent of Hoefer & Arnett Incorporated.                                    II-21

 24             Power of Attorney.                                                          II-8

 99.1           Form of proxy to be used in soliciting shareholders of South
                Valley Bancorporation for its Special Meeting of Shareholders.              II-22

 99.2           Form of proxy to be used in soliciting shareholders of
                Pacific Capital Bancorp for its Special Meeting of Shareholders.            II-24
- ----------------------

- --------------------------------

 1. Filed as Exhibits 3.1, 10.21 and 10.32, respectively, to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1988, which are incorporated by reference.

 2. Filed as Exhibits 3.2 and 10.17, respectively, to the Registrant's Annual Report on Form 10-K (File No. 2- 87513) for the fiscal year ended December 31, 1984, which are incorporated by reference.

 3. Filed as Exhibit to the Registrant's Registration Statement on Form S-18 (Registration No. 2-87513), which is incorporated by reference.

 4. Filed as Exhibit 10.20 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1985, which is incorporated by reference.

 5. Filed as Exhibits 10.24 through 10.26, respectively, to Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1986, which are incorporated by reference.

 6.      Filed  as  Exhibits   10.20  through   10.24,   respectively,   to  the
         Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1989, which are incorporated by reference.

 7. Filed as Exhibits 10.25 through 10.32 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1990, which are incorporated by reference.

 8. Filed as Exhibits 10.23 through 10.34 to the Registrant's Annual Report on Form 10-K (File No. - 13528) for the fiscal year ended December 31, 1991, which are incorporated by reference.

 9. Filed as Exhibits to the Registrant's Registration Statement on Form S-8 (File No. 33-83848) as filed on September 8, 1994, and Amendment No. 1 to Form S-8 as filed on November 15, 1994.

10. Filed as Exhibits 10.47 through 10.48 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1994, which are incorporated by reference.


11. Filed as Exhibits 10.47 through 10.48 to the Registrant's Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1994, which are incorporated by reference.



                                      II-15